Exhibit 10.1

25 FIRST STREET

THE DAVENPORT

CAMBRIDGE, MASSACHUSETTS

L  E  A  S  E

FROM

25 FIRST STREET, LLC, A DELAWARE

LIMITED LIABILITY COMPANY

TO

HUBSPOT, INC., A DELAWARE CORPORATION

LIST OF EXHIBITS. The following Exhibits are a part of this Lease and are incorporated herein by reference.

Exhibit A	Legal Description of the Lot

Exhibit B	Floor Plan

Exhibit C	Workletter

Exhibit C-1	Escrow Agreement

Exhibit D	List of Mortgagees

Exhibit E	Form of Lease Commencement Date Agreement

Exhibit F	Rules and Regulations

Exhibit G	Tenant’s Exterior Signage Plan

LEASE AGREEMENT

THIS INSTRUMENT IS A LEASE AGREEMENT between the Landlord and the Tenant named below, which relates to space in the project to be known as The Davenport Building, having an address of 25 First Street, Cambridge, Massachusetts.

Landlord and Tenant hereby agree with each other as follows:

ARTICLE 1

BASIC LEASE PROVISIONS

1.1	BASIC DATA. The following terms shall have the following meanings:

Date of this Lease:	March 10, 2010

Landlord:	25 First Street, LLC
a Delaware limited liability company

Tenant:	Hubspot, Inc.
a Delaware corporation

Lot:	The land described on Exhibit A, known as 25 First
Street, Cambridge, Massachusetts

Building:	The building and other improvements constructed on the Lot.

Premises:	37,451 rentable square feet, on the second floor of the Building, substantially as shown on Exhibit B.

Suite:	Nos. 200, ____ and ____

Lease Commencement Date:	August 1, 2010

Rent Commencement Date:	February 1, 2011

Term or Lease Term:	Five (5) years

Extension Option:	One (1) period of three (3) years, as provided in Section 3.2.

Permitted Use:	General business office use

Lease Year:	Any twelve (12) month period during the term of this Lease commencing as of the Lease Commencement Date (except that if the Lease Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Lease Commencement Date to the first anniversary of the last day of the month in which the Lease Commencement Date occurs), or as of the day following the end of the previous Lease Year.

Annual Fixed Rent:	(a) Lease Year	Annual Rate per Rentable Square Foot	Annual Fixed Rent	Monthly Payment

	1	$30.00	$1,123,530.00	$93,627.50

	2	$31.00	$1,160,981.00	$96,748.42

	3	$32.00	$1,198,432.00	$99,869.33

	4	$33.00	$1,235,883.00	$102,990.25

	5	$34.00	$1,273,334.00	$106,111.17

	(b) During the extension option period (if exercised), as determined pursuant to Section 3.2.

Additional Rent:	All charges and other sums payable by Tenant as set forth in this Lease, in addition to Annual Fixed Rent.

Common Areas:	As defined in Section 2.2.

Total Rentable Floor Area of the Building:	220,399 square feet

Tenant Improvement Allowance
(Landlord’s Contribution):	$1,460,589.00 or $39.00/RSF, as set forth in Exhibit C

Broker(s):	Cushman & Wakefield of Massachusetts, Inc. and T3 Advisors

Security Deposit:	$750,000.00, subject to reduction as set forth in Section 16.27 hereof

ARTICLE 2

PREMISES

2.1	DEMISE AND LEASE OF PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises. The Premises shall not include any Common Areas.

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2.2	COMMON AREAS AND LANDLORD’S RESERVED RIGHTS.

(A)      Tenant shall have the non-exclusive right to use in common with others, subject to the terms of this Lease, the following areas (“Common Areas”): (a) the common lobbies, corridors, stairways, elevators and mechanical, janitorial and electrical rooms of the Building, and the pipes, ducts, shafts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others, (b) the loading areas serving the Building and the common walkways and driveways necessary for access to the Building, and (c) if the Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby of such floor. The Building amenities available to Tenant shall include a Grand Atrium common area, exposed brick and beam environment, client service liaison and shower facilities. Landlord agrees that the Grand Atrium and the first floor common conference room will remain a part of the Building throughout the Term hereof (subject to such modifications as Landlord may deem necessary or desirable from time to time) and that, subject to availability, Tenant may utilize the same for functions and the like subject to Tenant not then being in default of this Lease and signing the Landlord’s standard form of License with regard to such usage, which License would include provisions regarding reimbursement to Landlord for charges including insurance coverage, security, clean-up, etc. Tenant shall pay actual costs incurred by Landlord in connection with Tenant’s use of the Grand Atrium and common conference room. Notwithstanding anything to the contrary herein contained, Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to Tenant’s premises, but Landlord shall not be unreasonable in denying such access. If Landlord permits such access, Landlord may condition such access upon the payment to Landlord by the service provider of fees assessed by Landlord in its reasonable discretion.

(B)      Landlord reserves the right, provided the same is done without unreasonable interference with Tenant’s use, to install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant fixtures, wherever located. Except in the case of emergencies or for normal cleaning or maintenance, Landlord agrees to use reasonable efforts to give Tenant reasonable advance notice of any of the foregoing which require work in the Premises.

(C)      Landlord reserves all rights of ownership and use in all respects outside the Premises. Landlord shall have the right to change and rearrange the Common Areas, to change, relocate and eliminate facilities therein, to permit the use of or lease all or part thereof for exhibitions and displays and to sell, lease or dedicate all or part thereof to public use; and further to make changes in the Building and other structures and improvements on the Lot, except the Premises; as long as Tenant at all times has reasonable access to the Building and Premises and adequate use and enjoyment thereof pursuant to this Lease.

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ARTICLE 3

LEASE TERM, EXTENSION OPTION AND RIGHTS TO ADDITIONAL SPACE

3.1	TERM. The Term of this Lease shall be the period specified in Section 1.1 hereof as the “Lease Term”, unless sooner terminated or extended as herein provided.

3.2	EXTENSION OPTION.

(A)      On the conditions that, both at the time of exercise of the option to extend and as of the commencement of the Extended Term in question: (i) there exists no Event of Default, (ii) this Lease is still in full force and effect, and (iii) Hubspot, Inc., itself, a Permitted Tenant Successor, and/or Tenant Affiliates occupy one hundred percent (100%) of the Rentable Floor Area of the Premises, then Tenant shall have the right to extend the Term hereof form the original expiration date hereof for one (1) periods of three (3) years. Such option period is sometimes referred to as the “Extended Term.” Such extension shall be on all of the terms and conditions of this Lease, except that the Annual Fixed Rent shall be equal to the Fair Market Rental Value, as determined below, as of the commencement of the Extended Term, and Landlord has no obligation to provide any construction allowance or to perform any work to the Premises as a result of such extension.

(B)      In order to exercise the option to extend the Term, Tenant shall give notice (“Tenant’s Extension Notice”) thereof to Landlord, not earlier than fifteen (15) months nor later than twelve (12) months prior to the expiration of the then-current Term of this Lease, whereupon Landlord shall tell Tenant the proposed Annual Fixed Rent for the Extended Term (“Landlord’s Quotation”). Such Tenant’s Extension Notice shall be irrevocable. Landlord and Tenant shall attempt to agree on the Annual Fixed Rent for the Extended Term within thirty (30) days after Landlord’s Quotation (the “Negotiation Period”). If Landlord and Tenant have not so agreed and executed a written instrument evidencing such agreement within the Negotiation Period, then Landlord and Tenant shall each, within seven (7) days from the expiration of the Negotiation Period, designate an independent, licensed real estate broker, who shall have at least ten (10) years’ experience as a licensed real estate broker specializing in commercial leasing and who shall be familiar with the commercial real estate market in which the Building is located. Said brokers shall each determine the Fair Market Rent for the Premises within fifteen (15) days. If the lower of the two determinations is not less than ninety-five percent (95%) of the higher of the two determinations, then the Fair Market Rent shall be the average of the two determinations. If the lower of the two determinations is less than ninety-five percent (95%) of the higher of the two determinations, then the two brokers shall render separate written reports of their determinations and within fifteen (15) days thereafter the two brokers shall appoint a third broker with like qualifications. Such third broker shall be furnished the written reports of the first two brokers. Within fifteen (15) days after the appointment of the third (3rd) broker, the third broker shall appraise the Fair . Market Rent. The Fair Market Rent for purposes of this Section shall equal the average of the two closest determinations; provided, however, that (a) if any one determination is agreed upon by any two of the brokers, then the Fair Market Rent shall be such determination, and (b) if any one determination is equidistant from the other two determinations, then the Market Rent shall be such middle determination. The Annual Fixed Rent for the Extended Term in question shall be the Fair Market Rent as so determined. Landlord and Tenant shall each bear the cost of its broker and shall share

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equally the cost of the third broker. Among the factors to be considered in determining Fair Market Rent shall be the rental rates then being obtained for renewal leases for similar space in office buildings of similar quality, in similar locations, that are of comparable age to the Building and are leased to first-class private sector tenants. All determinations shall reflect market conditions expected to exist as of the date Annual Fixed Rent based on Fair Market Rent is to commence.

(C)      Upon the timely giving of Tenant’s Extension Notice, the term of this Lease shall be automatically extended for the Extended Term without the execution of any additional documents, and all references to the Lease Term or the Term of this Lease shall mean the Lease Term, as so extended, unless the context clearly otherwise requires. As soon as it is determined, Landlord and Tenant agree to enter into an document setting forth the Annual Fixed Rent for the Extended Term. If Tenant shall not timely give Tenant’s Extension Notice, then Tenant’s extension option shall be void and of no further force and effect.

3.3	RIGHT OF FIRST OFFER.

(A)      Tenant shall have a one time first right of offer (the “Right of First Offer”) on the Additional Space (as hereafter defined) during the initial Term hereof (the “Offer Period”) on the terms and conditions hereinafter set forth. Before leasing such space to any third party during the Offer Period, Landlord shall notify Tenant of the anticipated availability during the Offer Period of any second (2nd) or third (3rd) floor space in the Building which is vacant and not leased as of the execution of this Lease (the “Additional Space”), which notice (an “Offer Notice”) shall constitute an offer to Tenant to lease all of the Additional Space so offered pursuant to the terms hereof The Offer Notice shall identify the space available and the rental rate and other terms and conditions (collectively, the “Terms”) under which Landlord in good faith intends to offer such space to third parties (which terms shall be consistent with market conditions). Tenant may exercise its Right of First Offer by notifying Landlord within five (5) business days after receipt of an Offer Notice of Tenant’s election to lease the Additional Space. If Tenant elects to lease the Additional Space within the period provided, the lease of the Additional Space shall commence on the later of thirty (30) days after Tenant’s exercise of such election, or such later date as may be stated in the Offer Notice. The lease of the Additional Space shall be upon all of the terms and conditions of this Lease, except that (i) the Rent and Term thereof shall be as stated in the Offer Notice and (ii) the amount of the Security Deposit shall be proportionately increased as a result of the demise of such Additional Space to Tenant. Notwithstanding anything in the foregoing to the contrary, the Additional Space shall not include a) the ROFR Additional Space (defined below), which space shall instead be subject to the Right of First Refusal set forth in section 3.4 below; or b) Additional Space of less than 1,000 rentable square feet offered separately from other Additional Space.

(B)      Upon determination that the tenant will be leasing the Additional Space pursuant to the foregoing, the parties agree to execute an amendment to the Lease acknowledging the same and setting forth the Rent and Term for the Additional Space. Subject to the terms of the Lease regarding construction on the Premises and if the Additional Space is

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then vacant, Tenant may enter the Additional Space during the thirty (30) day period following Tenant’s election to lease the Additional Space for the purpose of making tenant improvements to the Additional Space, such use to be at no rental cost to Tenant; provided however that if Tenant occupies the Additional Space for its intended purpose, the commencement date for the term for such Additional Space shall be deemed instead to be the occupancy date. If Tenant fails to elect timely to lease the Additional Space described in any Offer Notice, Landlord shall be entitled at any time thereafter and from time to time to lease the Additional Space so offered (except for the Middle Pod, which shall be governed by the provisions stated below) to any party without need of notifying Tenant or reoffering the Additional Space to Tenant, i.e., any failure of Tenant to exercise this Right of First Offer shall cause the entire Right of First Offer to lapse, as fully as if the Right of First Offer had never existed (subject to the provisions regarding the Middle Pod, as stated below). In the event Tenant does timely exercise its Right of First Offer each time Additional Space is offered to it, Tenant’s Right of First Offer for other Additional Space shall remain viable and continue in full force an effect. Notwithstanding anything in the foregoing to the contrary, the Right of First Offer as provided above shall not lapse with respect to that certain 8,330 square foot suite of space located in the middle of the second floor of the Building (the “Middle Pod”) (as shown on Exhibit B attached hereto), until an Offer Notice shall have been given to Tenant by Landlord with respect to the Middle Pod specifically (whether standing alone, or together with an Offer of other Additional Space). If Tenant fails to elect timely to lease the Middle Pod Space described in any Offer Notice, Landlord shall be entitled at any time thereafter and from time to time to lease the Middle Pod Space so offered to any party without need of notifying Tenant or reoffering the Middle Pod Space to Tenant, i.e., any failure of Tenant to exercise this Right of First Offer as to the Middle Pod shall cause the Right of First Offer to lapse as to the Middle Pod Space, as fully as if the Right of First Offer had never existed; provided, however, that in such event if Landlord shall fail to, or decline to, lease such Middle Pod space within six (6) months of the commencement date set forth in the Offer Notice for the Middle Pod Space, then the relevant Offer Notice shall be deemed not to have been given with respect to the Middle Pod Space (only), and Tenant shall continue to have a Right of First Offer for such Middle Pod Space (but not with respect to other Additional Space).

(C)      In order for Tenant’s exercise of the Right of First Offer to be effective (or for Landlord’s duty to provide an Offer Notice to exist) at the time of Landlord’s Offer Notice and at the time the term for the Additional Space is to commence, this Lease must be in full force and effect and Tenant shall not be in default at either time of any of the terms, covenants, or conditions of this Lease beyond any applicable cure period; and provided further that Tenant must then be occupying at least seventy-five (75%) percent of the Premises and has not sublet any of the Premises or assigned this Lease.

(D)      Any timely exercise by Tenant of this Right of First Offer shall be irrevocable as of the date that the notice to exercise the Right of First Offer is given.

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3.4	RIGHT OF FIRST REFUSAL.

(A)      Provided there is not an Event of Default under this Lease on the date that this right of first refusal is exercised, or Tenant’s lease of such space commences, Tenant shall have a one time right of first refusal to lease the ROFR Additional Space (as herein after defined), when and if it becomes available, subject to the existing rights of other tenants of the Building. The “ROFR Additional Space” shall mean that certain space located on the second floor of the Building known as the “tail space” and measuring approximately five thousand seven hundred sixty-three (5,763) rentable square feet of space, which space is so identified on Exhibit B attached hereto. For the purpose of this Section, the “date that the right of first refusal is exercised” shall mean the date the Tenant timely gives the Landlord notice of Tenant’s election to exercise, as provided in Subsection (B) below.

(B)      Upon the receipt by Landlord of a bona fide proposal from a third party to lease the ROFR Additional Space (which proposal is acceptable to Landlord in good faith; the “Acceptable Third Party Proposal”), Landlord shall notify Tenant in writing of such interest and the material terms of such Acceptable Third Party Proposal (a “Third Party Notice”). Tenant shall respond to the Landlord in writing within seven (7) business days of the receipt of the Third Party Notice, indicating its exercise or lack of intent to exercise the rights under this Section. Tenant’s failure to exercise this Right of First Refusal by notice to Landlord within the seven (7) business day period set forth above will entitle Landlord to lease the ROFR Additional Space to any third party, without liability to Tenant or need of notifying Tenant or reoffering said ROFR Additional Space to Tenant; and, in that event, Tenant shall have no further rights as to the ROFR Additional Space, provided, however, that in the event that Landlord shall fail or decline to lease such space within six (6) months of the commencement date set forth in the Third Party Notice, then the Third Party Notice shall be deemed not to have been given and Tenant shall have one (1) additional opportunity (but, under no circumstance, more than one additional opportunity) to receive a Third Party Notice and to exercise this Right of First Refusal with respect to the ROFR Additional Space. Time is of the essence of this provision.

(C)      Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no right of first refusal with respect to any other space in the Building or, except as expressly stated above, more than one opportunity to exercise this Right of First Refusal.

(D)      If Tenant exercises its Right of First Refusal pursuant to this Section, Tenant shall lease the ROFR Additional Space on the same terms and conditions as the Premises are leased under this Lease, except as modified by the Third Party Notice, including:

(i)	The term for the ROFR Additional Space shall be the same as that set forth in the Third Party Notice;

(ii)	The commencement date for the ROFR Additional Space shall be the later of thirty (30) days after Tenant’s exercise of such election or, if any, such later date as identified in the Third Party Notice;

(iii)	The ROFR Additional Space shall be taken by Tenant “As Is”; and

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(iv)	The Annual Fixed Rent, Additional Rent and security deposit for the ROFR Additional Space shall be at the rate and terms set forth in the Third Party Notice.

(E)      An amendment to this Lease providing for the lease of the Additional Space and the terms and conditions therefor shall be executed by Landlord and Tenant within fifteen (15) business days of the date that the right of first refusal is exercised. Any exercise by Tenant of this Right of First Refusal shall be irrevocable as of the date that the right of first refusal is exercised.

ARTICLE 4

USE OF PREMISES

4.1	USE. Tenant shall use the Premises solely for general office purposes and for no other use or purpose. Tenant shall not use the Premises for any unlawful purpose, for any auction sale, or in any manner that will constitute waste, nuisance or unreasonable annoyance to Landlord or any other tenant of the Building. Tenant shall not knowingly generate, use, store, or dispose of any materials posing a health or environmental hazard in or about the Building. Tenant shall comply with and conform to all present and future laws, ordinances, regulations and orders of all applicable governmental or quasi-governmental authorities having jurisdiction over the Premises, including those concerning the use, occupancy and condition of the Premises and all machinery, equipment and furnishings therein. The party constructing the Tenant Work pursuant to Exhibit C hereto shall obtain any necessary certificate of occupancy for the Premises.

4.2	OCCUPANCY TAXES. Tenant shall pay before delinquency any business, rent or other taxes or fees that are now or hereafter levied, assessed or imposed upon Tenant in connection with Tenant’s use or occupancy of the Premises, the conduct of Tenant’s business in the Premises or Tenant’s equipment, fixtures, furnishings, inventory or personal property. If any such tax or fee is enacted or altered so that such tax or fee is levied against Landlord or so that Landlord is responsible for collection or payment thereof, then Tenant shall pay to Landlord as Additional Rent the amount of such tax or fee.

ARTICLE 5

ANNUAL FIXED RENT

5.1	PAYMENT. During the Lease Term, Tenant shall pay the Annual Fixed Rent specified in Section 1.1. The Annual Fixed Rent shall be due and payable in equal monthly installments, without notice, demand, setoff or deduction (except as otherwise specifically provided herein), in advance on the first day of each month during each Lease Year. If the Lease Commencement Date is not the first day of a month, then the Annual Fixed Rent from the Lease Commencement Date until the first day of the following month shall be prorated on a per diem basis, and Tenant shall pay such prorated installment of the Annual Fixed Rent on the Lease Commencement Date.

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5.2	METHOD OF PAYMENT. All sums payable by Tenant under this Lease shall be paid to Landlord by check drawn on a U.S. bank (subject to collection) or by wire transfer, at the address to which notices to Landlord are to be given or to such other party or such other address as Landlord may designate in writing. Landlord’s acceptance of rent after it shall have become due and payable shall not excuse a delay upon any subsequent occasion or constitute a waiver of any of Landlord’s rights.

ARTICLE 6

TAXES AND OPERATING EXPENSES

6.1	TAXES.

(A)      DEFINITIONS.    With reference to the real estate taxes referred to in this Article 6, it is agreed that terms used herein are defined as follows:

(i)	“Tax Year” shall be any fiscal/tax period in respect of which Taxes are due and payable to the appropriate governmental taxing authority, any portion of which period occurs during the term of this Lease, the first such Tax Year being the one in which the Lease Commencement Date occurs.

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(ii)	“Landlord’s Tax Expenses Allocable to the Premises” means the same proportion of Landlord’s Tax Expenses as Rentable Floor Area of Tenant’s Premises bears to the Total Rentable Floor Area of the Building.

(iii)	“Landlord’s Tax Expenses” with respect to any Tax Year means the aggregate “real estate taxes” (hereinafter defined) with respect to that Tax Year, reduced by any net abatement receipts and taking into account any other tax benefit program which may be applicable to the Building and the Lot with respect to that Tax Year.

(iv)	“Real estate taxes” shall mean (1) all real estate taxes, including general and special assessments, if any, which are imposed upon Landlord in connection with its ownership of the Building or assessed against the Building and/or the Lot, (2) any other present or future taxes or governmental charges that are imposed upon Landlord in connection with its ownership of the Building or assessed against the Building and/or the Lot which are in the nature of or in substitution for real estate taxes, including any tax levied on or measured by the rents payable by tenants of the Building, (3) any assessments upon Landlord or the Building in connection with any operation to promote, police, clean or otherwise benefit the neighborhood in which the Building is situated, and (4) Landlord’s expenses (including reasonable attorneys’ and appraisers’ fees) incurred in reviewing, protesting or seeking a reduction of real estate taxes. Real estate taxes shall not include any (net) income taxes or any excess profits, excise, estate, succession, inheritance or transfer taxes. For the purposes of this Lease, real estate taxes shall include any payment in lieu of real estate taxes.

(v)	“Base Taxes” means Landlord’s Tax Expenses (hereinbefore defined) for the fiscal tax year 2011 (i.e., the period beginning July 1, 2010 and ending June 30, 2011.

(vi)	“Base Taxes Allocable to the Premises” means the same proportion of Base Taxes as the Rentable Floor Area of Tenant’s Premises bears to the Total Rentable Floor Area of the Building.

(vii)	If during the Lease Term the Tax Year is changed by applicable law to less than a full 12-month period, the Base Taxes and Base Taxes Allocable to the Premises shall each be proportionately reduced.

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(B)      TENANT’S SHARE OF REAL ESTATE TAXES.    If with respect to any full Tax Year or fraction of a Tax Year falling within the Lease Term, Landlord’s Tax Expenses Allocable to the Premises for a full Tax Year exceed Base Taxes Allocable to the Premises or for any such fraction of a Tax Year exceed the corresponding fraction of Base Taxes Allocable to the Premises (such amount being hereinafter referred to as the “Tax Excess”), then Tenant shall pay to Landlord, as Additional Rent, the amount of such Tax Excess. Monthly payments by Tenant on account of any Tax Excess, as reasonably estimated by Landlord, shall be made at the time and in the fashion herein provided for the payment of Annual Fixed Rent. Following the end of each Tax Year, Landlord shall submit a statement showing (1) Tenant’s share of any Tax Excess actually incurred during the preceding Tax Year, and (2) the aggregate amount of Tenant’s estimated payments during such year. If such statement indicates that the aggregate amount of such estimated payments exceeds Tenant’s actual liability, then Tenant shall deduct the net overpayment from its next monthly rental payment (or, if the Lease Term has expired, Landlord shall promptly reimburse to Tenant the amount of the overpayment). If such statement indicates that Tenant’s actual liability exceeds the aggregate amount of such estimated payments, then Tenant shall pay the amount of such excess within thirty (30) days following its receipt of Landlord’s statement. Landlord’s and Tenant’s obligations to make the payments described in the foregoing sentences shall survive the expiration or termination of this Lease. The statement of Real Estate Taxes submitted by Landlord under this Section 6.1(B) shall become binding and conclusive if not contested by Tenant within ninety (90) days after it is rendered.

6.2	OPERATING COSTS

(A)	DEFINITIONS.

(i)	“Operating Expenses Allocable to the Premises” means the same proportion of the Operating Expenses for the Building (as hereinafter defined) as Rentable Floor Area of the Premises bears to the Total Rentable Floor Area of the Building.

(ii)	“Base Operating Expenses” means Operating Expenses for the Building for calendar year 2011 (that is the period beginning January 1, 2010 and ending December 31, 2011.

(iii)	“Base Operating Expenses Allocable to the Premises” means the same proportion of Base Operating Expenses as the Rentable Floor Area of Tenant’s Premises bears to the Total Rentable Floor Area of the Building.

(iv)

“Operating Expenses for the Building” means all costs and expenses incurred by Landlord in the ownership and operation of the Building, including all of the following: (1) electricity, gas, water, sewer and other utility charges; (2) premiums and other charges for insurance (including, but not limited to, property insurance, rent loss insurance and liability insurance which may include terrorism and mold coverage); (3) reasonable management fees (consistent with those incurred in similar commercial buildings in the Boston metropolitan area) incurred in the management of the Building; (4) all costs incurred in connection with

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service and maintenance contracts; (5) maintenance and repair expenses and supplies; (6) amortization (calculated over such reasonable period as Landlord may determine in accordance with generally accepted accounting principles, with interest at Landlord’s cost of funds or (if the capital improvement is not financed) at two (2) percentage points above the prime rate published from time to time in the Money Rates section of The Wall Street Journal (the “Prime Rate”) for capital expenditures that are made by Landlord for the purpose of complying with legal or insurance requirements or that are intended to result in a net decrease in Operating Expenses for the Building; (7) reasonable legal fees (except as excluded below), administrative expenses, and accounting and other professional fees and expenses; (8) charges for security, janitorial, and cleaning services and supplies furnished to the Building; (9) costs of operating, maintaining, repairing and re-striping the Garage; and (10) any other expense reasonably incurred by Landlord in maintaining, repairing or operating the Building. Operating Expenses for the Building shall not include (A) interest and amortization of mortgages or any other encumbrances or reserves required in connection therewith; (B) ground rent; (C) depreciation of the Building; (D) income or other taxes imposed or measured by the net income of Landlord from the operation of the Building; (E) costs of preparing, improving or altering tenant space for any new or renewal tenant; (F) leasing commissions and other brokerage or marketing expenses; (G) legal fees incurred in disputes with tenants or in connection with the sale, financing or leasing of the Building; (H) costs of capital improvements other than those described in clause (6) above; (I) expenses reimbursed to Landlord, or paid or payable by third parties, by way of warranties, insurance or condemnation proceeds, or any other source; (J) amounts paid to any partner, shareholder, officer, or director of Landlord, for salary or other compensation; (K) reserves for repairs, maintenance, and replacements; (L) any amounts paid to any person, firm, or corporation related to or otherwise affiliated with Landlord or any general partner, officer or director of Landlord or any of its general partners to the extent they exceed arms-length competitive prices paid in the greater Boston area for the services or goods provided; (M) costs of electricity outside normal business hours sold to tenants of the Building by Landlord or any other special service sold to other tenants; (N) costs relating to maintaining Landlord’s existence as a corporation, partnership or other entity, such as trustees’ fees, annual fees, corporate or partnership organization or administration expenses, deed recordation expenses, and legal and accounting fees (other than with respect to Building operations); (O) costs (including fines and penalties imposed) incurred by Landlord to remove any hazardous or toxic wastes, materials or substances from either the Building or Lot; (P) Landlord’s general corporate overhead and general and administrative expenses; (Q) costs related to any building other than the Building, including any allocation of costs incurred on a shared basis, such as centralized accounting costs, unless the allocation is

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made on a reasonable and consistent basis that fairly reflects the share of any costs actually attributable to the Building; (R) acquisition costs for sculpture, paintings and other art objects; (S) rental costs and related expenses for leasing systems or equipment that would be considered a capital improvement or expenditure if purchased (unless such purchase would be covered under clause (6) above); (T) costs for selling, marketing, syndicating, financing, mortgaging or hypothecating any part of or interest in the Building; and (U) travel and entertainment expenses.

(B)      GROSS UP PROVISION.    Notwithstanding the foregoing, in determining the amount of Operating Expenses for the Building for any calendar year or portion thereof falling within the Lease Term, if less than ninety-five percent (95%) of the Rentable Area of the Building shall have been occupied by tenants at any time during the period in question, then those elements of Operating Expenses which vary based upon occupancy for such period shall be adjusted to equal the amount such elements of Operating Expenses would have been for such period had occupancy been ninety-five percent (95%) throughout such period.

(C)      TENANT’S PAYMENTS ON ACCOUNT OF OPERATING EXPENSES.

(i)	If with respect to any calendar year falling within the Lease term, or fraction of a calendar year falling within the Lease Term at the beginning or end thereof, the Operating Expenses Allocable to the Premises (as defined above) for a full calendar year exceed Base Operating Expenses Allocable to the Premises (as defined above) or for any such fraction of a calendar year exceed the corresponding fraction of Base Operating Expenses Allocable to the Premises (as defined above) (either such amounts being hereinafter referred to as the “Operating Cost Excess”), then commencing on the Rent Commencement Date and continuing thereafter throughout the term of the Lease, Tenant shall pay to Landlord, as Additional Rent, on or before the thirtieth (30th) day following receipt by Tenant of the statement referred to below in subpart (ii), the amount of such Operating Cost Excess.

(ii)

Estimated payments by Tenant on account of Tenant’s responsibility for any Operating Cost Excess shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid shall be an amount from time to time reasonably estimated by Landlord. Following the end of each calendar year, Landlord shall submit a statement (an “Escalation Statement”) showing (1) Tenant’s responsibility for any Operating Cost Excess actually incurred during the preceding calendar year, and (2) the aggregate amount of Tenant’s estimated payments during such year. If such statement indicates that the aggregate amount of such estimated payments exceeds Tenant’s actual liability, then Tenant shall deduct the net overpayment from its next monthly rental payment (or, if the Lease Term has expired, Landlord shall promptly reimburse to Tenant the amount of the overpayment). If such

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statement indicates that Tenant’s actual liability exceeds the aggregate amount of such estimated payments, then Tenant shall pay the amount of such excess within thirty (30) days following its receipt of Landlord’s statement. Landlord’s and Tenant’s obligations to make the payments described in the foregoing sentences shall survive the expiration or termination of this Lease. The statement of Operating Expenses submitted by Landlord under this Section 6.3(C) shall become binding and conclusive if not contested by Tenant within ninety (90) days after it is rendered.

(iii)	When requested by Tenant and provided that such request is made in writing within one hundred twenty (120) days following the receipt by it of any Escalation Statement, Landlord shall: (i) furnish to Tenant such additional information as may be reasonably necessary for the verification of such Escalation Statement and of Landlord’s calculation as set forth herein and; (ii) permit the pertinent records to be examined by Tenant or its appointed agent provided such auditors engaged by Tenant are not so engaged on a contingency basis. Tenant shall provide Landlord within thirty (30) days of receipt or preparation, with a copy of such audit report. Such examination shall be confidential and may not be disclosed to any individual or entity without the express written consent of Landlord, other than the Tenant’s professional advisors. Any disclosure without such consent shall be deemed a material default of the terms of this Lease. It is expressly understood that Landlord shall be under no duty to preserve any such records, or any data or material related thereto, for more than three (3) years after the end of each lease year. If the aforesaid payments theretofore made for such period by Tenant exceed Tenant’s Pro Rata Share, such overpayment shall be credited against the next payments of Rent thereafter to be made by Tenant and, if such overpayments by Tenant were more than ten percent (10%) above Tenant’s Pro Rata Share, Landlord shall reimburse Tenant the reasonable cost of the audit; and if Tenant’s Pro Rata Share is greater than such payments theretofore made on account for such period, Tenant shall pay such deficiency to Landlord within thirty (30) days of demand therefor.

ARTICLE 7

LANDLORD’S REPAIRS AND SERVICES

7.1	REPAIRS. Except for (a) normal and reasonable wear and use and (b) damage caused by fire or casualty and by eminent domain (which shall be governed by the respective provisions of Sections 14.1 and 14.5 hereof), Landlord shall keep and maintain, or cause to be kept and maintained, in good order, condition and repair the following portions of the Building: the structural portions of the roof, the exterior and load bearing walls, the foundation, the structural columns and floor slabs and other structural elements of the Building, and the Common Areas. Notwithstanding the foregoing, Tenant shall pay to Landlord the cost of (x) any and all such repairs which may be required as a result of repairs, alterations, or installations made by Tenant or any subtenant, assignee, licensee or concessionaire of Tenant or any agent, servant, employee or contractor of any of them (each, a “Tenant Party”) or (y) any loss, destruction or damage to the extent caused by the omission or negligence of Tenant, or any Tenant Party.

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7.2	WAIVER OF SUBROGATION APPLICABLE. The provisions of this Article 7 shall be subject to the waiver of subrogation contained in Section 13.3.

7.3	SERVICES. Landlord will provide: air-conditioning and heating during the seasons in which they are required; electricity; water; elevator service; exterior window-cleaning service; and janitorial service. The normal hours of operation of the Building will be 8 a.m. to 6 p.m. on Monday through Friday (except Federal holidays) and 9 a.m. to 1 p.m. on Saturday (except Federal holidays) and such additional hours, if any, as Landlord from time to time reasonably determines. Electricity and water will be available at all times. If Tenant requires air-conditioning or heat beyond the normal hours of operation, then Landlord will furnish the same, provided Tenant gives Landlord notice of such requirement by noon of the prior business day. Tenant shall pay for such extra service at Landlord’s then-current rate for such extra service. The initial charge for after-hours HVAC service is Thirty-Five Dollars ($35.00) per hour for heat and Fifty Dollars ($50.00) per hour for air-conditioning, each of which charge is subject to periodic adjustment by Landlord. Tenant shall have access to the Premises twenty-four (24) hours per day every day of the year. Except as otherwise specified herein, Landlord shall not be required to furnish services and utilities during hours other than the normal hours of operation of the Building.

The parties agree to comply with all mandatory energy or water conservation controls and requirements applicable to office buildings that are imposed or instituted by the Federal, state or local governments, including without limitation, controls on the permitted range of temperature settings in office buildings and requirements necessitating curtailment of the volume of energy or water consumption or the hours of operation of the Building. Any terms or conditions of this Lease that conflict or interfere with compliance with such controls or requirements shall be suspended for the duration of such controls or requirements. It is further agreed that compliance with such controls or requirements shall not be considered an eviction, actual or constructive, of the Tenant from the Premises and shall not entitle Tenant to terminate this Lease or to an abatement of any rent payable hereunder. Landlord shall not have any liability to Tenant whatsoever as a result of Landlord’s failure or inability to furnish any of the utilities or services to be furnished by Landlord hereunder, nor shall such failure or inability be considered an eviction, actual or constructive, of Tenant from the Premises. Should any of the Building equipment or machinery break down, or for any cause or reason cease to function properly, Landlord shall use all reasonable efforts to repair the same promptly, but Tenant shall have no claim for abatement of rental or for any damages on account of any interruptions in service occasioned thereby or resulting therefrom; provided, however, that if such failure (i) is within Landlord’s reasonable control to remedy, (ii) is continuous for five (5) business days, and (iii) renders the Premises untenantable, then rent shall abate from the sixth (6th) business day of such failure until the Premises are tenantable again.

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7.4	ELECTRICITY.

(A)       If Tenant requires electric current for use in the Premises in excess of the amount required for general business office use and if in Landlord’s reasonable judgment, (i) Landlord’s facilities are inadequate for such excess requirements or (ii) such excess use shall result in an additional burden on the Building air conditioning system and additional cost to Landlord on account thereof then, as the case may be, (x) Landlord, at Tenant’s sole cost and expense, will furnish and install such additional wire, conduits, feeders, switchboards and equipment as may be required to supply such additional requirements of Tenant, provided that the same shall be permitted by law and applicable insurance requirements and shall not cause damage to the Building or the Premises or cause or create a dangerous or hazardous condition, or (y) Tenant shall reimburse Landlord for such additional cost, as aforesaid.

(B)       Tenant agrees that it will not make any material alteration or addition to the electrical equipment in the Premises without the prior written consent of Landlord, which consent will not be unreasonably withheld.

(C)       Landlord will furnish electricity to the Premises through presently installed electrical facilities for Tenant’s reasonable use for lighting, electrical appliances and equipment. Tenant shall pay, as Additional Rent, the sum of $56,176.50 per year ($1.50/rentable square foot/year) in equal monthly installments with Annual Fixed Rent, but in any event, beginning on the Lease Commencement Date. Said Additional Rent shall be subject to proportionate increase(s), from time to time and at any time throughout the Term, to the extent that the rate charged to Landlord by the utility company providing electricity to the Building is increased. Tenant agrees that, at Landlord’s sole option, an electrical consultant, selected by Landlord, may make periodic surveys of the electrical equipment in the Premises. In the event such survey(s) indicate that Tenant’s use of electricity is greater than or less than $1.50 per rentable square foot, the electricity charge shall be adjusted accordingly.

7.5	NO LIABILITY.

(A)       Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any purposes in this Lease authorized, or for repairing the Premises or any portion of the Building however the necessity may occur. In case Landlord is prevented or delayed from making any repairs, or furnishing any services or performing any other obligation hereunder, by reason of any cause reasonably beyond Landlord’s control, or for any cause due to any act or neglect of Tenant or any Tenant Party, Landlord shall not be liable to Tenant therefor, and except as expressly otherwise provided in this Lease, Tenant shall not be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

(B)       Landlord reserves the right to stop any service or utility system, in case of accident or emergency, or until necessary repairs have been completed. Landlord shall exercise reasonable diligence to restore such service or utility. Except in case of emergency, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason of such stoppage.

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7.6	Landlord shall use diligent efforts to maintain the Building. Notwithstanding anything contained herein to the contrary, if (i) the services to be provided by Landlord are interrupted for a period of more than seven (7) consecutive calendar days, (ii) such interruption is caused by the acts or omissions of Landlord, and (iii) such interruption renders all or a substantial portion of the Premises untenantable, then Tenant shall be entitled to a pro rata abatement of the Rent for the period beginning on the eighth (8th) consecutive calendar day that the foregoing conditions exist and continuing until the restoration of such services to the Premises.

ARTICLE 8

TENANT’S REPAIRS

8.1	TENANT’S REPAIRS AND MAINTENANCE. Tenant covenants and agrees that, from and after the date that possession of the Premises is delivered to Tenant and until the end of the Lease Term, Tenant will keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof, excepting only for those repairs for which Landlord is responsible under the terms of Article 7 of this Lease and damage by fire or casualty and as a consequence of the exercise of the power of eminent domain. Tenant shall not permit or commit any waste, and Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damages to common areas in the Building or the Lot by Tenant, Tenant’s agents, employees, contractors, subtenants, licensees, concessionaires or invitees. Tenant shall maintain all its equipment, furniture and furnishings in good order and repair.

If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such demand, Landlord may (but shall not be required to) make or cause such repairs to be made and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant’s stock or business by reason there of. If Landlord makes or causes such repairs to be made, Tenant agrees that Tenant will forthwith on demand, pay to Landlord the cost thereof together with interest thereon at the Lease Interest Rate specified in Section 15.5, and if Tenant shall default in such payment, Landlord shall have the remedies provided for non-payment of rent or other charges payable hereunder.

ARTICLE 9

ALTERATIONS

9.1	ORIGINAL ALTERATIONS. The original improvement of the Premises shall be accomplished in accordance with Exhibit C. Landlord is under no obligation to make any structural or other alterations, additions, improvements or other changes (collectively “Alterations”) in or to the Premises except as set forth in Exhibit C.

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9.2	RIGHT TO MAKE FUTURE ALTERATIONS. Tenant shall not make or permit any Tenant Party to make any Alterations in or to the Premises without Landlord’s prior written consent. However, Landlord’s consent shall not be required with respect to any interior cosmetic or decorative Alteration (such as the installation of paint or wall coverings) costing less than $10,000. Landlord’s consent shall not be unreasonably withheld, conditioned or delayed with respect to any proposed Alteration that (i) does not affect the structure of the Building, (ii) does not affect the functioning of the Building’s mechanical, electrical, plumbing or HVAC systems, and (iii) is not readily visible from the exterior of the Premises. Any Alteration made by Tenant shall be made in a good and workmanlike manner by an experienced, reputable contractor reasonably approved by Landlord, in accordance with plans and specifications approved in writing by Landlord (which approval will not be unreasonably withheld, conditioned or delayed), and in accordance with all applicable legal requirements and requirements of any insurance company insuring the Building. If any mechanic’s or materialman’s lien (or a petition to establish such lien) is filed in connection with any Alteration for which Tenant is responsible, then such lien (or petition) shall be discharged by Tenant at Tenant’s expense within ten (10) days thereafter by the payment thereof or the filing of a bond acceptable to Landlord. If Tenant shall fail to discharge any such mechanic’s or materialman’s lien, Landlord may, at its option, discharge such lien and treat the cost thereof (including reasonable attorneys’ fees incurred in connection therewith) as Additional Rent payable with the next monthly installment of Annual Fixed Rent falling due. Landlord’s consent to the making of any Alteration shall not be deemed to constitute Landlord’s consent to subject its interest in the Premises, the Building or the Lot to any mechanic’s or materialman’s lien which may be filed in connection therewith.

9.3	REMOVAL. All Alterations to the Premises shall remain upon and be surrendered with the Premises as a part thereof at the expiration or earlier termination of the Lease Term. However, (i) if Tenant is not then in default under this Lease, Tenant shall have the right to remove, prior to the expiration or earlier termination of the Lease Term, all movable furniture, furnishings and equipment installed in the Premises at Tenant’s expense, and (ii) Tenant shall be required to remove all Alterations to the Premises or the Building which Landlord designates in writing for removal; provided, however, that Landlord agrees, upon receipt of a written request from Tenant, to designate for removal any items installed at Tenant’s expense, including the original alterations referenced in Exhibit C here of. Landlord shall have the right to repair at Tenant’s expense all damage and injury to the Premises or the Building caused by such removal or to require Tenant to do the same. If any such Alterations, furniture, furnishing or equipment is not removed by Tenant prior to the expiration or earlier termination of the Lease Term, then the same shall become Landlord’s property and shall be surrendered with the Premises as a part thereof; provided, however, that Landlord shall have the right to remove from the Premises at Tenant’s expense such furniture, furnishing or equipment and any Alteration which Landlord designates in writing for removal. Notwithstanding the foregoing, Tenant, upon submitting its request to make any Alteration, shall have the right to request therein that Landlord specify whether and to what extent Landlord will require Tenant to remove the Alterations in question at the end of the Term. If Tenant submits its request for such information in accordance with the foregoing provision and Landlord consents to the Alterations requested, Landlord shall, together with its consent, specify in writing whether and to what extent it will require Tenant to remove the Alterations in question at the end of the Term, and if Landlord fails to specify, Tenant shall have no further obligation to remove the Alterations which were subject of Tenant’s request.

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9.4	HEAVY EQUIPMENT. Landlord shall have the right to prescribe the weight and position of safes and other heavy equipment and fixtures, which, if considered necessary by the Landlord, shall be installed in such manner as Landlord directs in order to distribute their weight adequately. Any damage to the Premises or the Building caused by moving the property of Tenant into or out of the Premises shall be repaired at Tenant’s cost.

9.5	INCREASE IN TAXES. Tenant shall pay one hundred percent (100%) of any increase in real estate taxes on the Building which shall, at any time after the Lease Commencement Date, result from alterations, additions or improvements to the Premises made by Tenant, if the taxing authority specifically determines such increase results from such alterations, additions or improvements made by Tenant.

ARTICLE 10

PARKING

10.1	PARKING PERMITS. Commencing on the Lease Commencement Date, and continuing thereafter throughout the Lease Term, Landlord shall provide to Tenant monthly parking privileges in the City of Cambridge Garage located at Thorndike Street, Cambridge (the “Garage”) for thirty-seven (37) passenger automobiles for the parking of motor vehicles in unreserved stalls in the Garage by Tenant’s employees. Tenant acknowledges that Landlord does not own or control the Garage, but rather leases spaces therein pursuant to a long-term lease agreement with the City of Cambridge (the “Garage Lease”). Tenant acknowledges that Tenant’s parking privileges as aforesaid in the Garage are a sublease of Landlord’s rights under the Garage Lease, and are subject and subordinate in all respects to the Garage Lease. Landlord agrees to comply with its obligations under the Garage Lease and not to consent to a termination of the Garage Lease.

10.2	PARKING CHARGES. Commencing on the Lease Commencement Date, Tenant shall pay for such parking permits at the prevailing monthly rates from time to time charged to Landlord under the Garage Lease. Landlord represents to Tenant that the current monthly parking charge rate is two hundred dollars ($200.00) per parking space for unlimited parking in the Garage. Such monthly parking charges for parking permits shall constitute Additional Rent and shall be payable monthly as directed by Landlord upon billing therefor by Landlord. Tenant acknowledges that said monthly charges to be paid under this Section are for the use by the Tenant of the parking permits referred to herein, and not for any other service.

10.3

GARAGE OPERATION.   Unless otherwise determined by Landlord or the operator of the Garage (the “Garage Operator”), the Garage is to be operated either on an attendant-managed basis, whereupon Tenant shall be obligated to cooperate with such attendants in parking and removing its automobiles, or on a self-park basis, whereupon Tenant shall be obligated to park and remove its own automobiles, or a combination of both. In any case,

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Tenant’s parking shall be on an unreserved basis, Tenant having the right to park in any available stalls. Tenant’s access and use privileges with respect to the Garage shall be in accordance with rules and regulations from time to time established by Landlord or the Garage Operator. Tenant shall receive one (1) identification sticker or pass and one (1) magnetic card, or other suitable device providing access to the Garage, for each parking permit paid for by Tenant. Tenant shall supply Landlord with an identification roster listing, for each identification sticker or pass, the name of the employee and the make, color and registration number of the vehicle to which it has been assigned, and shall provide a revised roster to Landlord monthly indicating changes thereto. The parking permits granted herein are non-transferable (other than to a permitted assignee or subtenant pursuant to the applicable provisions of Article 11 hereof). Landlord reserves for itself the right to alter the Garage as it sees fit and in such case to change the Garage including the reduction in area of the same.

10.4	LIMITATIONS. Neither the Landlord nor Garage Operator shall have any liability whatsoever for loss or damage to any automobile or to any personal property therein due to fire or theft or any other cause, except to the extent of their gross negligence or willful acts. Tenant agrees, upon Landlord’s request from time to time, to notify its officers, employees and agents then using any of the parking permits provided for in this Lease, of such limitation of liability. Tenant further acknowledges and agrees that a license only is hereby granted, and no bailment is intended or shall be created.

ARTICLE 11

ASSIGNMENT AND SUBLETTING

11.1

RESTRICTIONS ON TRANSFER.   Tenant shall not assign or transfer this Lease or any of Tenant’s rights or obligations hereunder, or sublet or permit anyone to occupy the Premises or any part thereof, without Landlord’s prior written consent. Subject to the provisions of Sections 11.2 through 11.7 below, Landlord’s consent shall not be unreasonably withheld, conditioned or delayed, provided the proposed assignee or subtenant (i) is compatible with the quality and stature of the Building and its tenants, (ii) will use the Premises only for the Permitted Use, and (iii) in the reasonable judgment of Landlord, has the financial capability to undertake and perform its obligations under this Lease or under the sublease. No assignment or transfer of this Lease may be effected by operation of law or otherwise without Landlord’s prior written consent, which may not be unreasonably withheld, conditioned or delayed. Landlord’s acceptance or collection of rent from any assignee, subtenant or occupant shall not be construed as a consent to or acceptance of such assignee, subtenant or occupant as a tenant. Landlord’s consent to any assignment, subletting or occupancy, or Landlord’s acceptance or collection of rent from any assignee, subtenant or occupant, shall not be construed (i) as a waiver or release of Tenant from liability for the performance of any obligation to be performed under this Lease by Tenant, or (ii) as relieving Tenant or any assignee, subtenant or occupant from the obligation of obtaining Landlord’s prior written consent to any subsequent assignment, subletting or occupancy. Tenant hereby collaterally assigns to Landlord any rent due from any subtenant or occupant of Tenant as security for Tenant’s performance of its obligations pursuant to this Lease. Tenant authorizes each such subtenant or occupant to pay such rent directly to Landlord if such subtenant or occupant receives

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written notice from Landlord stating that an Event of Default exists under this Lease and specifying that such rent shall be paid directly to Landlord. Any such payments made by any subtenant or occupant shall be credited against the monthly amounts owed by Tenant under this Lease. Each sublease shall provide that, at Landlord’s election, the subtenant agrees to attorn to Landlord or enter into a direct lease with Landlord on the same terms as the sublease in the event this Lease is terminated by reason of an Event of Default by Tenant. Tenant shall not mortgage this Lease without Landlord’s consent, which consent may be granted or withheld in Landlord’s sole discretion. All restrictions and obligations imposed pursuant to this Lease on Tenant shall be deemed to extend to any subtenant, assignee or occupant of Tenant, and Tenant shall cause such persons to comply with all such restrictions and obligations.

If Tenant is a partnership, then any dissolution of Tenant or a withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning a controlling interest in Tenant shall be deemed a voluntary assignment of this Lease. If Tenant is a corporation, then any dissolution, merger, consolidation or other reorganization of Tenant, or any sale or transfer of a controlling interest in the capital stock of Tenant, shall be deemed a voluntary assignment of this Lease.

11.2	EXCEPTIONS. Notwithstanding the foregoing provisions of Section 11.1, Tenant shall have the right to assign this Lease or to sublet the Premises (in whole or in part) to any Tenant Affiliate (meaning thereby any controlling entity of Tenant or any entity controlled by Tenant or any entity under common control with Tenant) or to any corporation, limited liability partnership or limited liability company into which Tenant may be converted or with which it may merge, or to any entity purchasing all or substantially all of Tenant’s stock or assets (each, a “Permitted Tenant Successor”), provided that in the case of a Permitted Tenant Successor, the entity to which this Lease is so assigned or which so sublets the Premises has a net worth which is the same or better than the Tenant as of the date of this Lease. If any Tenant Affiliate to which this Lease is assigned or the Premises sublet (in whole or in part) shall cease to be such a Tenant Affiliate, and if such cessation was contemplated at the time of the assignment or subletting, such cessation shall be considered an assignment or subletting requiring Landlord’s consent.

11.3	LANDLORD’S TERMINATION RIGHT. Subject to the exceptions set forth in Section 11.2 above, in the event Tenant desires to assign this Lease or to sublet the whole or any part of the Premises, Tenant shall give Landlord a Recapture Offer.

For the purposes hereof a “Recapture Offer” shall be defined as a notice from Tenant to Landlord which:

(a)	States that Tenant desires to sublet the Premises, or a portion thereof, or to assign its interest in this Lease.

(b)	Identifies the affected portion of the Premises (“Recapture Premises”).

(c)	Identifies the rental rate of the proposed subletting or assignment.

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(d)	Offers to Landlord to terminate the Lease in respect of the Recapture Premises (in the case of a proposed assignment of Tenant’s interest in the Lease or a subletting for the remainder of the Term of the Lease) or to suspend the Lease Term in respect of the Recapture Period (meaning that the Lease Term in respect of the Recapture Premises shall be terminated during the Recapture Period, and Tenant’s rental obligations shall be proportionately reduced, and at the expiration of the Recapture Period the Recapture Premises will be returned to Tenant under the terms of the Lease), in either case as of a specified date (the “Release Date”).

Landlord shall have forty-five (45) days (the “Acceptance Period”) from Landlord’s receipt of the Recapture Offer to accept it, in which case all obligations of Tenant to Landlord under the Lease with respect to the Recapture Premises for the Recapture Period shall cease and terminate and, if applicable, Landlord shall be obligated to physically separate the Recapture Premises from the remainder of the Premises at its expense; provided, however, that if Tenant desires to keep the Recapture Premises rather than allow Landlord to recapture same, Tenant may do so by written notice to Landlord given no more than seven (7) days after Tenant’s receipt of Landlord’s acceptance of the Recapture Offer (time being of the essence thereof). In the event that Landlord shall not exercise its termination or suspension rights as aforesaid, or shall fail to give any timely notice pursuant to this Section, the provisions of Sections 11.4-11.7 shall be applicable. This Section 11.3 shall not be applicable to an assignment or sublease pursuant to Section 11.2 or to any sublease or assignment which does b ring the cumulative total rentable square footage of the Premises to be sublet or assigned to an area in excess of twenty five percent (25%) of the total area of the Premises then leased by Tenant.

11.4	CONSENT OF LANDLORD. In the event that Landlord shall not have exercised the termination or suspension right as set forth in Section 11.3, then for a period of one hundred twenty (120) days after the earlier of (i) the receipt of Landlord’s notice stating that Landlord does not elect the termination or suspension right, or (ii) the expiration of the Acceptance Period, Tenant shall have the right to assign this Lease or sublet the portion of the Premises designated in the Recapture Offer, provided that, in each instance, Tenant first obtains the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Without limiting the foregoing, Landlord shall not be deemed to be unreasonably withholding its consent to such a proposed assignment or subleasing if:

(a)	the proposed assignee or subtenant is a tenant in the Building or is (or within the previous sixty (60) days has been) in active negotiation with Landlord for premises in the Building or is not of a character consistent with the operation of a first class office building (by way of example Landlord shall not be deemed to be unreasonably withholding its consent to an assignment or subleasing to any governmental or quasi-governmental agency), or

(b)	the proposed assignee or subtenant is not of good character and reputation, or

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(c)	the proposed assignee or subtenant does not possess adequate financial capability to perform the Tenant obligations as and when due or required, or

(d)	the assignee or subtenant proposes to use the Premises (or part thereof) for a purpose other than the Permitted Use, or

(e)	the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall (i) be likely to increase Operating Expenses for the Building beyond that which Landlord now incurs for use by Tenant; (ii) be likely to increase the burden on elevators or other Building systems or equipment over the burden prior to such proposed subletting or assignment; or (iii) violate or be likely to violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises, or

(f)	there shall be existing an Event of Default.

This Section 11.4 shall not be applicable to an assignment or sublease pursuant to Section 11.2.

11.5	TENANT’S NOTICE. Tenant shall give Landlord notice of any proposed sublease or assignment (“Proposed Transfer Notice”), and said notice shall specify the provisions of the proposed assignment or subletting, including (a) the name and address of the proposed assignee or subtenant, (b) in the case of a proposed assignment or subletting subject to the provisions of Section 11.4, the information necessary for Landlord to make the determinations set forth in such Section, (c) all of the terms and provisions upon which the proposed assignment or subletting is to be made, and (d) in the case of a proposed assignment or subletting pursuant to Section 11.2 above, such information as may be reasonably required by Landlord to determine that such proposed assignment or subletting complies with the requirements of Section 11.2.

If Landlord shall consent to the proposed assignment or subletting, then Tenant may thereafter sublease the whole or any part of the Premises or assign pursuant to the Proposed Transfer Notice; provided, however, that if such assignment or sublease shall not be executed and delivered to Landlord within ninety (90) days after the date of Landlord’s consent, the consent shall be deemed null and void and the provisions of Section 11.3 shall again be applicable.

11.6

PROFIT ON SUBLEASING OR ASSIGNMENT.   If any sublease, assignment or other transfer (whether by operation of law or otherwise) provides that the subtenant, assignee or other transferee is to pay any amount in excess of the sum of (i) the rent and other charges due under this Lease and (ii) the reasonable out-of-pocket costs incurred by Tenant in connection with the assignment or sublease transaction (which costs shall be amortized on a straight-line basis over the term of the assignment or sublease), then whether such excess is in the form of an increased monthly or annual rental, a lump sum payment, payment at an above-market rate for the sale, transfer or lease of Tenant’s

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fixtures, leasehold improvements, furniture and other personal property, or any other form (and if the subleased or assigned space does not constitute the entire Premises, the existence of such excess shall be determined on a pro rata basis), Tenant shall pay fifty percent (50%) of any such excess to Landlord as Additional Rent no later than ten (10) days after Tenant’s receipt thereof. Upon at least thirty (30) days’ prior notice to Tenant, Landlord shall have the right to inspect and audit Tenant’s books and records relating to any sublease, assignment or other transfer. Any instrument of sublease, assignment or other transfer shall be subject to Landlord’s reasonable approval.

11.7	ADDITIONAL CONDITIONS.

(A)       No assignment or subletting under this Article 11 shall be valid unless both Tenant and the assignee or subtenant agree directly with Landlord to be bound by all the obligations of the Tenant hereunder (including, without limitation, the obligation to pay the Annual Fixed Rent and Additional Rent and to comply with the provisions of this Article 11). Such agreement shall be in form reasonably satisfactory to Landlord. No such assignment or subletting shall relieve the Tenant named herein of any of its obligations under this Lease. The provisions hereof shall not constitute a recognition of the assignment or the assignee thereunder or the sublease or the subtenant thereunder, as the case may be, and at Landlord’s option, upon the termination of the Lease, the assignment or sublease shall be terminated.

(B)       Tenant shall promptly reimburse Landlord for the reasonable expenses (including reasonable attorneys’ fees) incurred by Landlord in connection with Tenant’s request for Landlord to give its consent to any assignment, subletting or occupancy.

(C)       No assignment or subletting under any of the provisions of Sections 11.2 or 11.4 shall in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting.

ARTICLE 12

LIABILITY OF LANDLORD AND TENANT

12.1

LANDLORD LIABILITY.   Except in the case of the negligence or willful misconduct of Landlord, Landlord shall not be liable to Tenant for any damage, injury, loss or claim (including claims for the interruption of or loss to business) based on or arising out of any of the following: repair to any portion of the Premises or the Building; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation (by Landlord, Tenant or any other person or entity) of elevators or heating, cooling, electrical, sewerage or plumbing equipment or apparatus; termination of this Lease by reason of damage to the Premises or the Building; fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; failure or inability of Landlord to furnish any utility or service specified in this Lease; and leakage in any part of the Premises or the Building, or from water, rain, ice or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Premises or the Building. Any property stored or placed by Tenant or Tenant Parties in

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or about the Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefor. Notwithstanding the foregoing provisions of this Section or any other Section of this Lease, Landlord shall not be released from liability to Tenant for any damage caused by Landlord’s willful misconduct or negligence. However, in no event shall Landlord ever be liable for any indirect or consequential damages or loss of profits or the like.

12.2	INDEMNITIES.

(A)       Tenant shall indemnify and hold Landlord, its employees and agents harmless from and against all costs, damages, claims, liabilities and expenses (including reasonable attorneys’ fees) suffered by or claimed against Landlord, directly or indirectly, based on or arising out of (a) Tenant’s use and occupancy of the Premises or the business conducted by Tenant therein, (b) any negligent or wrongful act or omission of Tenant or any Tenant Party, (c) any breach of Tenant’s obligations under this Lease, including failure to surrender the Premises upon the expiration or earlier termination of the Lease Term, or (d) any entry by Tenant or any Tenant Party upon the Lot prior to the Lease Commencement Date, except in the case of (a), (c) and (d) to the extent caused by the negligent or wrongful act or omission of Landlord, its agents or employees. In the event Landlord and/or its managing agent shall, without fault on their part, be made a party(ies) to any litigation commenced by or against Tenant (other than a suit commenced by one party to this Lease against the other), then Tenant shall protect and hold them harmless, and shall pay all reasonable costs and expenses and reasonable attorneys’ fees incurred or paid by Landlord and/or its managing agent in connection with such litigation.

(B)       Landlord shall indemnify and hold Tenant, its employees and agents harmless from and against all costs, damages, claims, liabilities and expenses (including reasonable attorneys’ fees) suffered by or claimed against Tenant, directly or indirectly, based on or arising out of any negligent or wrongful act or omission of Landlord or its agents or employees. In the event Tenant shall, without fault on its part, be made a party to any litigation commenced by or against Landlord (other than a suit commenced by one party to this Lease against the other), then Landlord shall protect and hold them harmless, and shall pay all costs, expenses and reasonable attorneys’ fees incurred or paid by Tenant in connection with such litigation.

12.3	SUCCESSOR LANDLORD. If any landlord hereunder transfers the Building or such landlord’s interest therein, then such landlord shall not be liable for any obligation or liability based on or arising out of any event or condition occurring on or after such transfer.

12.4	NO OFFSET. Tenant shall not have the right to offset or deduct the amount allegedly owed to Tenant pursuant to any claim against Landlord from any rent or other sum payable to Landlord. Tenant’s sole remedy for recovering upon such claim shall be to institute an independent action against Landlord.

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12.5	NO PERSONAL LIABILITY. If Tenant is awarded a money judgment against Landlord, then recourse for satisfaction of such judgment shall be limited to execution against Landlord’s estate and interest in the Building and the Lot. No other asset of Landlord, any partner of Landlord or any other person or entity shall be available to satisfy, or be subject to, such judgment, nor shall any such partner, person or entity be held to have personal liability for satisfaction of any claim or judgment against Landlord or any partner of Landlord.

ARTICLE 13

INSURANCE

13.1	TENANT’S LIABILITY INSURANCE. Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Lease Term (and thereafter, so long as Tenant is in occupancy of any part of the Premises), a policy of commercial general liability insurance written on an occurrence basis with a form comprehensive liability endorsement under which Tenant is named as insured and Landlord and Landlord’s managing agent (and such other persons as are designated by Landlord from time to time) are named as additional insured parties, and under which the insurer agrees to indemnify and hold said additional insured parties harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages mentioned in Section 12.1. Each such policy shall be non-cancelable and non-amendable with respect to Landlord and Landlord’s said designees without thirty (30) days’ prior notice to Landlord, and a duplicate original or certificate thereof shall be delivered to Landlord. As of the Lease Commencement Date hereof, the minimum limits of liability of such insurance shall be $5,000,000.00 combined single limit, and from time to time during the Lease Term Landlord can require higher limits, if they are carried customarily in the greater Boston area with respect to similar properties. All insurance required to be maintained by Tenant pursuant to this Lease shall be maintained with responsible companies qualified to do business, and in good standing, in Massachusetts and which have a rating of at least “A-” and are within a financial size category of not less than “Class VIII” in the most current Best’s Key Rating Guide (or another rating reasonably selected by Landlord if such Guide is no longer published).

13.2	TENANT’S PROPERTY INSURANCE. Tenant, at Tenant’s expense, shall maintain at all times during the Term of the Lease property insurance covering property damage and business interruption. Covered property shall include tenant improvements in the Premises, office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant’s property on the Premises. Such insurance shall, with respect only to tenant improvements, name Landlord, and any mortgagees designated by Landlord, as additional loss payees as their interests may appear. Such insurance shall be written on an “all risk” of physical loss or damage basis including but not limited to the perils of fire, extended coverage, windstorm, vandalism, malicious mischief, sprinkler leakage, flood and earthquake, for the full replacement cost value of the covered items and in amounts that meet any co-insurance clause of the policies of insurance with a deductible amount not to exceed $5,000.

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13.3	TENANT’S WORKERS COMPENSATION INSURANCE. Tenant, at Tenant’s expense, shall maintain at all times during the Term of the Lease Workers’ Compensation Insurance with statutory benefits and Employers Liability Insurance with the following amounts: Each Accident: $500,000; Disease: Policy Limit - $500,000; Disease: Each Employee - $500,000.

13.4	NON-SUBROGATION. Any insurance carried by either party with respect to the Premises or property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Notwithstanding any provisions of this Lease to the contrary, each party hereby waives any rights of recovery against the other for injury or loss due to hazards (i) covered by such insurance, or (ii) which would have been covered by insurance required to be carried by such party under this Lease but not in fact so carried. Without limitation, this waiver of rights by Tenant shall apply to, and be for the benefit of, Landlord’s managing agent.

13.5	LANDLORD’S INSURANCE. Landlord shall procure and maintain the following (1) “All Risk” Property Damage Insurance on the Building and the Property (full replacement cost valuation with the Special Cause of Loss Form), which insurance shall contain a waiver of subrogation by the insurance company; provided, however, that Landlord shall not be obligated to insure any furniture, fixtures, and equipment which Tenant may keep or maintain in the Premises or any alteration, or improvement which Tenant may make upon the Premises, and (2) Commercial General Liability insurance, which shall be in addition to, and not in lieu of, the commercial general liability insurance required to be maintained by Tenant. Such coverage shall be in such amounts, from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine; provided, however, that in all cases such determination shall be consistent with the insurance programs maintained by other prudent landlords of first-class office buildings in Boston, Massachusetts. Landlord may elect to secure and maintain any other insurance coverage with respect to the Building and the Property that Landlord deems necessary or desirable.

ARTICLE 14

FIRE OR CASUALTY AND TAKING

14.1	LANDLORD’S TERMINATION RIGHT. If the Premises or the Building are totally or partially damaged or destroyed, thereby rendering the Premises totally or partially inaccessible or unusable, then Landlord shall diligently repair and restore the Premises and the Building to substantially the same condition they were in prior to such damage or destruction; provided, however, that if in Landlord’s judgment such repair and restoration cannot be completed within one hundred eighty (180) days after the occurrence of such damage or destruction (taking into account the time needed for effecting a satisfactory settlement with any insurance company involved, removal of debris, preparation of plans and issuance of all required governmental permits), then Landlord shall have the right, at its sole option, to terminate this Lease by giving written notice of termination within forty-five (45) days after the occurrence of such damage or destruction.

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14.2	TENANT’S TERMINATION RIGHT. If Landlord determines, in its sole but reasonable judgment, that the repairs and restoration cannot be substantially completed within two hundred seventy (270) days after the date of such damage or destruction, Landlord shall promptly notify Tenant of such determination. For a period of thirty (30) days after receipt of such notice, Tenant shall have the right to terminate this Lease by providing written notice to Landlord. If Tenant does not elect to terminate this Lease within such thirty (30) day period, and provided that Landlord has not elected to terminate this Lease, Landlord shall proceed to repair and restore the Premises and the Building. Notwithstanding the foregoing, Tenant shall not have the right to terminate this Lease if the act or omission of Tenant or any Tenant Party shall have caused the damage or destruction.

14.3	APPORTIONMENT OF RENT. If this Lease is terminated pursuant to Section 14.1 or 14.2 above, then all rent shall be apportioned (based on the portion of the Premises which is usable after such damage or destruction) and paid to the date of termination (or, if earlier, the date that the Premises were rendered untenantable). If this Lease is not terminated as a result of such damage or destruction, then until such repair and restoration of the Premises are substantially complete, Tenant shall be required to pay the Annual Fixed Rent and Additional Rent only for the portion of the Premises that is usable while such repair and restoration are being made. Landlord shall bear the expenses of repairing and restoring the Premises (including all leasehold improvements existing as of the Lease Commencement Date) and the Building; provided, however, that Landlord shall not be required to repair or restore any Tenant’s Property; and provided further that if such damage or destruction was caused by the act or omission of Tenant or any Tenant Party, then Tenant shall pay the amount by which such expenses exceed the insurance proceeds, if any, actually received by Landlord on account of such damage or destruction.

14.4	WHEN LANDLORD NOT OBLIGATED TO RESTORE. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to restore the Premises or the Building and shall have the right to terminate this Lease if (a) the holder of any Mortgage fails or refuses to make insurance proceeds available for such repair and restoration, (b) zoning or other applicable laws or regulations do not permit such repair and restoration, (c) the insurance proceeds available to Landlord are insufficient to pay for the cost of such restoration, or (d) the cost of repairing and restoring the Building would exceed fifty percent (50%) of the replacement value of the Building, whether or not the Premises are damaged or destroyed, provided the leases of all other tenants in the Building are similarly terminated.

14.5	CONDEMNATION. If one-third or more of the Premises or occupancy thereof shall be permanently taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose or sold under threat of such a taking or condemnation (collectively, “condemned”), then this Lease shall terminate on the date title thereto vests in such authority and rent shall be apportioned as of such date. If less than one-third of the Premises or occupancy thereof is condemned, then this Lease shall continue in full force and effect as to the part of the Premises not condemned, except that as of the date title vests in such authority Tenant shall not be required to pay the Annual Fixed Rent and Additional Rent with respect to the part of the Premises condemned. Notwithstanding anything herein to the contrary, if twenty-five percent (25%) or more of the Lot or the Building is condemned (whether or not any portion of the Premises is condemned), and if Landlord determines as a result thereof to cease operating the Building, then Landlord shall have the right to terminate this Lease as of the date title vests in such authority.

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14.6	AWARD. All awards, damages and other compensation paid by such authority on account of such condemnation shall belong to Landlord, and Tenant assigns to Landlord all rights to such awards, damages and compensation. Tenant shall not make any claim against Landlord or the authority for any portion of such award, damages or compensation attributable to damage to the Premises, value of the unexpired portion of the Lease Term, loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the authority for the value of furnishings, equipment and trade fixtures installed in the Premises at Tenant’s expense and for relocation expenses, provided that such claim shall in no way diminish the award, damages or compensation payable to or recoverable by Landlord in connection with such condemnation.

ARTICLE 15

DEFAULT

15.1	EVENT OF DEFAULT. Each of the following shall constitute an Event of Default: (a) Tenant’s failure to make any payment of the Annual Fixed Rent or Additional Rent within five (5) days following such payment’s due date; provided that, on up to two (2) occasion in any twelve (12) month period, there shall exist no Event of Default unless Tenant shall have been given written notice of such failure and shall not have made the payment within five (5) days following the giving of such notice; (b) Tenant’s violation or failure to perform or observe any other covenant or condition within twenty (20) days after written notice thereof from Landlord; provided that, if such failure is curable but is not reasonably capable of being cured within thirty (30) days, then such cure period shall be extended for such additional period as may reasonably be required up to an additional sixty (60) days, so long as Tenant commences such cure within said twenty (20) day period and thereafter diligently pursues such cure to completion; (c) the estate hereby created shall be taken on execution or by other process of law; or (d) Tenant shall make an assignment for the benefit of its creditors; or (e) Tenant shall judicially be declared bankrupt or insolvent according to law; or (f) a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer is appointed to take charge of all or any substantial part of Tenant’s property by a court of competent jurisdiction and such appointment is not discharged within ninety (90) days thereafter; or (g) any petition shall be filed against Tenant in any court in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding, and such proceedings shall not be fully and finally dismissed within ninety (90) days after the institution of the same; or (h) Tenant shall file any petition in any court in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding; or (i) Tenant otherwise abandons or vacates the Premises; or (j) following a Landlord draw therefrom, Tenant fails to restore the Security Deposit to its full amount within five (5) days of a Landlord demand therefor. If, prior to the commencement of the term of this Lease, Tenant notifies Landlord of or otherwise unequivocally demonstrates an intention to repudiate this Lease, Landlord may, at its option, consider such anticipatory repudiation an Event of Default.

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In addition to any other remedies available to it hereunder or at law or in equity, Landlord may retain all rent paid upon execution of the Lease and the security deposit, if any, to be applied to damages of Landlord incurred as a result of such repudiation, including without limitation reasonable attorneys’ fees, brokerage fees, costs of reletting, and loss of rent. Tenant shall pay in full for all leasehold improvements constructed or installed within the Premises pursuant to this Lease to the date of the breach, and for materials ordered at its request for the Premises.

15.2	LANDLORD’S REMEDIES. If there shall be an Event of Default, then Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may re-enter, terminate Tenant’s right of possession and take possession of the Premises. The provisions of this Article shall operate as a notice to quit, any other notice to quit or of Landlord’s intention to re-enter the Premises being hereby expressly waived. If necessary, Landlord may proceed to recover possession of the Premises under and by virtue of the laws of Massachusetts, or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease and/or elects to terminate Tenant’s right of possession, then everything contained in this Lease to be done and preformed by Landlord shall cease, without prejudice, however, to Landlord’s right to recover from Tenant all rent and other sums accrued through the later of termination or Landlord’s recovery of possession. Whether or not this Lease and/or Tenant’s right of possession is terminated, Landlord may, but shall not be obligated to, relet the Premises or any part thereof, alone or together with other premises, for such rent and upon such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord, in its sole discretion, may determine, but Landlord shall not be liable for, nor shall Tenant’s obligations be diminished by reason of, Landlord’s failure to relet the Premises or collect any rent due upon such reletting. Whether or not this Lease is terminated, Tenant nevertheless shall remain liable for any Annual Fixed Rent, Additional Rent or damages which may be due or sustained prior to such default, all costs, fees and expenses (including without limitation reasonable attorneys’ fees, brokerage fees and expenses incurred in placing the Premises in first-class rentable condition) incurred by Landlord in pursuit of its remedies and in renting the Premises to others from time to time. Tenant shall also be liable for additional damages which at Landlord’s election shall be either:

(a)	an amount equal to the Annual Fixed Rent and Additional Rent which would have become due during the remainder of the Lease Term, less the amount of rental, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any Additional Rent payable as a result of any failure of such other person to perform any of its obligations), which damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant’s default and continuing until the date on which the Lease Term would have expired but for Tenant’s default. Separate suits may be brought to collect any such damages for any month(s), and such suits shall not in any manner prejudice Landlord’s right to collect any such damages for any subsequent month(s), or Landlord may defer any such suit until after the expiration of the Lease Term, in which event the cause of action shall be deemed not to have accrued until the expiration of the Lease Term. Landlord agrees that if the Premises are relet, Landlord shall act reasonably to obtain a fair market rental value for the Premises; or

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(b)	an amount equal to the present value (as of the date of the termination of this Lease) of the difference between (i) the Annual Fixed Rent and Additional Rent which would have become due during the remainder of the Lease Term, and (ii) the fair market rental value of the Premises for the same period, which damages shall be payable to Landlord in one lump sum on demand. For purpose of this Section, present value shall be computed by discounting at a rate equal to one (1) whole percentage point above the discount rate then in effect at the Federal Reserve Bank of New York.

15.3	TENANT WAIVER. Tenant waives any right of redemption, re-entry or restoration of the operation of this Lease under any present or future law, including any such right which Tenant would otherwise have if Tenant shall be dispossessed for any cause.

15.4	LANDLORD RIGHT TO MAKE PAYMENT. If Tenant fails to make any payment to any third party or to do any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act. Landlord’s taking such action shall not be considered a cure of such failure by Tenant or prevent Landlord from pursuing any remedy to which it is otherwise entitled in connection with such failure. If Landlord elects to make such payment or do such act, then all expenses incurred, plus interest thereon at a rate per annum (the “Default Rate”) which is three (3) whole percentage points higher than the Prime Rate from the date incurred to the date of payment thereof by Tenant, shall constitute Additional Rent.

15.5	LATE PAYMENT. If Tenant fails to make any payment of the Annual Fixed Rent or Additional Rent by the date such payment is due and payable, then Tenant shall pay a late charge of five percent (5%) of the amount of such payment. In addition, such payment and such late fee shall bear interest at the Lease Interest Rate from the date such payment was due to the date of payment thereof. Notwithstanding the foregoing, Landlord agrees to waive imposition of the above-described late charge on up to one (1) occasion in any twelve (12) month period, provided Tenant tenders the overdue payment to Landlord within five (5) business days after Tenant’s receipt of written notice from Landlord stating that the payment was not received when due. For purposes hereof, “Lease Interest Rate” shall mean a rate equal to the lesser of (i) the Prime Rate plus four percent (4%), or (ii) the maximum applicable legal rate.

15.6	LANDLORD’S DEFAULT. Landlord shall in no event be in default in the performance of any of Landlord’s obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.

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ARTICLE 16

MISCELLANEOUS PROVISIONS

16.1	RELOCATION. If Landlord so requests, with respect to third floor portions of the Premises only (if, and to the extent that Tenant has acquired such space pursuant to the terms of Section 3.3 hereof or otherwise), Tenant shall vacate the Premises and relinquish its rights with respect to the same provided that Landlord shall provide to Tenant substitute space in the Building, such space to be on the third floor and reasonably comparable in size, layout, finish and utility to the Premises, and further provided that Landlord shall, at its sole cost and expense, move Tenant and its equipment, furniture, and other removable personal property from the Premises to such new space in such manner as will minimize, to the greatest extent practicable, undue interference with the business or operations of Tenant. Any such substitute space shall, from and after such space is so provided, be treated as the Premises demised under this Lease, and shall be occupied by Tenant under the same terms, provisions and conditions as are set forth in this Lease, and this Lease shall be amended to reflect such new space. The foregoing Relocation provisions shall not apply to any portion of the Premises on the second floor of the Building. NO WAIVER. Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of its rights hereunder. Further, no waiver at any time of any of the provisions hereof by either party shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any later time of the same provisions.

No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant. Further, the acceptance by Landlord of Annual Fixed Rent or Additional Rent shall not be or be deemed to be a waiver by Landlord of any default by Tenant, whether or not Landlord knows of such default, except for such defaults as to which such payment relates.

16.3	CUMULATIVE REMEDIES. Landlord’s rights and remedies set forth in this Lease are cumulative and in addition to Landlord’s other rights and remedies at law or in equity, including those available as a result of any anticipatory breach of this Lease. Landlord’s exercise of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. Landlord’s delay or failure to exercise or enforce any of Landlord’s rights or remedies or Tenant’s obligations shall not constitute a waiver of any such rights, remedies or obligations. Landlord shall not be deemed to have waived any default unless such waiver expressly is set forth in an instrument signed by Landlord. If Landlord waives in writing any default, then such waiver shall not be construed as a waiver of any covenant or condition set forth in this Lease except as to the specific circumstances described in such written waiver. Neither Tenant’s payment of a lesser amount than the sum due hereunder nor Tenant’s endorsement or statement on any check or letter accompanying such payment shall be deemed an accord and satisfaction, and

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Landlord may accept the same without prejudice to Landlord’s right to recover the balance of such sum or to pursue any other remedy available to Landlord. Landlord’s re-entry and acceptance of keys shall not be considered an acceptance of a surrender of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to injunctive relief against any violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease, as well as specific performance of any such covenants, conditions or provisions, provided, however, that the foregoing shall not be construed as a confession of judgment by Tenant.

16.4	QUIET ENJOYMENT. Landlord agrees that, upon Tenant’s paying the Annual Fixed Rent and Additional Rent, and performing and observing the covenants, conditions and agreements hereof upon the part of Tenant to be performed and observed, Tenant shall and may peaceably hold and enjoy the Premises during the term of this Lease, without interruption or disturbance from Landlord or persons claiming through or under Landlord, subject, however, to the terms of this Lease.

16.5	SURRENDER. (A) No act or thing done by Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises as an acceptance of a surrender of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of the Lease or a surrender of the Premises.

(B)       Upon the expiration or earlier termination of the Lease Term, Tenant shall surrender the Premises to Landlord in the condition as required by Sections 8.1 and 9.3, first removing all goods and effects of Tenant and completing such other removals as may be permitted or required pursuant to Section 9.3.

16.6	BROKERAGE. (A) Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Lease other than the brokers, designated in Section 1.1 hereof (the “Brokers”); and in the event any claim is made against the Landlord relative to Tenant’s dealings with brokers other than the Brokers, Tenant shall defend the claim and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(A)       Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Lease other than the Broker; and in the event any claim is made against the Tenant relative to Landlord’s dealings with brokers other than the Broker, Landlord shall defend the claim and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.

(B)       Landlord agrees that it shall be solely responsible for the payment of a brokerage commission to the Brokers pursuant to the terms of a separate written agreement.

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16.7	INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

16.8	PROVISIONS BINDING, ETC. The obligations of this Lease shall run with the land, and except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the parties and each of their respective successors and assigns, subject to the provisions herein restraining subletting or assignment. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition.

16.9	RECORDING. Each of Landlord and Tenant agrees not to record this Lease, but each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease or short form lease in recordable form and complying with applicable law and reasonably satisfactory to Landlord’s and Tenant’s attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is not intended to vary the terms and conditions of this Lease.

16.10	NOTICES AND TIME FOR ACTION. Whenever notice shall or may be given either to Landlord or to Tenant under this Lease, such notices shall be in writing and shall be sent by hand, by registered or certified mail, or by overnight or other commercial courier, postage or delivery charges, as the case may be, prepaid, to the following addresses (or to such other address or addresses as may from time to time hereafter be designated by either party by notice meeting the requirements of this Section 16.10):

If to Landlord:

c/o AEW Capital Management, L.P.

Two Seaport Lane

World Trade Center East

Boston, MA 02210

Attention: Asset Manager for 25 First Street LLC

FAX# (617) 261-9555

with a copies to

Paradigm Properties

200 State Street, 3rd Floor

Boston, MA 02109

(617) 451-1144

Attn: John Caldwell

and

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James D. Sperling, Esq.

Rubin and Rudman LLP

50 Rowes Wharf

Boston, MA 02110

Fax #: (617) 330-7550

and

The Mortgagee(s) listed on Exhibit D hereto

at the address(es) indicated thereon

If to Tenant:

[Until Lease Commencement Date:]

Hubspot, Inc.

One Broadway, 5th Floor

Cambridge, MA 02142

Attn: David Stack, Chief Financial Officer

After Lease Commencement Date:

25 First Street

Cambridge, MA. 02141

Attn: President

With a copy to:

Paul C. Laudano, Esq.

Brown Rudnick LLP

One Financial Center

Boston, MA 02111

Fax #: 617-289-0549

Except as otherwise provided herein, all such notices shall be effective when received; provided, that (i) if receipt is refused, notice shall be effective upon the first occasion that such receipt is refused or (ii) if the notice is unable to be delivered due to a change of address of which no notice was given, notice shall be effective upon the date such delivery was attempted.

Where provision is made for the attention of an individual or department, the notice shall be effective only if the wrapper in which such notice is sent is addressed to the attention of such individual or department.

Any notice given by an attorney on behalf of Tenant, Landlord or by Landlord’s managing agent shall be considered as given by Landlord and shall be fully effective.

16.11	WHEN LEASE BECOMES BINDING. The submission of an unsigned copy of this document to Tenant shall not constitute an offer or option to lease the Premises. This Lease shall become effective and binding only upon execution and delivery by both Landlord and Tenant.

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16.12	PARAGRAPH HEADINGS. The paragraph headings throughout this instrument are for convenience and reference only, and shall not be considered in construing the provisions of this Lease.

16.13	RIGHTS OF MORTGAGEE. This Lease shall be subject and subordinate to any mortgage now or hereafter on the Building or the Lot or any part thereof (“Mortgage”), and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor, provided that in the case of a future Mortgage the holder of such Mortgage agrees to recognize the right of Tenant to use and occupy the Premises upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant’s obligations hereunder. In confirmation of such subordination and recognition, Tenant shall execute and deliver promptly such instruments of subordination as such mortgagee may reasonably request, subject to receipt of such instruments of recognition from such mortgagee as Tenant may reasonably request. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its landlord. If any holder of a Mortgage, executed and recorded prior to the Date of this Lease, shall so elect, this Lease, and the rights of Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed, delivered and recorded, or a statutory Notice hereof recorded, prior to the execution, delivery and recording of any such Mortgage. The election of any such holder shall become effective upon either notice from such holder to Tenant or by the recording in the appropriate registry or recorder’s office of an instrument in which such holder subordinates its rights under such Mortgage to this Lease.

If in connection with obtaining financing a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or condition its consent thereto, provided that such modifications do not increase the monetary obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant’s rights hereunder.

16.14	NOTICE TO MORTGAGEE. After receiving notice from any person, firm or other entity that it holds a Mortgage, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder at the address as specified in said notice (as it may from time to time be changed), and the curing of any of Landlord’s defaults by such holder within a reasonable time after such notice (including a reasonable time to obtain possession of the premises if the mortgagee elects to do so) shall be treated as performance by Landlord. If any Mortgage is listed on Exhibit D then the same shall constitute notice from the holder of such Mortgage for the purposes of this Section 16.14.

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16.15	ASSIGNMENT OF RENTS. With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, which assignment is made to the holder of a Mortgage, Tenant agrees:

(a)	That the execution thereof by Landlord, and the acceptance thereof by the holder of such Mortgage, shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder, unless such holder shall, by notice sent to Tenant, specifically otherwise elect; and

(b)	That, except as aforesaid, such holder shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s Mortgage and the taking of possession of the Premises.

(c)	No Annual Fixed Rent or Additional Rent may be paid by Tenant more than thirty (30) days in advance except with such holder’s prior written consent, and any such payment without such consent shall not be binding on such holder.

16.16	CERTAIN TENANT COVENANTS. Tenant covenants during the Lease Term and for such further time as Tenant occupies any part of the Premises:

(A)       To pay when due all Annual Fixed Rent and Additional Rent.

(B)       To pay all reasonable costs, including attorneys’ and other fees incurred by Landlord in connection with the enforcement by Landlord of any obligations of Tenant under this Lease or in connection with any bankruptcy case involving Tenant or any guarantor.

16.17	ESTOPPELS AND FINANCIAL STATEMENTS. Recognizing that Landlord may find it necessary to establish to third parties, such as accountants, banks, potential or existing mortgagees, potential purchasers or the like, the then current status of performance hereunder, Tenant, within ten (10) days after the request of Landlord made from time to time and referencing this portion of this Lease, will furnish to Landlord, or any existing or potential holder of any Mortgage, or any potential purchaser of the Premises or the Building (each an “Interested Party”) a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease. If Tenant shall fail to deliver such statement within such ten (10) day period, and such failure shall continue for five (5) days after notice thereof, such event shall constitute an Event of Default hereunder without any further notice or cure period. In addition, Tenant shall deliver to Landlord, or any Interested Party designated by Landlord, financial statements of Tenant, and any guarantor of Tenant’s obligations under this Lease, as reasonably requested by Landlord including, but not limited to, financial statements for the past three (3) years. Any such status statement or financial statement delivered by Tenant pursuant to this Section 16.17 may be relied upon by any Interested Party.

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16.18	SELF-HELP. If Tenant fails to make any payment or perform any act which Tenant is obligated to do under this Lease and (except in the case of emergency) if the same continues unpaid or unperformed beyond applicable grace periods, then Landlord may, but shall not be obligated so to do, after fifteen (15) days’ notice to and demand upon Tenant, or without notice to or demand upon Tenant in the case of any emergency, make such payment or perform such act on Tenant’s behalf. Such action by Landlord shall not waive or release Tenant from any obligations of Tenant in this Lease. All sums paid by Landlord in connection with such action, and all reasonable and necessary costs and expenses of Landlord incidental thereto, together with interest thereon at the Lease Interest Rate, from the date of the making of such expenditures by Landlord, shall be payable to the Landlord on demand.

16.19	HOLDING OVER. Tenant shall have no right whatsoever to remain in possession of the Premises following the expiration or earlier termination of the Lease Term, whether or not Landlord has given Tenant notice to vacate. If Tenant does not immediately surrender the Premises upon the expiration or earlier termination of the Lease Term, then Tenant shall become a tenant at sufferance subject to immediate eviction by Landlord at any time, and the rent shall be increased to an amount equal to the greater of (x) 200% of the Annual Fixed Rent and Additional Rent calculated at the highest rate payable under the terms of this Lease, or (y) 150% of the fair market rental value of the Premises. Such rent shall be computed on a monthly basis and shall be payable on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the Premises have been vacated. Landlord’s acceptance of such rent shall not in any manner adversely affect Landlord’s other rights and remedies, including Landlord’s right to evict Tenant and to recover damages, and Tenant shall be liable for all loss, cost and damage incurred by Landlord resulting from Tenant’s failure and delay in surrendering the Premises. All property which remains in the Building or the Premises after the expiration or termination of this Lease shall be conclusively deemed to be abandoned and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, then Landlord may receive the proceeds of such sale and apply the same, at its option against the expenses of the sale, the cost of moving and storage, any arrears of rent or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under this Lease and at law and in equity.

16.20

ENTRY BY LANDLORD.   Landlord, and its duly authorized representatives, shall, upon reasonable prior notice (except in the case of emergency, when no notice shall be required), have the right to enter the Premises at all reasonable times (and at any time in the case of emergency) for the purposes of inspecting the condition of same and making such repairs, alterations, additions or improvements thereto as may be necessary if Tenant fails to do so as required hereunder (but the Landlord shall have no duty whatsoever to make any such inspections, repairs, alterations, additions or improvements except as otherwise provided in this Lease), and to show the Premises to prospective tenants during the twelve (12) months preceding expiration of the Lease Term and at any reasonable time during the Lease Term to show the Premises to prospective purchasers and mortgagees.TENANT’S PAYMENTS. Any Additional Rent due hereunder, except for monthly payments on account of Operating Expenses and Taxes, shall be payable, unless otherwise provided in this Lease, within ten (10) days after written demand by Landlord. If Tenant does not timely pay any amount of Additional Rent, Landlord shall have all the

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rights and remedies available to Landlord hereunder or by law in the case of non-payment of Annual Fixed Rent. If Tenant has not objected to any statement of Additional Rent which is rendered by Landlord to Tenant within ninety (90) days after the date thereof, then the same shall be deemed to be a final account between Landlord and Tenant not subject to any further dispute.

16.22	TIME OF THE ESSENCE. Time is of the essence of each provision of this Lease.

16.23	COUNTERPARTS. This Lease may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument.

16.24	ENTIRE AGREEMENT. This Lease constitutes the entire agreement between the parties hereto, and supersedes all prior dealings between them with respect to the Premises and the leasing thereof, and there are no other understandings, agreements, representations or warranties, verbal or written, not expressly set forth in this Lease. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant, unless in writing and signed by the party or parties to be bound.

16.25	TENANT’S PAYMENTS. In the event either party institutes any suit or action against the other in connection with this Lease, the prevailing party shall be entitled to recover from the other all reasonable costs and expenses incurred by the prevailing party in connection with such suit or action, including, without limitation, reasonable attorneys’ fees.

16.26	NO PARTNERSHIP. The relationship of the parties hereto is that of landlord and tenant and no partnership, joint venture or participation is hereby created.

16.27	SECURITY DEPOSIT.

(A)       Simultaneously with Tenant’s execution of this Lease, Tenant shall deposit with Landlord the Security Deposit. Landlord shall not be required to maintain the Security Deposit in a separate account. Except as may be required by law, Tenant shall not be entitled to interest on the Security Deposit. The Security Deposit shall be security for Tenant’s performance of its obligations under this Lease. Within five (5) days after Tenant’s receipt of written notice of Landlord’s use of the Security Deposit or portion thereof as a result of a default by Tenant under this Lease, Tenant shall deposit with Landlord cash in an amount sufficient to restore the Security Deposit to its amount prior to such use, and Tenant’s failure to do so shall constitute a default hereunder. Within approximately thirty (30) days after the later of (a) the expiration or earlier termination of the Lease Term, or (b) Tenant’s vacating the Premises, Landlord shall return the Security Deposit less (i) such portion thereof as Landlord shall have used to satisfy Tenant’s obligations under this Lease, and (ii) such portion thereof as Landlord reasonably determines will be sufficient to satisfy Tenant’s obligations concerning payment of Tenant’s Share of Taxes and Tenant’s Share of Operating Expenses which will not be finally determined until after the end of the calendar year in which the Lease Term ends. If Landlord transfers the Security Deposit to any transferee of the Building or Landlord’s

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interest therein, then such transferee shall be liable to Tenant for the return of the Security Deposit (which liability for the return of the Security Deposit shall be confirmed in writing to Tenant, upon Tenant’s request for such confirmation), and Landlord shall be released from all liability for the return of the Security Deposit. The holder of any Mortgage shall not be liable for the return of the Security Deposit unless such holder actually receives the Security Deposit. Notwithstanding the foregoing., provided that Tenant is not then in default, and has not previously been in default, beyond the applicable notice and cure period, under the terms of this Lease, then, provided that Tenant can satisfy the Economic Hurdle (as hereinafter defined) with respect to each reduction requested, Tenant shall have the right to request that the Security Deposit be reduced, first to $560,000.00 (the “First Reduction”) and subsequently to $200,000.00 (the “Second Reduction”). In no event shall the Security and Restoration Deposit be reduced below the amount of $200,000.00. For purposes of this Section, the “Economic Hurdle” shall mean that Tenant has demonstrated to Landlord’s reasonable satisfaction (by provision to Landlord of independent third party accounting or auditor documentation prepared in accordance with GAAP) that Tenant has received gross annual revenue for the twelve (12) month period immediately preceding Tenant’s reduction request in excess of (x) Fifteen Million Dollars ($15,000,000.00) to qualify for the First Reduction and (y) Thirty Million Dollars ($30,000,000.00) to qualify for the Second Reduction. In the event that any audit, conducted at any time subsequent to either the First Reduction or the Second Reduction, or any other financial securities filing, reveals that Tenant’s gross annual revenue has decreased below the aforementioned Economic Hurdle, the Security Deposit shall immediately be restored to the original amount set forth in Section 1.1 hereof and shall remain at such amount for the remainder of the Lease Term.

Provided that Tenant has satisfied the conditions precedent for such reduction, Landlord shall, within thirty (30) days following written confirmation that Tenant has achieved the Economic Hurdle, return to Tenant the requisite amount of Security Deposit (to the extent that the same is held by Landlord as a cash security deposit). In the event that Tenant has elected pursuant to this Section 16.27 of the Lease to provide a Letter of Credit, Tenant shall, upon satisfaction of the above-referenced conditions, present to Landlord a substitute Letter of Credit that conforms with the terms of the Lease in the proper amount, following which Landlord shall return the Letter of Credit it was previously holding (if any) to Tenant.

(B)       At Tenant’s election and with Landlord’s prior consent, the Security Deposit may be in the form of an unconditional, irrevocable standby letter of credit (the “Letter of Credit”) from a U.S. banking institution reasonably acceptable to Landlord, insured by a federal insurance agency and authorized to do business in the Commonwealth of Massachusetts (the “Issuer”). The Issuer must have long-term, unsecured and unsubordinated debt obligations rated in the highest category by at least two of Fitch Ratings Ltd. (“Fitch”, which highest rating currently is AAA), Moody’s Investors Service, Inc. (“Moody’s”, which highest rating currently is Aaa), and Standard & Poor’s Ratings Services (“S&P”, which highest rating currently is AAA), or their respective successors (collectively, the “Rating Agencies”), and must have a short term deposit rating in the highest category from at least two Rating Agencies (which currently would be Fl from Fitch, P-1 from Moody’s, and A-1 from S&P). The qualifications in the

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preceding sentence are collectively referred to as the “Issuer Qualifications.” The Letter of Credit shall (i) meet the requirements of the International Standby Practice ISP98, International Chamber of Commerce (ICC) Publication No. 590, (ii) name Landlord as beneficiary, (iii) be in the amount of the Security Deposit, (iv) be payable in full or partial draws against Landlord’s sight draft upon a statement by Landlord that, pursuant to the provisions of this Lease, Landlord is entitled to draw upon the Letter of Credit, (v) include an “evergreen” provision which provides that the Letter of Credit shall be renewed automatically on an annual basis unless the issuer delivers sixty (60) days prior written notice of cancellation to Landlord, (vi) have an initial expiration date no earlier than one year from the date of issue and an outside expiration date no earlier than sixty (60) days after the expiration of the initial Lease Term, (vii) be transferable, at no expense to Landlord, to any successor to Landlord as owner of the Building, and (viii) otherwise be in form and substance satisfactory to Landlord (items [i] through [viii] collectively the “LC Requirements”).

In the event that, at any time, either (x) Landlord receives notice from any Issuer of such Issuer’s decision not to renew the Letter of Credit as required under this Section 16.27, (y) the Issuer Qualifications are not met by the then-current Issuer of a Letter of Credit held by Landlord, or (z) the financial condition of the Issuer changes in any other materially adverse way (as determined by Landlord), then Tenant shall, within five (5) days following written notice from Landlord, deliver to Landlord a replacement Letter of Credit that satisfies the LC Requirements and is issued by an Issuer that satisfies the Issuer Qualifications or a cash Security Deposit in lieu thereof. In the event that Tenant fails to timely deliver such substitute Letter of Credit or a cash Security Deposit in lieu thereof, such failure shall constitute an Event of Default for which there shall be no notice and cure period, and, in addition to the rights set forth in Article 15 hereof, Landlord shall have the right under such circumstances to immediately, and without further notice to Tenant, draw upon the then-extant Letter of Credit and hold the proceeds thereof as a cash Security Deposit.

16.28	GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts.

16.29	WAIVER OF JURY TRIAL. Landlord and Tenant waive trial by jury in any action, proceeding, claim or counterclaim brought in connection with any matter arising out of or in any way connected with this Lease or Tenant’s use or occupancy of the Premises. Tenant consents to service of process and any pleading relating to any such action at the Premises; provided, however, that nothing herein shall be construed as requiring such service at the Premises. Landlord and Tenant waive any objection to the venue of any action filed in any court situated in the jurisdiction in which the Building is located, and waive any right under the doctrine of forum non conveniens or otherwise to transfer any such action filed in any such court to any other court.

16.30

RULES AND REGULATIONS.   Tenant will faithfully observe and comply with the reasonable rules and regulations for the Building and the Lot as Landlord hereafter at any time or from time to time may make and for which Landlord provides at least five (5) business days’ prior notice in writing to Tenant (“Rules and Regulations”). A copy of the

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current Rules and Regulations for the Building are attached hereto as Exhibit F. However, in case of any conflict between the provisions of this Lease and any such Rules and Regulations, the provisions of this Lease shall control. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, contractors, visitors, invitees or licensees. All Rules and Regulations shall be of general applicability to, and non-discriminatorily applied against, all comparable tenants in the Building.

16.31	SIGNAGE. Landlord shall provide building standard signage in the standard graphics for the Building listing Tenant, any permitted subtenant or assignee of Tenant on the directory(ies) for the Building. The initial listing of Tenant’s name shall be at Landlord’s expense. Any changes or additions to such directory(ies) shall be at Tenant’s cost and expense. Notwithstanding anything to the contrary set forth in this Lease, Tenant may, at Tenant’s cost and expense, install signage on the First Street exterior facade of the Building of size and in a location mutually acceptable to Landlord and Tenant as shown on Tenant’s Exterior Signage Plan attached hereto as Exhibit G. Under no circumstances shall such exterior signage exceed twelve (12) inches in height including all letters and other characters comprising the same. Tenant shall comply with the terms and conditions of Section 9 and all other applicable provision of this Lease as well as all applicable laws and building and zoning regulations in connection with such installation and shall, at Tenant’s cost and expense, obtain any and all permits and/or approvals required prior to the commencement of work to install such exterior signage.

16.32	ARBITRATION. In any case where this Lease references arbitration of a dispute, such dispute shall be submitted to arbitration in accordance with the provisions of applicable law, as from time to time amended. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations and procedures from time to time in effect as promulgated by the American Arbitration Association. Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association’s office in Boston, Massachusetts. The arbitrator shall hear the parties and their evidence. The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the appropriate court of law; and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside Massachusetts by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his award or decision. No dispute under this Lease shall be submitted to arbitration until twenty (20) days after the party asserting the existence of the dispute gives notice thereof to the other party, together with a reasonably detailed description of the dispute.

16.33

FORCE MAJEURE.   If Landlord is in any way delayed or prevented from performing any of its obligations under this Lease due to fire, act of God, governmental act or failure to act, strike, labor dispute, inability to procure materials or any other cause beyond

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Landlord’s reasonable control (whether similar or dissimilar to the foregoing events), then the time for performance of such obligation shall be excused for the period of such delay or prevention and extended for a period equal to the period of such delay or prevention.

[REMAINDER OF THIS PAGE IS LEFT BLANK]

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EXECUTED as a sealed instrument by persons or officers hereunto duly authorized on the Date set forth in Section 1.1 above.

WITNESS:	LANDLORD:

25 FIRST STREET, LLC, a Delaware limited liability company

By: Federal Street Operating, LLC, a Delaware limited liability company, its Sole Member

By: Federal Street Management, LLC, a Delaware limited liability company, its Managing Member

By: Federal Street Management Co., Inc., a Delaware corporation, its Manager

By:	/s/ [ILLEGIBLE]
Name: [ILLEGIBLE]
Title: [ILLEGIBLE]
Hereunto Duly Authorized

WITNESS:	TENANT:

HUBSPOT, INC.

	By:	/s/ Brian Halligan
Name: Brian Halligan
Its: CEO
Hereunto duly authorized

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EXHIBIT A

LEGAL DESCRIPTION

THE DAVENPORT

Beginning at a point, said point being the intersection of the westerly sideline of First Street, and the northerly sideline of Thorndike Street in the City of Cambridge, County of Middlesex, Commonwealth of Massachusetts, bounded and described as follows:

N 80° 28’ 11’’ W

Along the northerly sideline of Thorndike Street a distance of Four Hundred and Thirty-Eight Hundreds feet (400.38’) to a point said point being the intersection of the northerly sideline of Thorndike Street and the easterly sideline of Second Street, thence turning and running;

N 09° 31’ 49” E	Along the easterly sideline of Second Street a distance of Sixty and No Hundredths feet (60.00’), to a point, thence turning and running;

S 80° 28’ 11” E	A distance of One Hundred and No Hundredths feet (100.00’) to a point, thence turning and running;

N 09° 36’ 54” E	A distance of One Hundred Forty and Seventy-Two Hundredths feet (140.72’) to a point, said point being along the southerly sideline of Otis Street, thence turning and running:

S 80° 21’ 10” E	Along said southerly sideline of Otis Street a distance of Three Hundred and No Hundredths feet (300.00’) to a point, said point being the intersection of said southerly sideline of Otis Street and the westerly sideline of First Street, thence turning and running;

S 09° 28’ 49” W	Along said westerly sideline of First Street a distance of Two Hundred and Eleven Hundredths feet (200.11’) to the point of beginning.

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EXHIBIT B

FLOOR PLAN [THE PREMISES, ADDITIONAL SPACE AND ROFR ADDITIONAL

AND MIDDLE POD SPACE]

THE DAVENPORT

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Exhibit B-1
Premises = 37,451 rsf
ROFR = 5763 rsf
Additional Space subject to one time Right of First Offer
(VACANT 2ND + 3rd floor at lease execution)
Premises 37,451 rsf
Available 9,369 SF
Available 5,740 SF
Atrium
"Available" 8,330 SF
Available 22,342 SF
ROFR 5,763 rsf
Exterior Courtyard
Available 5,763 SF
Additional Space "middle pod 2ND FLR"
2ND FLOOR

[7.1.4] [Lease - 25 First Street, Cambridge, MA Lease, Amdts. 1 - 6 [Exe].pdf] [Page 49 of 153]

Exhibit B-2

Additional Space
subject to one time
Right of First Offer

+-	Suite RSF
	10,755
	8,737
	5,363
	5,633
	5,265
Total	37,753 rsf

3rd flr
VACANT

Available
5,633 SF
LEASED
Available
5,265 SF
Atrium
LEASED
Available
8,060 SF
Exterior Courtyard
Available
5,363 SF
Available
8,737 SF
Available
10,755 SF

3RD FLOOR

DAVENPORT

[redacted]

EXHIBIT C

WORK LETTER

THE DAVENPORT

    This Exhibit is attached to and made a part of that certain Lease Agreement dated as of the              day of March, 2010 (the “Lease”), by and between 25 First Street, LLC (“Landlord”) and Hubspot, Inc. (“Tenant”).

1.	LANDLORD’S WORK.

The Premises shall be delivered to Tenant “as-is”, without any obligations on the part of Landlord to prepare such Premises, and without any warranties concerning the condition of the Premises, or its suitability for Tenant’s Use. Notwithstanding the foregoing, Landlord, at Landlord’s expense, shall remove from the Premises (a) any existing data center equipment and associated infrastructure, in a manner that coordinates with Tenant’s tenant improvement efforts and (b) any perimeter heating units (including closing any floor penetrations revealed as a result thereof in a manner consistent with law and fire safety regulations).

2.	LEASE COMMENCEMENT DATE.

The Lease Commencement Date shall be as set forth in Article I hereof. If, however, prior to the Lease Commencement Date, Tenant takes possession of the whole or any part of the Premises for the Permitted Use (but not solely for the purpose of installing Tenant’s equipment, phone system, cabling, furnishings or to otherwise prepare the Premises for occupancy, which Tenant shall be permitted to do during the thirty (30) day period prior to the Lease Commencement Date), then the Lease Commencement Date shall be the date on which Tenant takes such possession of the Premises. On request of either party, as soon as may be convenient after the Lease Commencement Date has been determined, Landlord and Tenant agree to join with each other in the execution of a written Commencement Date Agreement in the form of Exhibit E to this Lease.

3.	PLANS

Landlord and Tenant shall cooperate with each other in the design process for the Tenant Improvement Work. Tenant shall submit to Landlord for Landlord’s approval a full set of construction drawings for Tenant Improvement Work (collectively “the Plans”), at least twenty one (21) days prior to Tenant’s anticipated work start date. The Plans shall contain at least the information required by, and shall conform to the requirements of, applicable law, and shall contain all information required for the issuance of a building permit for the work shown thereon. Landlord must approve or state the reasons for disapproval of the Plans within seven (7) business days of receipt of the Plans. Landlord’s approval of the Plans shall not be unreasonably withheld, conditioned or delayed. Landlord’s approval is solely given for the benefit of Landlord under this

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Section 3 and neither Tenant nor any third party shall have the right to rely upon Landlord’s approval of Tenant’s plans for any other purpose whatsoever. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design.

4.	WORK PERFORMED BY TENANT.

The parties acknowledge that Tenant will be employing contractors in preparing the Premises for Tenant’s occupancy to install wiring, telecommunications and data systems, security systems, and furnishings in the Premises (“Tenant Improvement Work”). The Tenant Improvement Work shall include certain work necessary to upgrade the HVAC system and components existing in the Premises, to be performed by a subcontractor engaged by Tenant, familiar with the HVAC system, and approved by Landlord. Any Tenant Work shall be done in accordance with the requirements of Article 9 of the Lease. In addition, all of Tenant’s Work shall be coordinated with any work being performed by, or for, Landlord, and in such manner as to maintain harmonious labor relations. Landlord shall keep Tenant informed as to any work being performed or expected to be performed by Landlord and shall cooperate with Tenant in the coordination of such work.

5.	PERFORMANCE OF THE TENANT IMPROVEMENT WORK: COST OF TENANT IMPROVEMENT WORK

(A)       General Contractor. Tenant shall engage a General Contractor (“General Contractor”) approved by Landlord, which approval shall not be unreasonably withheld or delayed, to perform the Tenant Improvement Work.

(B)       Cost Proposal. Tenant shall advise Landlord of price estimates (including breakdowns by trade) as promptly as possible but in any event within twenty (20) days after Landlord’s receipt of the Plans. Tenant shall calculate and furnish to Landlord a “Cost Proposal” which shall constitute the aggregate of (i) the amounts payable under the subcontracts selected (and, where the General Contractor is performing work that would be performed by a subcontractor, the cost of such work) in the bid process, broken down by trade (“Direct Costs”), and (ii) the amount of the General Contractor’s fee and general conditions based on the Direct Costs. The components of the Cost Proposal shall (subject to Change Orders) be fixed at the rates set forth therein.

(C)       Landlord Approval of Plans and Cost Proposal; Redesign Period. Landlord shall approve or reject the Cost Proposal in writing to Tenant on or before five (5) business days after being furnished the same. If Landlord fails to give Tenant notice approving of the Cost Proposal within the period required under the preceding sentence, Landlord shall be deemed to have accepted the Cost Proposal. If Landlord rejects the Cost Proposal, (i) no Tenant Improvement Work will commence until a Cost Proposal has been approved by Landlord, and (ii) within fifteen (15) business days after the expiration of Landlord’s response period under the first sentence of this Section 5(C), Tenant shall make such

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revisions to the Plans as Landlord desires to make to change the cost of the Tenant Improvement Work and resubmit the same to Landlord for approval pursuant to the process set forth above. In such event, Tenant shall direct Tenant’s General Contractor to re-price the Tenant Improvement Work based upon the revised Plans and shall submit a revised Cost Proposal to Landlord within ten (10) business days (or twenty-one (21) business days in the case of major redesign) after receipt of revised Plans. Landlord shall give Tenant written notice accepting or rejecting the revised Cost Proposal on or before five (5) business days after Landlord’s receipt thereof and failure to give such notice within such period shall be deemed an acceptance thereof.

(D)       Change Orders. Tenant shall have the right to submit for Landlord’s approval (which shall not be unreasonably withheld) change proposals subsequent to Landlord’s approval of the Plans and the Cost Proposal (each, a “Change Proposal”). Landlord agrees to respond to any such Change Proposal (which response shall include any information necessary for Tenant to evaluate such Change Proposal) within 3 business days after the submission thereof by Tenant, advising Tenant of any anticipated costs (“Change Order Costs”) associated with such Change Proposal, as well as an estimate of any delay which would likely result. Tenant shall have the right to then approve or withdraw such Change Proposal within five (5) business days after receipt of such information; if approved, it shall become a Change Order, and the Change Order Costs associated with it shall be deemed additions to the Cost Proposal.

(E)       Cost of Tenant Improvement Work. The Tenant Improvement Work shall, subject to the TI Allowance (as defined in Section [8] hereof), be performed at Tenant’s sole cost and expense. If the cost of the Tenant Improvement Work exceeds the total amount of TI Allowance, then Tenant shall pay the amount of such excess. Prior to commencing any Tenant Improvement Work, Tenant shall deposit the amount of any anticipated costs in excess of the TI Allowance (“Excess Costs”) into an escrow account, which amount (the “Escrow Funds”) may be used only for the payment of such Excess Costs. The terms of the escrow arrangement are set forth in the Escrow Agreement attached hereto as Exhibit C-1. If, as and when the approved Cost Proposal or a subsequent Revised Cost Proposal indicates an increased cost of the Tenant Improvement Work, the Escrow Funds shall be increased (the “Additional Deposit”) to match any Excess Costs above the remaining available TI Allowance. If the Additional Deposit is not made within seven (7) days of Landlord’s request therefor, such failure shall constitute an Event of Default hereunder and Tenant shall immediately stop all work and Landlord shall have no further obligation to advance the TI Allowance hereunder.

6.	QUALITY AND PERFORMANCE OF WORK.

(A)       Quality of Work. All construction work required or permitted by this Lease shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions, and orders and requirements of all public authorities (“Legal Requirements”) and all insurance requirements.

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(B)       Correction of Defects. Tenant warrants to Landlord that the Tenant’s Improvement Work will be performed free from defects in workmanship and materials (“Tenant’s Warranty”). Tenant’s Warranty shall be subject to the exclusions which are set forth in Section 3.5.1 of the form A201 General Conditions published by the American Institute of Architects (1997 edition). Tenant’s obligations under this Section 6(B) shall only apply during the Warranty Period, as hereinafter defined. The “Warranty Period” shall be twelve (12) months after the Lease Commencement Date; however, Tenant agrees to notify Landlord promptly after Tenant’s discovery of any alleged defect. The Warranty Period shall apply to any defect which Tenant either discovers or of which Landlord notifies Tenant during such Warranty Period. Tenant agrees to correct or repair, at Tenant’s expense, items which are in breach of Tenant’s Warranty or which do not conform materially to the work contemplated in Tenant’s Plans.

7.	TI ALLOWANCE.

(A)       Amount. As an inducement to Tenant’s entering into this Lease, Landlord shall provide to Tenant an allowance equal to up to Thirty-Nine and 00/100 Dollars ($39.00) per square foot of Rentable Floor Area of the Premises initially demised to Tenant (i.e., One Million Four Hundred Sixty Thousand Five Hundred Eighty-Nine and 00/100 Dollars ($1,460,589.00; the “TI Allowance”)) to be used by Tenant to pay for the cost of the performance of the Tenant Improvement Work, including the HVAC work hereinafter referenced. Tenant may utilize up to, but not more than, Eight Dollars ($8.00) per square foot of Rentable Floor Area of the Premises initially demised to Tenant of the TI Allowance (i.e., Two Hundred Ninety-Nine Thousand Six Hundred Eight and 00/1000 Dollars ($299,608.00)) for payment of Tenant’s so called “soft costs”, including the cost of all architectural and engineering costs, project management costs, costs of designing and installing Tenant’s telecommunication and data cabling, signage and moving costs. Four Dollars ($4.00) per square foot of Rentable Floor Area of the Premises initially demised to Tenant of the TI Allowance (i.e., One Hundred Forty Nine Thousand Eight Hundred Four and 00/1000 Dollars ($149,804.00)) is included for payment of Tenant’s costs in upgrading the HVAC system serving the Premises, but Tenant is permitted to use more of the TI Allowance for HVAC purposes if so desired.

(B)       Requisitions. In the event that the Cost Proposal is greater than the TI Allowance, then Tenant shall deposit into escrow the amount of the Excess Costs as provided in Section 5(E) above. The ratio that the TI Allowance bears to the Cost Proposal shall be hereinafter called the “TI Percentage”. The TI Percentage shall not be less than one hundred percent (100%) on the Lease Execution Date. Prior to each requisition (as hereinafter defined), Tenant shall submit a certification from the Architect to Landlord stating (i) the cost of Tenant’s Work that has been completed and for which payment is being requested, and (ii) the Architect’s then-current estimate of the total cost of the remaining portion of the Tenant Improvement Work (other than soft costs, which soft costs will be certified by Tenant) (a “Revised Cost Proposal”). Notwithstanding anything to the contrary contained herein, in the event that the ratio that the balance of the unfunded TI Allowance bears to the Revised Cost Proposal (the “Progress Ratio”) is smaller than the TI Percentage, then Landlord shall not be obligated to make any disbursements until the Tenant’s Architect certifies that the Progress Ratio is equal to or

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greater than the TI Percentage. By way of example only, if the Cost Proposal is $1,600,000.00, then the TI Percentage is 91.29%. In the event that Landlord previously disbursed $500,000.00 of the TI Allowance (leaving a balance of $960,589.00) pursuant to the terms hereof, and the then current Revised Cost Proposal is $1,300,000.00 ($1,600,000 minus the $500,000 paid plus a $200,000 estimated Revised Cost increase), then the Progress Ratio would be 73.89% (i.e. 960,589.00/1,300,000.00), and Landlord would not be obligated to make any disbursement of the TI Allowance until the Tenant’s Architect certifies that the Progress Ratio is 91.29% or greater.

(C)       Provided that the Progress Ratio is equal to or greater than the TI Percentage, Landlord shall make payments to Tenant or Tenant’s General Contractor in a prompt and timely manner, based on appropriate invoices and documentation from Tenant’s General Contractor and Architect during the progress of Tenant’s Work. If the Progress Ratio is less than the TI Percentage, Landlord shall make no payments to Tenant or Tenant’s General Contractor during the progress of Tenant’s Work until Tenant first pays any Excess Costs into Escrow but, after Tenant pays such Excess Costs, Landlord shall pay its portion of the current amount due based upon the Progress Ratio for the amount of Tenant’s Work that has been completed (as certified by Tenant’s Architect), (e.g., if the Architect certifies that $100,000.00 worth of Tenant’s Work has been completed and the Progress Ratio is 55%, Landlord shall disburse $55,000.00, with Tenant paying the remaining $45,000.00, whether out of the escrow, or otherwise).

(D)       Payments on account of the Tenant Improvement Work shall be made by Tenant, within thirty (30) days of receipt of invoice therefor by the General Contractor. Tenant shall pay its pro rata share and 100% of any Change Order Costs or other Excess Costs over and above the amount of the TI Allowance on account of the Tenant Improvement Work. The Escrow Funds held pursuant to the Escrow Agreement shall be drawn upon for all amounts payable by Tenant, as and when the same are due. For the purposes hereof, a “requisition” shall mean written documentation (including, without limitation, invoices, lien waivers (in hand, for all past payments and, for all current payments, prospective, to be delivered in exchange for the payments), and such other documentation as Landlord or Landlord’s mortgagee may reasonably request) showing in reasonable detail the costs of the item in question. Each requisition shall be accompanied by evidence reasonably satisfactory to Landlord that items, services and work covered by such requisition have been fully paid by Tenant or, to the extent such items are paid by Landlord directly to the contractor, that lien waivers with respect to such payments have in fact been received. Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect Tenant’s books and records relating to each requisition in order to verify the amount thereof. Tenant shall submit requisition(s) no more often than monthly.

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(E)	Conditions. Notwithstanding anything to the contrary herein contained:

(i)	Landlord shall have no obligation to advance funds on account of TI Allowance unless and until Landlord has received the requisition in question.

(ii)	Except with respect to work and/or materials previously paid for by Tenant, as evidenced by paid invoices and written lien waivers provided to Landlord, Landlord shall have the right to have Escrow Funds and the TI Allowance paid directly to Tenant’s contractor(s), consultants, service providers, and vendor(s).

(iii)	Tenant shall not be entitled to any unused portion of the TI Allowance.

(iv)	Landlord’s obligation to pay any portion of TI Allowance shall be conditioned upon there being no existing default at the time that Landlord would otherwise be required to make such payment.

(v)	Landlord shall have no obligation to advance funds on account of the TI Allowance unless and until Tenant has first paid any sums required from Tenant in order to pay Excess Costs such that the Progress Ratio is equal to or greater than the TI Percentage.

9.	DISPUTES. Any dispute between the parties with respect to the provisions of this Exhibit shall be submitted to arbitration in accordance with Section 16.32.

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EXHIBIT C-1

THE DAVENPORT

ESCROW AGREEMENT

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EXHIBIT D

THE DAVENPORT

LIST OF MORTGAGEES

Prudential Insurance Company of America, a New Jersey Corporation

Address:

Prudential Asset Resources

2200 Ross Avenue - Suite 4900E

Dallas, Texas, 75201

Attention: Asset Management Department

Reference Loan No. 706107164

with a copy to:

Prudential Insurance Company of America

2200 Ross Avenue - Suite 4900E

Dallas, Texas, 75201

Attention: Legal Department

Reference Loan No. 706107164

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EXHIBIT E

THE DAVENPORT

FORM OF LEASE COMMENCEMENT DATE AGREEMENT

Reference is made to that certain Lease by and between                                                                              , a(n)                                         , Landlord and                                                  , a(n)                                              ,Tenant, and dated                                 .

Landlord and Tenant hereby confirm and agree that the Lease Commencement Date under the Lease is                                               and that the Lease Term expires on                                     .

This Lease Commencement Date Agreement is executed as a sealed instrument as of                         , 20            .

LANDLORD:

25 FIRST STREET, LLC, a Delaware limited liability company

By:	Federal Street Operating, LLC, a Delaware limited liability company, its Sole Member

By:	Federal Street Management, LLC, a Delaware limited liability company, its Managing Member

By:	Federal Street Management Co., Inc., a Delaware corporation, its Manager

By:

Name:
Title:

TENANT: a(n)

By:	/s/ Brian Halligan
Name:	Brian Halligan
Title:	CEO

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EXHIBIT F

RULES AND REGULATIONS

1.       The rights of tenants in the entrances, corridors, stairways and elevators in the Building are limited to ingress and egress from the tenant’s premises for the tenants and their employees, licensees and invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of, or use, or permit the use of, such entrances, corridors, stairways or elevators for any purpose other than such ingress and egress. No tenant shall invite to the tenant’s premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the entrances, corridors, stairways, elevators or other facilities in the Building by other tenants. Fire exits and stairways are for such uses that would not violate any laws or regulations relating thereto. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as all facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by the negligence of a tenant or the employees, licensees or invitees of such tenant, shall unless covered by Landlord’s normal fire and extended coverage insurance be paid by such tenant.

2.       Landlord may refuse admission to the Building before or after regular business hours to any person not known to the watchman or not having an identification card issued by or to the tenant or not properly identified, and may require all persons admitted to or leaving the Building except persons regularly admitted to or leaving the Building before or after regular business hours to register. Any person whose presence in the Building at any time might, in the judgment of Landlord, be prejudicial to the safety, character, reputation or interests of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the tenant’s premises or the Building under the provisions of this rule. Canvassing, soliciting or peddling in the Building is prohibited and every tenant shall cooperate to prevent the same.

3.       No tenant shall order or take deliveries of towels or other similar articles or obtain or accept the use of barbering, floor polishing, lighting maintenance, cleaning or other similar services, from any persons not approved by Landlord in writing to furnish such articles or services, which approval shall not be unreasonably withheld. Such articles shall be delivered or such services shall be furnished, when so approved, only at such hours, in such places within the tenant’s premises and under such rules as may be fixed by Landlord.

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4.       No lettering, sign, advertisement, notice or object shall be displayed in or on the windows or doors, or on the outside of any tenant’s premises, or at any point inside any tenant’s premises where the same might be visible outside of such premises, except that the name and logo of the tenant may be displayed on the entrance doors of, or in the elevator lobbies within, the tenant’s premises subject to the approval of Landlord as to the size, color and style of such display. The inscription of the name of the tenant on the doors of or in the elevator lobbies within the tenant’s premises shall be done at the Landlord’s expense. The original listing of the name of the tenant and its officers and executive personnel on the directory board in the Building shall be done by Landlord at its expense. No tenant shall be allowed in excess of its pro rata share of the space on such directory board for such listings.

5.       No tenant shall install awnings or other projections over or around the windows. Only such window blinds and shades as are supplied or permitted by Landlord shall be used in a tenant’s premises. Linoleum, tile or other floor covering shall be laid in a tenant’s premises only in a manner approved by Landlord.

6.       Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight and no safe or other object weighing more than the lawful load for the area upon which it would stand shall be brought into or kept upon a tenant’s premises. If, in the judgment of Landlord, it is necessary to distribute the concentrated weight of any safe or other heavy object, the work involved in such distribution shall be done at the tenant’s expense and in such manner as Landlord shall determine. The moving of safes and other heavy objects shall not take place during regular business hours and only with previous notice to Landlord and the persons employed to move the same in and out of the Building, shall be subject to the approval of Landlord. No machines of any kind, except typewriters, photocopy machines, office machines, terminals, vending machines and other similar equipment may be installed or operated in the premises without Landlord’s prior written consent and in no event shall any such machines be placed or operated so as to disturb other tenants. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the tenant’s premises only in the freight elevators and through the service entrances and corridors and only during hours and in a manner approved by Landlord. Any tenant must make special arrangements with Landlord for moving large quantities of furniture and equipment into or out of the Building.

7.       No noise, including the playing of musical instruments or the operation of radio, television or audio devices which, in the judgment of Landlord might disturb other tenants in the Building, shall be made or permitted by any tenant. No cooking shall be done in the tenant’s premises, except as expressly approved by Landlord and except for typical kitchenette appliances such as microwaves, toaster ovens and coffee makers. Nothing shall be done or permitted in any tenant’s premises, and nothing shall be brought into or kept in any tenant’s premises which might impair or interfere with any of the building services or the proper and economical heating, cleaning or other servicing of the Building or the tenant’s premises, or the use or enjoyment by any other tenant of any other premises. No tenant shall install any ventilating, air-conditioning, electrical or other equipment of any kind, which, in the judgment of Landlord, might cause any impairment or interference. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant. Any containers or receptacles used in any tenant’s premises shall be cared for and cleaned by and at the tenant’s expense.

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8.        The water closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. The cost of repairing any damage done to such closets and fixtures resulting from any misuse thereof by a tenant or the employees, licensees or invitees of such tenant shall be paid by such tenant.

9.        Landlord shall have the right to prohibit any advertising by any tenant, which in its judgment tends to impair the reputation of the Building or its desirability as a first-class office building.

10.      No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant’s premises and no lock on any door therein shall be changed or altered in any respect. Duplicate keys for the tenant’s premises and toilet rooms shall be procured only from Landlord, which may make a reasonable charge therefor. Upon the termination of a tenant’s lease, all keys of the tenant’s premises and toilet rooms shall be delivered to Landlord.

11.      All entrance doors in each tenant’s premises shall be kept closed at all times. All such doors should be kept locked when the tenant’s premises are not in use.

12.      Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

13.      All window blinds shall be lowered when and as required because of the position of the sun during the air conditioning season.

14.      Landlord reserves the right to rescind, alter or waive any building rule at any time when, in its judgment it deems it necessary, desirable or proper for its best interest and for the best interests of the tenants, and no alteration or waiver of any building rule in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant of any of the Building Rules at any time, Landlord shall exercise its best efforts to see that all tenants comply with the Building Rules.

15.      Tenants shall have the right to install canteen facilities and vending machines in their premises.

16.      No bicycles, vehicles, or animals of any kind shall be brought into or kept in or about the Premises. No space in the Building shall be used for manufacturing or for the sale of merchandise of any kind at auction or for storage thereof preliminary to such sale.

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EXHIBIT G

TENANT’S EXTERIOR SIGNAGE PLAN

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HubSpot
25

1/2" thick individual dimensional letters & graphic element. Logo pinned 3/4" off brick facade. Material either chrome plated fabricated brass letters or brushed stainless steel.

External lighting from the marquee, color of light orange - source TBD. Coordination required with the building owner, sign designer and sign vendor.

This would require approval from City of Cambridge. This approach would require an estimate of design and coordination fees.

HubSpot

LN[d]	TITLE: HUBSPOT - MAIN BUILDING ENTRANCE ID - ALT 1 DATE: 9 FEBRUARY 2010	SK-3

[7.1.4] [Lease - 25 First Street, Cambridge, MA Lease, Amdts. 1 - 6 [Exe].pdf] [Page 64 of 153]

25 FIRST STREET

CAMBRIDGE, MASSACHUSETTS

(THE “BUILDING”)

FIRST AMENDMENT TO LEASE AGREEMENT

AS OF FEBRUARY 1, 2011

	LANDLORD:	25 First Street, LLC, a Delaware limited liability company with a principal place of business c/o AEW Capital Management, L.P., Two Seaport Lane, World Trade Center East, Boston, MA 02210 (successor to Davenport Building Limited Partnership)

	TENANT:	Hubspot, Inc., a Delaware corporation

	CORE PREMISES:	An area on the third (2nd) floor of the Building, containing 37,451 square feet of Rentable Floor Area, as shown on Exhibit B, attached to the Lease

	FIRST AMENDMENT ADDITIONAL PREMISES	An area on the second (2nd) floor of the Building, containing 8,330 square feet of Rentable Floor Area as shown on Exhibit A attached hereto.

ORIGINAL LEASE DATA	LEASE EXECUTION DATE:	March 10, 2010 (Commencement Date of August 1, 2010)

FIRST AMENDMENT	EXPIRATION DATE:	July 31, 2015

FIRST AMENDMENT COMMENCEMENT
DATE:	February 1, 2011

FIRST AMENDMENT RENT COMMENCEMENT
DATE	September 1, 2011

FIRST AMENDMENT
EXPIRATION DATE:	August 31, 2016

WHEREAS, Landlord and Tenant have entered into that certain Lease dated and executed as of March 10, 2010 (the “Lease”), with respect to the Premises located at 25 First Street, Cambridge, Massachusetts, as the same are more particularly set forth in said Lease; and

WHEREAS, Tenant desires to lease additional premises from Landlord, to wit, the First Amendment Additional Premises; and

WHEREAS, Landlord is willing to lease the First Amendment Additional Premises to Tenant upon the terms and conditions hereinafter set forth.

NOW THEREFORE, the parties hereby agree that the above-referenced Lease is hereby amended as follows:

1.	DEMISE OF THE FIRST AMENDMENT ADDITIONAL PREMISES.

Landlord hereby demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, the First Amendment Additional Premises for a term commencing on February 1, 2011 (as more particularly set forth on Exhibit B attached hereto; the “First Amendment Commencement Date”), and terminating on August 31, 2016 (the “First Amendment Expiration Date”).

2.	CONDITION OF FIRST AMENDMENT ADDITIONAL PREMISES

Except as otherwise set forth herein, the First Amendment Additional Premises shall be demised to Tenant in “as-is” condition, without any covenants or warranties by Landlord, and without any duty to improve the same. Any work or improvements desired by Tenant shall be performed by Tenant in accordance with the terms and conditions of Exhibit B attached hereto and made a part hereof (the “Work Letter”) or as otherwise set forth in the Lease and at Tenant’s sole cost and expense without contribution or reimbursement from Landlord, except as expressly set forth in the Work Letter.

3.	DEFINITION OF FIRST AMENDMENT ADDITIONAL PREMISES

Rentable Floor Area:

2

The Rentable Floor Area of the Premises, as set forth in Section 1.1 of the Lease shall, from the First Amendment Commencement Date through the First Amendment Expiration Date (the “First Amendment Term”), be 45,781 (representing the 37,451 square feet of Rentable Area that is the Core Premises and the 8,330 square feet of Rentable Area that is the First Amendment Additional Premises), and shall be in the locations shown on Exhibit A attached hereto. During the First Amendment Term, the term “Premises” as used in the Lease shall collectively refer to the Core Premises and the First Amendment Additional Premises.

4.	ANNUAL FIXED RENT- FIRST AMENDMENT ADDITIONAL PREMISES

The schedule of Annual Fixed Rent as applied solely and exclusively to the First Amendment Additional Premises during the First Amendment Term shall be as follows with payment thereof commencing on September 1, 2011:

Time Period	Annual Rate Per Rentable Square Foot	Annual Fixed Rent	Monthly Payment
09/01/11-09/30/11	$33.00	$274,890.00	$22,907.50
10/01/11-09/30/12	$34.00	$283,220.00	$23,601.67
10/01/12-09/30/13	$35.00	$291,550.00	$24,295.83
10/01/13-09/30/14	$36.00	$299,880.00	$24,990.00
10/01/14-09/30/15	$37.00	$308,210.00	$25,684.17
10/01/15-08/31/16	$38.00	$316,540.00	$26,378.33

5.	ANNUAL FIXED RENT - CORE PREMISES

The Annual Fixed Rent for the aforesaid Core Premises shall remain unchanged from that set forth in the Lease, including Articles 5, 6 and 7 thereof.

6.	OPERATING EXPENSES AND REAL ESTATE TAXES

Effective as of the First Amendment Commencement Date, Tenant shall pay the Tax Excess and Operating Cost Excess attributable to the First Amendment Additional Premises in accordance with the terms and conditions of the Lease.

7.	ELECTRICITY

Landlord will furnish electricity to the First Amendment Additional Premises for Tenant’s reasonable use for lighting, electrical appliances, heating, ventilation and air conditioning exclusively serving, as applicable, the First Amendment Additional Premises and all other equipment. Tenant shall pay, as Additional Rent, for the First Amendment Term the sum of $12,495.00 per year (i.e. $1.50/rentable square foot, subject to the terms hereof) in equal monthly installments with Annual Fixed Rent. Said Additional Rent shall be in addition to the Additional Rent paid by Tenant in connection with the Core Premises then demised to Tenant, and shall be subject to proportionate increase(s), from time to time and at any time throughout the First Amendment Term, to the extent that the rate charged to Landlord by the utility company providing electricity to the Building is increased provided that Landlord, prior to or simultaneous

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with increasing the Additional Rent, has provided documentation to Tenant evidencing the increase in the electricity rate being charged to the Building by such utility company. Tenant agrees that, at Landlord’s sole option, an electrical consultant, selected by Landlord, may make periodic surveys of the electrical equipment in the First Amendment Additional Premises. In the event such survey(s) indicate that Tenant’s use of electricity is greater than $1.50 per rentable square foot, the electricity charge shall be adjusted accordingly.

8.	SECURITY DEPOSIT

Effective as of the date hereof, pursuant to Section 1.1 of the Lease, Landlord is holding a Security Deposit in the amount of $750,000.00 attributable to the Core Premises, which amount shall continue to be held, subject to the provisions of the Lease related thereto, as security for the performance of all of Tenant’s obligations under the Lease as amended hereby. No additional Security Deposit shall be required in connection with this First Amendment.

9.	DEFINITION OF FIRST AMENDMENT ADDITIONAL PREMISES: PARKING

As of the First Amendment Commencement Date, the number of parking spaces available to Tenant as set forth in Section 10.1 of the Lease shall be increased to forty-five (45), which spaces shall be available to Tenant pursuant to the terms and provisions of the Lease, including but not limited to payment of the monthly charge therefor, currently $200.00 per space per month.

10.	EXTENSION OPTION

The First Amendment Additional Premises shall have the benefit of an Extension Option on the same terms as set forth in the Lease but such Extension Option shall apply to, and shall be exercisable, separately from the Extension Option as it applies to the Core Premises. The Extension Option relative to the First Amendment Additional Premises shall be exercised, if at all, in accordance with the provisions of Section 3.2 of the Lease, but, in the event Tenant elects to exercise the Extension Option with respect the First Amendment Additional Premises, the Commencement Date for the Extended Term for the First Amendment Additional Premises shall be September 1, 2016 and the expiration date shall be August 31, 2019 (i.e. not co-terminus with the Core Premises). In addition, Tenant’s Exercise Notice for such Extended Term relative to the First Amendment Additional Premises shall be delivered to Landlord not earlier than fifteen (15) months nor later than twelve (12) months prior to the First Amendment Expiration Date. The Extension Option otherwise shall apply to the First Amendment Additional Premises as set forth in the Lease. The Extension Option as it applies to the Core Premises shall be unaffected by this First Amendment.

11.	TENANT’S PROPORTIONATE SHARE

Tenant’s Proportionate Share of the Building attributable to the Core Premises is 17% (37,451 Rentable Square Feet of floor area in the Core Premises divided by 220,399 Rentable Square Feet in the Building) and Tenant’s Proportionate Share of the Building attributable to the First Amendment Additional Premises is 3.78% (8,330 Rentable Square Feet of floor area in the First Amendment Additional Premises divided by 220,399 Rentable Square Feet in the Building). As of the First Amendment Commencement Date, Tenant’s total Proportionate Share of the Building shall be 20.78%.

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12.	SIGNAGE

Landlord shall provide Building standard signage for the First Amendment Additional Premises in accordance with the Lease.

13.	BROKER

A.       Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this First Amendment other than the brokers designated in Section 1.1 of the Lease (collectively, the “Brokers”); and in the event any claim is made against the Landlord relative to Tenant’s dealings with brokers other than the Brokers, Tenant shall defend the claim and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

B.       Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this First Amendment other than the Brokers; and in the event any claim is made against the Tenant relative to Landlord’s dealings with brokers other than the Brokers, Landlord shall defend the claim and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.

C.       Landlord agrees that it shall be solely responsible for the payment of a brokerage commission to the Brokers pursuant to the terms of a separate written agreement.

14.	NOTICE

Any notice from either party to the other required or permitted under this First Amendment shall be addressed as provided in Section 16.10 of the Lease.

15.	CAPITALIZED TERMS

Capitalized terms used in this First Amendment and not specifically defined herein shall have the respective meanings ascribed to them in the Lease.

16.	RATIFICATION

As hereby amended, the Lease is ratified, confirmed and approved in all respects.

[SIGNATURE PAGE FOLLOWS]

5

EXECUTED as an instrument under seal as of the date first above-written.

LANDLORD:		TENANT:

25 FIRST STREET, LLC, a Delaware limited liability company		HUBSPOT, INC. a Delaware corporation

By:	Federal Street Operating, LLC,	By:	/s/ David Stack
	a Delaware limited liability company,		Name: David Stack
	its Sole Member		Title: CFO

By: Federal Street Management, LLC, a Delaware limited liability company, its Managing Member

By: Federal Street Management Co., Inc., a Delaware corporation, its Manager

By:	/s/ [ILLEGIBLE]
Name:
Title:

Date Signed:	3-17-11	Date Signed:	3-9-11

Signature Page to Lease Amendment

EXHIBIT A

THE DAVENPORT

FLOOR PLAN

See Attached

Atrium
Exterior Courtyard

2nd FLOOR - 8,330 SF

DAVENPORT

EXHIBIT B

THE DAVENPORT

WORK LETTER

This Exhibit is attached to and made a part of that certain First Amendment to Lease Agreement dated as of the 1st day of February, 2011 (the “Lease Amendment” and, together with the Lease, the “Lease”), by and between 25 First Street, LLC (“Landlord”) and Hubspot, Inc. (“Tenant”).

1.	COMMENCEMENT DATE.

The First Amendment Commencement Date shall be as set forth in Section 1 hereof.

2.	PLANS

Landlord and Tenant shall cooperate with each other in the design process for the Tenant Improvement Work (hereinafter defined). Tenant shall submit to Landlord for Landlord’s approval a full set of construction drawings for Tenant Improvement Work (collectively “the Plans”), at least twenty one (21) days prior to Tenant’s anticipated work start date. Landlord shall respond to Tenant’s submission of the proposed Plans within fourteen (14) days by either approving the Plans or by identifying in detail any elements of the Plans which are not reasonably acceptable to the Landlord. Landlord’s approval of the Plans shall not be unreasonably withheld, conditioned or delayed. The Plans shall contain at least the information required by, and shall conform to the requirements of, applicable law, and shall contain all information required for the issuance of a building permit for the work shown thereon. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design.

3.	WORK PERFORMED BY TENANT.

The parties acknowledge that Tenant will be employing contractors in preparing the First Amendment Additional Premises for Tenant’s occupancy to install wiring, telecommunications and data systems, security systems, and furnishings in the First Amendment Additional Premises (“Tenant Improvement Work”). All Tenant Improvement Work shall be done in accordance with the requirements of Article 9 of the Lease. In addition, all of the Tenant Improvement Work shall be coordinated with any work being performed by, or for, Landlord, and in such manner as to maintain harmonious labor relations. Landlord shall keep Tenant informed as to any work being performed or expected to be performed by Landlord and shall cooperate with Tenant in the coordination of such work.

4.	PERFORMANCE OF THE TENANT IMPROVEMENT WORK: COST OF TENANT IMPROVEMENT WORK

(A)      General Contractor.   Tenant shall engage a General Contractor (“General Contractor”) approved by Landlord, which approval shall not be unreasonably withheld or delayed, to perform the Tenant Improvement Work. Notwithstanding anything in the foregoing to the contrary, no Tenant Improvement Work on Building systems or structures shall occur unless such work is performed by Landlord’s contractor and under Landlord’s direct supervision.

(B)      Cost Proposal.   Tenant shall advise Landlord of price estimates (including breakdowns by trade) as promptly as possible but in any event within twenty (20) days after Landlord’s receipt of the Plans. Tenant shall calculate and furnish to Landlord a “Cost Proposal” which shall constitute the aggregate of (i) the amounts payable under the subcontracts selected (and, where the General Contractor is performing work that would be performed by a subcontractor, the cost of such work) in the bid process, broken down by trade (“Direct Costs”), and (ii) the amount of the General Contractor’s fee and general conditions based on the Direct Costs. The components of the Cost Proposal shall (subject to Change Orders) be fixed at the rates set forth therein.

(C)      Landlord Approval of Plans and Cost Proposal; Redesign Period.   Landlord shall approve or reject the Cost Proposal in writing to Tenant on or before five (5) business days after being furnished the same. If Landlord fails to give Tenant notice approving of the Cost Proposal within the period required under the preceding sentence, Landlord shall be deemed to have accepted the Cost Proposal. If Landlord rejects the Cost Proposal, (i) no Tenant Improvement Work will commence until a Cost Proposal has been approved by Landlord, and (ii) within fifteen (15) business days after the expiration of Landlord’s response period under the first sentence of this Section 4(C), Tenant shall make such revisions to the Plans as Landlord desires to make to change the cost of the Tenant Improvement Work and resubmit the same to Landlord for approval pursuant to the process set forth above. In such event, Tenant shall direct Tenant’s General Contractor to re-price the Tenant Improvement Work based upon the revised Plans and shall submit a revised Cost Proposal to Landlord within ten (10) business days (or twenty-one (21) business days in the case of a major redesign) after receipt of revised Plans. Landlord shall give Tenant written notice accepting or rejecting the revised Cost Proposal on or before five (5) business days after Landlord’s receipt thereof and failure to give such notice within such period shall be deemed an acceptance thereof.

(D)      Change Orders.   Tenant shall have the right to submit for Landlord’s approval (which shall not be unreasonably withheld) change proposals subsequent to Landlord’s approval of the Plans and the Cost Proposal (each, a “Change Proposal”). Landlord agrees to respond to any such Change Proposal (which response shall include any information necessary for Tenant to evaluate such Change Proposal) within 3 business days after the submission thereof by Tenant, advising Tenant of any anticipated costs

(“Change Order Costs”) associated with such Change Proposal, as well as an estimate of any delay which would likely result. Tenant shall have the right to then approve or withdraw such Change Proposal within five (5) business days after receipt of such information; if approved, it shall become a Change Order, and the Change Order Costs associated with it shall be deemed additions to the Cost Proposal.

(E)      Cost of Tenant Improvement Work.   The Tenant Improvement Work shall, subject to the TI Allowance (as defined in Section 8 hereof), be performed at Tenant’s sole cost and expense. If the cost of the Tenant Improvement Work is projected to exceed the total amount of TI Allowance (as reflected in the Cost Proposal or Change Order Costs), then Tenant shall pay the amount of such excess (“Excess Costs”). If the Excess Costs are not paid by Tenant within seven (7) days of Landlord’s request therefor, such failure shall constitute an Event of Default hereunder and Tenant shall immediately stop all work and Landlord shall have no further obligation to advance the TI Allowance hereunder.

5.	QUALITY AND PERFORMANCE OF WORK.

(A)      Quality of Work.   All construction work required or permitted by this Amendment shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions, and orders and requirements of all public authorities (“Legal Requirements”) and all insurance requirements.

(B)      Correction of Defects.   Tenant warrants to Landlord that the Tenant Improvement Work will be performed free from defects in workmanship and materials (“Tenant’s Warranty”). Tenant’s Warranty shall be subject to the exclusions which are set forth in Section 3.5.1 of the form A201 General Conditions published by the American Institute of Architects (1997 edition). Tenant’s obligations under this Section 5(B) shall only apply during the Warranty Period, as hereinafter defined. The “Warranty Period” shall be twelve (12) months after the Lease Commencement Date; however, Tenant agrees to notify Landlord promptly after Tenant’s discovery of any alleged defect. The Warranty Period shall apply to any defect which Tenant either discovers or of which Landlord notifies Tenant during such Warranty Period. Tenant agrees to correct or repair, at Tenant’s expense, items which are in breach of Tenant’s Warranty or which do not conform materially to the work contemplated in Tenant’s Plans.

6.	TI ALLOWANCE.

(A)      Amount.   As an inducement to Tenant’s entering into this First Amendment, Landlord shall apply an allowance not to exceed Fifteen and 00/100 Dollars ($15.00) per square foot of Rentable Floor Area of the First Amendment Additional Premises (i.e., up to One Hundred Twenty-Four Thousand Nine Hundred Fifty and 00/100 Dollars ($124,950.00; “TI Allowance”) to be used to pay for the cost of the performance of the Tenant Improvement Work (including the cost of all necessary permits and licenses, architectural and construction management).

(B)      Requisitions.   In the event that the Cost Proposal is greater than the TI Allowance, then Tenant shall promptly pay the Excess Costs as provided in Section 4(E) above. The ratio that the TI Allowance bears to the Cost Proposal shall be hereinafter called the “TI Percentage”. The TI Percentage shall not be less than one hundred percent (100%) on the First Amendment Commencement Date. Prior to each requisition (as hereinafter defined), Tenant shall submit a certification from the Architect to Landlord stating (i) the cost of the Tenant Improvement Work that has been completed and for which payment is being requested, and (ii) the Architect’s then-current estimate of the total cost of the remaining portion of the Tenant Improvement Work (other than soft costs, which soft costs will be certified by Tenant) (a “Revised Cost Proposal”). Notwithstanding anything to the contrary contained herein, in the event that the ratio that the balance of the unfunded TI Allowance bears to the Revised Cost Proposal (the “Progress Ratio”) is smaller than the TI Percentage, then Landlord shall not be obligated to make any disbursements until the Tenant’s Architect certifies that the Progress Ratio is equal to or greater than the TI Percentage.

Provided that the Progress Ratio is equal to or greater than the TI Percentage, Landlord shall make payments to Tenant or Tenant’s General Contractor in a prompt and timely manner, based on appropriate invoices and documentation from Tenant’s General Contractor and Architect during the progress of the Tenant Improvement Work. If the Progress Ratio is less than the TI Percentage, Landlord shall make no payments to Tenant or Tenant’s General Contractor during the progress of the Tenant Improvement Work until Tenant first pays any Excess Costs, after Tenant pays such Excess Costs, Landlord shall pay its portion of the current amount due based upon the Progress Ratio for the amount of the Tenant Improvement Work that has been completed (as certified by Tenant’s Architect), (e.g., if the Architect certifies that $100,000.00 worth of Tenant’s Work has been completed and the Progress Ratio is 55%, Landlord shall disburse $55,000.00, with Tenant paying the remaining $45,000.00.

Payments on account of the Tenant Improvement Work shall be made by Tenant, within thirty (30) days of receipt of invoice therefor by the General Contractor. Tenant shall pay its pro rata share and 100% of any Change Order Costs or other Excess Costs over and above the amount of the TI Allowance on account of the Tenant Improvement Work. For the purposes hereof, a “requisition” shall mean written documentation (including, without limitation, invoices, lien waivers (in hand, for all past payments and, for all current payments, prospective, to be delivered in exchange for the payments), and such other documentation as Landlord or Landlord’s mortgagee may reasonably request) showing in reasonable detail the costs of the item in question. Each requisition shall be accompanied by evidence reasonably satisfactory to Landlord that items, services and work covered by such requisition have been fully paid by Tenant or, to the extent such items are paid by Landlord directly to the contractor, that lien waivers with respect to such payments have in fact been received. Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect Tenant’s books and records relating to each requisition in order to verify the amount thereof. Tenant shall submit requisition(s) no more often than monthly.

(C)	Conditions.

(i)      Landlord shall have no obligation to advance funds on account of TI Allowance unless and until Landlord has received the requisition in question.

(ii)      Except with respect to work and/or materials previously paid for by Tenant, as evidenced by paid invoices and written lien waivers provided to Landlord, Landlord shall have the right to have the Tl Allowance paid directly to Tenant’s contractor(s), consultants, service providers, and vendor(s).

(iii)      Tenant shall be entitled to apply up to Three and 00/100 Dollars ($3.00) per square foot of Rentable Floor Area of the First Amendment Additional Premises of said TI Allowance (i.e., Twenty-Four Thousand Nine Hundred Ninety and 00/100 Dollars ($24,990.00)) for payment toward its costs for telecommunications and data wiring and/or moving expenses or for application toward one monthly payment of Annual Fixed Rent for the First Amendment Additional Premises, subject to the requisition requirements set forth herein

(iv)      Landlord’s obligation to pay any portion of TI Allowance shall be conditioned upon there being no existing default at the time that Landlord would otherwise be required to make such payment.

(v)      Landlord shall have no obligation to advance funds on account of the TI Allowance unless and until Tenant has first paid any sums required from Tenant in order to pay Excess Costs such that the Progress Ratio is equal to or greater than the Tl Percentage.

7.	DISPUTES. Any dispute between the parties with respect to the provisions of this Exhibit shall be submitted to arbitration in accordance with Section 16.32 of the Lease.

SECOND AMENDMENT TO LEASE AGREEMENT

This SECOND AMENDMENT TO LEASE AGREEMENT (this “Second Amendment”) dated as of the 20th day of September, 2012 by and between DWF III DAVENPORT, LLC, a Delaware limited liability company, as Landlord (the “Landlord”), and HUBSPOT, INC., a Delaware corporation, as Tenant (the “Tenant”).

BACKGROUND

A.      Landlord and Tenant are holders of the landlord’s and tenant’s interests, respectively, under a Lease (the “Original Lease”) dated as of March 10, 2010, by and between 25 First Street, LLC, as landlord, and Hubspot, Inc., as tenant, for approximately 45,781 square feet of rentable floor area on the second (2nd) floor of the building known and numbered as 25 First Street, Cambridge, Massachusetts (the “Building”), 37,451 rentable square feet of which is referred to in the “Lease” (as such term is defined below) as the “Core Premises” and 8,330 rentable square feet of which is referred to in the Lease as the “First Amendment Additional Premises.”

B.      The Term of the Lease with respect to the Core Premises is scheduled to expire on July 31,2015.

C.      The Term of the Lease with respect to the First Amendment Additional Premises is scheduled to expire on August 31,2016.

D.      The Original Lease was amended by a First Amendment To Lease Agreement dated as of February 1, 2011 (the “First Amendment”) (as so amended, the Original Lease shall be referred to herein as the “Lease”).

E.      The parties desire to (i) add an additional 5,631 rentable square feet of space on the first (1st) floor of the Building to the Premises and (ii) amend the Lease in certain other respects, all as hereinafter set forth. Capitalized terms not defined herein shall have the same meanings ascribed to them in the Lease.

WITNESSETH:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	INCLUSION OF ADDITIONAL PREMISES; SECOND AMENDMENT ADDITIONAL PREMISES TERM

Effective as of November 1, 2012 (the “Second Amendment Additional Premises Commencement Date”), there shall be added to the Premises under the Lease the approximately 5,631 rentable square feet of space on the first (1st) floor of the Building space shown on Schedule 1 hereto as the “SECOND AMENDMENT ADDITIONAL PREMISES” (the “Second Amendment Additional Premises”).

Accordingly, as of the Second Amendment Additional Premises Commencement Date, (i) the rentable floor footage of the Premises, as set forth in Section 1.1 of the Original Lease, shall be 51,412 (representing the 37,451 rentable square feet of space that is the Core Premises, the 8,330 rentable square feet that is the First Amendment Additional Premises and the 5,631 rentable square feet that is the Second Amendment Additional Premises), and (ii) the term “Premises” as used in the Lease shall collectively refer to the Core Premises, the First Amendment Additional Premises and the Second Amendment Additional Premises.

The Term of the Lease for the Second Amendment Additional Premises shall be the six (6) year period beginning on the Second Amendment Additional Premises Commencement Date and ending on October 31, 2018 (the “Second Amendment Additional Premises Term”).

Except as otherwise provided herein or except to the extent inconsistent herewith, all terms and provisions of the Lease shall be applicable to Tenant’s leasing of the Second Amendment Additional Premises.

2.	EARLY ACCESS BY TENANT TO SECOND AMENDMENT ADDITIONAL PREMISES

Notwithstanding anything to the contrary in this Second Amendment, Tenant shall have access to the Second Amendment Additional Premises on the date of this Amendment (the “Second Amendment Additional Premises Early Access Date”) for the purpose of performing Tenant’s initial leasehold improvements in and to the Second Amendment Additional Premises, which improvements shall be subject to the provisions of Section 10 of this Second Amendment. Prior to any such entry onto the Second Amendment Additional Premises, however, Tenant shall deliver to Landlord certificates of insurance evidencing the coverages required under the Lease. All of Tenant’s obligations under the Lease with respect to the Second Amendment Additional Premises shall commence on the Second Amendment Additional Premises Early Access Date (other than its obligation to pay Annual Fixed Rent, which obligation shall only commence on April 1, 2013; however, notwithstanding the foregoing, Tenant’s obligation to pay electricity and other utility charges for the Second Amendment Additional Premises, all pro-rated on a daily basis, shall commence on the Second Amendment Additional Premises Early Access Date).

3.	AS IS DELIVERY CONDITION OF SECOND AMENDMENT ADDITIONAL PREMISES

The Second Amendment Additional Premises shall be leased to Tenant as of the Second Amendment Additional Premises Commencement Date in its “as is” condition as of the date of this Second Amendment (provided that the same shall be in broom clean condition and free of all tenants and/or occupants and their personal property), without any obligation on the part of Landlord to perform any construction therein or to prepare the same for Tenant’s occupancy or otherwise; provided, however, that, in coordination with Tenant’s construction of its leasehold improvements for the Second Amendment Additional Premises, and in such a manner that does not unreasonably interfere or delay the performance by Tenant of such leasehold improvements, Landlord shall upgrade, at Landlord’s sole cost and expense, the HVAC system for the Second Amendment Additional Premises by performing the work described on Schedule 2 attached hereto (“Landlord’s HVAC Upgrade Work”). Landlord’s HVAC Upgrade Work shall be performed in compliance with all applicable codes, ordinances, rules and regulations. Tenant shall give reasonable prior notice to Landlord of when Tenant anticipates it will commence construction of its leasehold improvements and Landlord shall coordinate with Tenant to conduct Landlord’s HVAC Upgrade Work at such time. Section 9.1 of, and Exhibit C to, the Original Lease and Section 2 of the First Amendment shall not apply to the Second Amendment Additional Premises.

4.	ANNUAL FIXED RENT – SECOND AMENDMENT ADDITIONAL PREMISES

The schedule of Annual Fixed Rent, as applied solely and exclusively to the Second Amendment Additional Premises during the Second Amendment Additional Premises Term, shall be as follows, with payment thereof commencing on April 1, 2013.

Time Period	Annual Rate Per Rentable Square foot	Annual Fixed Rent	Monthly Payment
11/01/12 – 10/31/13*	$43.50	$244,948.50	$20,412.38
11/01/13 – 10/31/14	$44.50	$250,579.50	$20,881.63
11/01/14 – 10/31/15	$45.50	$256,210.50	$21,350.88
11/01/15 – 10/31/16	$46.50	$261,841.50	$21,820.13
11/01/16 – 10/31/17	$47.50	$267,472.50	$22,289.38
11/01/17 – 10/31/18	$48.50	$273,103.50	$22,758.63

* Notwithstanding the above, so long as there shall not be an Event of Default of Tenant, Tenant shall not be obligated to pay to Landlord the monthly installments of Annual Fixed Rent for the Second Amendment Additional Premises that would otherwise be due for the five (5) month period beginning on November 1, 2012 and ending on March 31, 2013. Tenant acknowledges that the Rent Commencement Date for the Second Amendment Additional Premises of April 1, 2013 is a fixed date and that such date is not dependent on Tenant’s completion of Tenant’s leasehold improvements for the Second Amendment Additional Premises; provided, however, that, subject to the following paragraph of this Section 4, if Tenant is delayed in completing Tenant’s leasehold improvements as a result of a Landlord Delay or Delays by more than fifteen (15) days in the aggregate (and Tenant provides written notice to Landlord within seven (7) days of the occurrence of each particular Landlord Delay that is included in such aggregate time period), then the Rent Commencement Date for the Second Amendment Additional Premises of April 1, 2013 shall be extended on a day for day basis for each day that Tenant shall be delayed in completing such leasehold improvements.

For purposes of this Second Amendment, “Landlord Delay” means any delay in the completion of Tenant’s leasehold improvements resulting from:

(a)	Landlord’s failure to timely perform (i.e., within the time periods provided herein) any of its obligations pursuant to this Second Amendment, including, without limitation, any failure to approve any item or complete, on or before the due date therefor, any action item that is Landlord’s responsibility pursuant to this Second Amendment (including, without limitation, Exhibit B of the First Amendment, as incorporated herein under Section 10 of this Second Amendment); and/or

(b)	Any delay of Landlord in making any payment to Tenant.

Notwithstanding the above provisions of this Section 4, however, by written notice given to Tenant within ten (10) days of receipt by Landlord of Tenant’s assertion that a Landlord Delay has occurred, Landlord shall have the right, acting in good faith, to dispute Tenant’s assertion that a Landlord Delay has occurred (a “Landlord Dispute Notice”). In the event that the parties shall be unable to resolve such dispute within fifteen (15) days after Landlord shall have delivered the Landlord Dispute Notice to Tenant, either party shall have the right to submit such dispute to the arbitration process described in Schedule 3 to this Amendment.

5.	ANNUAL FIXED RENT – CORE PREMISES AND FIRST AMENDMENT ADDITIONAL PREMISES

The Annual Fixed Rent for the Core Premises and the First Amendment Additional Premises shall remain unchanged from that set forth in the Lease, including Section 1.1 and Article 5 of the Original Lease and Section 4 of the First Amendment.

6.	OPERATING EXPENSES AND REAL ESTATE TAXES FOR SECOND AMENDMENT ADDITIONAL PREMISES

Effective as of the Second Amendment Additional Premises Commencement Date and continuing for the Second Amendment Additional Premises Term, Tenant shall pay Tax Excess and Operating Cost Excess attributable to the Second Amendment Additional Premises in accordance with the terms and conditions of the Lease, except that (i) for purposes of calculating the Tax Excess attributable to the Second Amendment Additional Premises, “Base Taxes” shall mean Landlord’s Tax Expenses for the tax fiscal year 2013 (i.e., the period beginning July 1, 2012 and ending June 30, 2013); and (ii) for purposes of calculating the Operating Cost Excess attributable to the Second Amendment Additional Premises, “Base Operating Expenses” shall mean Operating Expenses for the Building for calendar year 2012.

7.	ELECTRICITY

Landlord will furnish electricity to the Second Amendment Additional Premises for Tenant’s reasonable use for lighting, electrical appliances, heating, ventilation and air conditioning exclusively serving, as applicable, the Second Amendment Additional Premises and all other equipment. For and during the Second Amendment Additional Premises Term, Tenant shall pay as an electricity charge for the Second Amendment Additional Premises, as Additional Rent, the sum of $8,446.50 per year (i.e. $1.50/rentable square foot, subject to the terms hereof) in equal monthly installments with Annual Fixed Rent. Such Additional Rent shall be in addition to the Additional Rent paid by Tenant for electricity charges in connection with the Core Premises and First Amendment Additional Premises, and shall be subject to proportionate increase(s), from time to time and at any time throughout the Second Amendment Additional

Premises Term, to the extent that the rate charged to Landlord by the utility company providing electricity to the Building is increased provided that Landlord, prior to or simultaneous with increasing the Additional Rent, has provided documentation to Tenant evidencing the increase in the electricity rate being charged to the Building by such utility company. Tenant agrees that, at Landlord’s sole option, an electrical consultant, selected by Landlord, may make periodic surveys of the electrical equipment in the Second Amendment Additional Premises. In the event such survey(s) indicate that Tenant’s use of electricity is greater than $1.50 per rentable square foot, the electricity charge shall be adjusted accordingly.

8.	NO EXTENSION OPTION FOR SECOND AMENDMENT ADDITIONAL PREMISES

Notwithstanding any terms or provisions of the Lease to the contrary, Tenant shall not have any option to extend the term of the Lease for the Second Amendment Additional Premises beyond the expiration of the Second Amendment Additional Premises Term, and the Extension Options set forth in Section 3.2 the Original Lease and Section 10 of the First Amendment shall not apply to the Second Amendment Additional Premises.

9.	TENANT’S PROPORTIONATE SHARE

Tenant’s Proportionate Share of the Building attributable to the Core Premises is 17% (37,451 Rentable Square Feet of floor area in the Core Premises divided by 220,399 Rentable Square Feet in the Building), Tenant’s Proportionate Share of the Building attributable to the First Amendment Additional Premises is 3.78% (8,330 Rentable Square Feet of floor area in the First Amendment Additional Premises divided by 220,399 Rentable Square Feet in the Building), and Tenant’s Proportionate Share of the Building attributable to the Second Amendment Additional Premises is 2.55% (5,631 Rentable Square Feet of floor area in the Second Amendment Additional Premises divided by 220,399 Rentable Square Feet in the Building). As of the Second Amendment Additional Premises Commencement Date, Tenant’s total Proportionate Share of the Building shall be 23.33%.

10.	SECOND AMENDMENT ADDITIONAL PREMISES ALLOWANCE

Landlord shall provide to Tenant an amount not to exceed $84,465.00 (the “Second Amendment Additional Premises Allowance”) to be applied towards all of Tenant’s hard costs of construction and architectural and engineering fees incurred in performing the initial leasehold improvements and alterations to the Second Amendment Additional Premises. So long as there shall be no Event of Default under the Lease by Tenant, Landlord shall reimburse Tenant for the Second Amendment Additional Premises Allowance in accordance with the procedure described below in the last paragraph of this Section 10. Tenant shall reimburse Landlord for any actual and reasonable third party out-of-pocket expenses incurred by Landlord in reviewing Tenant’s plans for such leasehold improvements; provided, however, that Tenant shall not be obligated to reimburse Landlord for more than $2,500.00 in the aggregate under this sentence.

Any alterations and improvements to the Second Amendment Additional Premises by Tenant shall be subject to the requirements set forth in Section 9.2 and Section 9.3 of the Original Lease and Exhibit B to the First Amendment, except that, with respect to such Exhibit B to the First Amendment: (i) Section 1 thereof shall be deleted; (ii) references therein to the First Amendment

Additional Premises shall instead mean to refer to the Second Amendment Additional Premises; (iii) references therein to Article 9 of the Lease shall mean only to Sections 9.2 and 9.3 of the Original Lease; (iv) the TI Allowance defined in Section 6 thereof shall instead mean the Second Amendment Additional Premises Allowance; (v) references therein to the First Amendment Commencement Date shall instead mean to refer to the Second Amendment Additional Premises Commencement Date; (vi) Section 6(A) thereof shall not be applicable to the Second Amendment Additional Premises; and (vii) Section 6(C)(iii) thereof shall not be applicable to the Second Amendment Additional Premises. Section 6.C.(iv) of said Exhibit B is hereby revised by deleting “existing default” in the second line thereof and inserting in lieu thereof “Event of Default”.

11.	PARKING

As of the Second Amendment Additional Premises Commencement Date, the number of parking spaces available to Tenant as set forth in Section 10.1 of the Original Lease (as amended by Section 9 of the First Amendment) shall be increased by six (6) additional parking spaces (i.e., for a total of fifty-one [51] parking spaces), which spaces shall continue to be available to Tenant pursuant to the terms and provisions of the Lease, including but not limited to payment of the monthly charge therefor, which is currently $200.00 per space per month.

12.	AMENDMENT TO SECTION 16.10 OF ORIGINAL LEASE AS OF DATE HEREOF

Effective as of the date hereof), in lieu of the addresses set forth in Section 16.10 of the Original Lease, notices to Landlord and the Mortgagees under the Lease shall instead be sent to:

DWF III Davenport, LLC

c/o Divco West

575 Market Street, 35th Floor

San Francisco, CA 94105

Attn:    Asset Management

With a copy to:

DWF III Davenport, LLC

c/o Divco West

200 Fifth Avenue – Floor 1

Waltham, MA 02451-8799

Attn:    Jim Lesko

and a copy to the following Mortgagee(s):

Bank of America, N.A., as Agent

111 Westminster Street, Suite 1200

Mail Stop: RI 1-102-12-06

Providence, RI 02903

Attn:    Commercial Real Estate Loan

            Administration

13.	SECURITY DEPOSIT

Effective as of the date hereof, pursuant to Section 1.1 of the Original Lease, Landlord is holding a Security Deposit in the amount of $560,000.00, which amount shall continue to be held in accordance with the terms of the Lease as amended hereby. No additional Security Deposit shall be required in connection with this Second Amendment.

14.	SIGNAGE

Landlord shall provide Building standard signage for the Second Amendment Additional Premises in accordance with the provisions of the first sentence of Section 16.31 of the Original Lease.

15.	BROKERAGE

A.      Tenant represents and warrants to Landlord that it has dealt with no broker in connection with this Second Amendment other than Cushman and Wakefield of Massachusetts and T3 Realty Advisors (collectively, “Brokers”) and agrees to defend, with counsel approved by Landlord, indemnify and save Landlord harmless from and against any and all costs, expenses or liability for any compensation, commissions or charges claimed by a broker or agent, other than the Brokers, with respect to Tenant’s dealings in connection with this Second Amendment.

B.      Landlord represents and warrants to Tenant that it has dealt with no broker in connection with this Second Amendment other than the Brokers and agrees to defend, with counsel approved by Tenant, indemnify and save Tenant harmless from and against any and all costs, expenses or liability for any compensation, commissions or charges claimed by a broker or agent, other than the Brokers, with respect to Landlord’s dealings in connection with this Second Amendment.

C.      Landlord agrees that it shall be solely responsible for the payment of a brokerage commission(s) to the Brokers pursuant to the terms of a separate written agreement.

16.	RATIFICATION OF LEASE PROVISIONS

Except as otherwise expressly amended, modified and provided for in this Second Amendment, Tenant hereby ratifies all of the provisions, covenants and conditions of the Lease, and such provisions, covenants and conditions shall be deemed to be incorporated herein and made a part hereof and shall continue in full force and effect.

17.	ENTIRE AMENDMENT

This Second Amendment contains all the agreements of the parties with respect to the subject matter hereof and supersedes all prior dealings between the parties with respect to such subject matter.

18.	BINDING AMENDMENT

This Second Amendment shall be binding upon, and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

19.	GOVERNING LAW

This Second Amendment shall be governed by the laws of the Commonwealth of Massachusetts.

20.	AUTHORITY

Landlord and Tenant each warrant to the other that the person or persons executing this Second Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Second Amendment.

21.	NO RESERVATION

Preparation of this Second Amendment by Landlord or Landlord’s attorney and the submission of this Second Amendment to Tenant for examination or signature is without prejudice and does not constitute a reservation, option or offer to lease the Second Amendment Additional Premises. This Second Amendment shall not be binding or effective until this Second Amendment shall have been executed and delivered by each of the parties hereto, and Landlord or Tenant reserves the right to withdraw this Second Amendment upon written notice to the other party from consideration or negotiation at any time prior to the respective party’s execution and delivery of this Second Amendment, which withdrawal shall be without prejudice, recourse or liability.

22.	COUNTERPARTS

This Second Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Additionally, telecopied or emailed signatures may be used in place of original signatures on this Second Amendment. Landlord and Tenant intend to be bound by the signatures on the telecopied or emailed document, are aware that the other party will rely on the telecopied or emailed signatures, and hereby waive any defense to the enforcement of the terms of this Second Amendment based on the form of such signatures.

[SIGNATURES ON FOLLOWING PAGE]

LANDLORD: DWF III DAVENPORT, LLC, a Delaware limited liability company

By:	Divco West Real Estate Services, Inc., a Delaware corporation, Its Agent

	By:	/s/ James Teng
		Name:	James Teng
		Title:	Managing Director

TENANT: HUBSPOT, INC., a Delaware corporation

By:	/s/ David Stack
	Name:	David Stack
	Title:	CFO

SCHEDULE 1

PLAN OF SECOND AMENDMENT ADDITIONAL PREMISES

This plan is intended only to show the general layout of the Premises as of the date of this Amendment. Any depiction of interior windows, walls, cubicles, modules, furniture and equipment on this plan is for illustrative purposes only, but does not mean that such items exist. Landlord is not required to provide, install or construct any such items. It does not in any way supersede any of Landlord’s rights set forth in the Lease with respect to arrangements and/or locations of public parts of the Building. It is not necessarily to scale; any measurements or distances shown should be taken as approximate. The inclusion of elevators, stairways, electrical and mechanical closets, and other similar facilities for the benefit of occupants of the Building does not mean such items are part of the Premises.

SCHEDULE 2

DESCRIPTION OF HVAC UPGRADE FOR

SECOND AMENDMENT ADDITIONAL PREMISES

Landlord shall remove any below window and/or floor mounted cabinet style heat pumps present in the Second Amendment Additional Premises and shall install above-ceiling style heat pumps, including ductwork, electricity, plumbing and controls, all to the extent adequate to support general office use.

SCHEDULE 3

ARBITRATION PROCESS FOR DISPUTES UNDER LAST

PARAGRAPH OF SECTION 4 OF AMENDMENT

Any disputes between the parties regarding the matters described in the last paragraph of Section 4 of this Second Amendment shall be resolved in accordance with the below provisions of this Schedule 3. Any arbitration decision under this Schedule 3 shall be enforceable in accordance with Massachusetts law.

(a)      Any arbitration conducted pursuant to this Schedule 3 shall be conducted in as expeditious manner as possible to avoid delays.

(b)      All disputes to be resolved pursuant to this Schedule 3 shall be resolved within ten (10) days after the single arbitrator shall have been mutually selected or be appointed as described below. Landlord and Tenant shall seek to agree to a single arbitrator who is an independent third party real estate construction professional with at least ten (10) years of experience in disputes involving real estate construction matters that has not worked for either party for the prior five (5) years (a “Qualified Arbitrator”) and, if they are unable to agree within ten (10) days after either party shall initiate the arbitration process, then a Qualified Arbitrator shall, upon request by either party, be appointed by the then President of the Greater Boston Real Estate Board or successor organization.

(c)      The single arbitrator that shall have been selected or appointed as described above shall decide the dispute by written decision provided to Landlord and Tenant. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the Boston, MA office of the AAA (or any successor organization) on an expedited basis and shall be concluded, with a decision issued, no later than ten (10) days after the date that such single arbitrator shall have been selected or appointed as described above. The decision of the arbitrator shall be final and binding on the parties. The parties shall comply with any orders of the arbitrator establishing deadlines for any such proceeding. The fee of the arbitrator shall be paid equally by the parties. Each party shall pay all other costs incurred by it in connection with the arbitration.

THIRD AMENDMENT TO LEASE AGREEMENT

This THIRD AMENDMENT TO LEASE AGREEMENT (this “Third Amendment”) dated as of the 4th day of February, 2013 by and between DWF III DAVENPORT, LLC, a Delaware limited liability company, as Landlord (the “Landlord”), and HUBSPOT, INC., a Delaware corporation, as Tenant (the “Tenant”).

BACKGROUND

A.      Landlord and Tenant are holders of the landlord’s and tenant’s interests, respectively, under a Lease (the “Original Lease”) dated as of March 10, 2010, by and between 25 First Street, LLC, as landlord, and Hubspot, Inc., as tenant, for approximately 51,412 square feet of rentable floor area on the first (1st) and second (2nd) floors of the building known and numbered as 25 First Street, Cambridge, Massachusetts (the “Building”), 37,451 rentable square feet of which is referred to in the “Lease” (as such term is defined below) as the “Core Premises”, 8,330 rentable square feet of which is referred to in the Lease as the “First Amendment Additional Premises” and 5,631 rentable square feet of which is referred to in the Lease as the “Second Amendment Additional Premises”.

B.      The Term of the Lease with respect to the Core Premises is scheduled to expire on July 31, 2015.

C.      The Term of the Lease with respect to the First Amendment Additional Premises is scheduled to expire on August 31, 2016.

D.      The Term of the Lease with respect to the Second Amendment Additional Premises is scheduled to expire on October 31, 2018.

E.      The Original Lease was amended by a First Amendment To Lease Agreement dated as of February 1, 2011 (the “First Amendment”), and a Second Amendment To Lease Agreement dated as of September 20, 2012 (the “Second Amendment”) (as so amended, the Original Lease shall be referred to herein as the “Lease”).

F.      The parties desire to (i) add an additional 8,794 rentable square feet of space on the first (1st) floor of the Building to the Premises and (ii) amend the Lease in certain other respects, all as hereinafter set forth. Capitalized terms not defined herein shall have the same meanings ascribed to them in the Lease.

WITNESSETH:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	INCLUSION OF THIRD AMENDMENT ADDITIONAL PREMISES; THIRD AMENDMENT ADDITIONAL PREMISES TERM

Effective as of April 1, 2013, as such date may be extended on a day-for-day basis to the extent the current tenant of the Third Amendment Additional Premises (hereinafter defined) fails to vacate such space in time for Landlord’s timely delivery thereof to Tenant (the “Third Amendment Additional Premises Commencement Date”), there shall be added to the Premises under the Lease (i) the approximately 5,854 rentable square feet of space on the first (1st) floor of the Building (“Third Amendment Space A”), and (ii) the approximately 2,940 rentable square feet of space on the first (1st) floor of the Building (“Third Amendment Space B”, and together with Third Amendment Space A, the “Third Amendment Additional Premises”), all as more particularly shown on Schedule 1 attached hereto. Landlord shall use diligent efforts to deliver the Third Amendment Additional Premises to Tenant on April 1, 2013.

Accordingly, as of the Third Amendment Additional Premises Commencement Date, (i) the rentable floor footage of the Premises, as set forth in Section 1.1 of the Original Lease, shall be 60,206 (representing. the 37,451 rentable square feet of space that is the Core Premises, the 8,330 rentable square feet that is the First Amendment Additional Premises, the 5,631 rentable square feet that is the Second Amendment Additional Premises, and the 8,794 rentable square feet that is the Third Amendment Additional Premises), and (ii) the term “Premises” as used in the Lease shall collectively refer to the Core Premises, the First Amendment Additional Premises, the Second Amendment Additional Premises and the Third Amendment Additional Premises.

The Term of the Lease for the Third Amendment Additional Premises shall be the period beginning on the Third Amendment Additional Premises Commencement Date and ending on October 31,2018 (the “Third Amendment Additional Premises Term”).

Except as otherwise provided herein or except to the extent inconsistent herewith, all terms and provisions of the Lease shall be applicable to Tenant’s leasing of the Third Amendment Additional Premises.

2.	AS IS DELIVERY CONDITION OF THIRD AMENDMENT ADDITIONAL PREMISES

The Third Amendment Additional Premises shall be leased to Tenant as of, and Landlord shall deliver possession thereof to Tenant on, the Third Amendment Additional Premises Commencement Date in its “as is” condition as of the date of this Third Amendment (provided that the same shall be in broom clean condition and free of all tenants and/or occupants and their personal property), without any obligation on the part of Landlord to perform any construction therein or to prepare the same for Tenant’s occupancy or otherwise; provided, however, that, in coordination with Tenant’s construction of its leasehold improvements for the Third Amendment Additional Premises, and in such a manner that does not unreasonably interfere or delay the performance by Tenant of such leasehold improvements, Landlord shall upgrade, at Landlord’s sole cost and expense, the HVAC system for the Third Amendment Additional Premises by performing the work described on Schedule 2 attached hereto (“Landlord’s Third Amendment Additional Premises HVAC Upgrade Work”). Landlord’s Third Amendment Additional

Premises HVAC Upgrade Work shall be performed in compliance with all applicable codes, ordinances, rules and regulations. Tenant shall give reasonable prior notice to Landlord of when Tenant anticipates it will commence construction of its leasehold improvements and Landlord shall coordinate with Tenant to conduct Landlord’s Third Amendment Additional Premises HVAC Upgrade Work at such time. Section 9.1 of, and Exhibit C to, the Original Lease, Section 2 of the First Amendment and Section 3 of the Second Amendment shall not apply to the Third Amendment Additional Premises.

3.	ANNUAL FIXED RENT – THIRD AMENDMENT ADDITIONAL PREMISES

The schedule of Annual Fixed Rent, as applied solely and exclusively to the Third Amendment Additional Premises during the Third Amendment Additional Premises Term, shall be as follows, with payment thereof commencing on the Third Amendment Additional Premises Fixed Rent Commencement Date. As used herein, (i) “Third Amendment Additional Premises Free Fixed Rent Period” means the one hundred eighty (180) day period beginning on the Third Amendment Additional Premises Commencement Date, and (ii) “Third Amendment Additional Premises Fixed Rent Commencement Date” means the first day after expiration of the Third Amendment Additional Premises Free Fixed Rent Period.

Time Period	Monthly Payment
Third Amendment Additional Premises Free Fixed Rent Period	$0
Third Amendment Additional Premises Fixed Rent Commencement Date through October 31, 2013	$32,977.50
November 1, 2013 through October 31,2014	$33,710.33
November 1, 2014 through October 31,2015	$34,443.17
November 1, 2015 through October 31,2016	$35,176.00
November 1, 2016 through October 31, 2017	$35,908.83
November 1, 2017 through October 31,2018	$36,641.67

4.	ANNUAL FIXED RENT – CORE PREMISES. FIRST AMENDMENT ADDITIONAL PREMISES AND SECOND AMENDMENT ADDITIONAL PREMISES

The Annual Fixed Rent for the Core Premises, the First Amendment Additional Premises and the Second Amendment Additional Premises shall remain unchanged from that set forth in the Lease, including Section 1.1 and Article 5 of the Original Lease, Section 4 of the First Amendment and Section 4 of the Second Amendment.

5.	OPERATING EXPENSES AND REAL ESTATE TAXES FOR THIRD AMENDMENT ADDITIONAL PREMISES

Effective as of the Third Amendment Additional Premises Commencement Date and continuing for the Third Amendment Additional Premises Term, Tenant shall pay Tax Excess and Operating Cost Excess attributable to the Third Amendment Additional Premises in accordance with the terms and conditions of the Lease, except that (i) for purposes of calculating the Tax Excess attributable to the Third Amendment Additional Premises, “Base Taxes” shall mean Landlord’s Tax Expenses for the tax fiscal year 2013 (i.e., the period beginning July 1, 2012 and ending June 30, 2013); and (ii) for purposes of calculating the Operating Cost Excess attributable to the Third Amendment Additional Premises, “Base Operating Expenses” shall mean Operating Expenses for the Building for calendar year 2013.

6.	ELECTRICITY

Landlord will furnish electricity to the Third Amendment Additional Premises for Tenant’s reasonable use for lighting, electrical appliances, heating, ventilation and air conditioning exclusively serving, as applicable, the Third Amendment Additional Premises and all other equipment. For and during the Third Amendment Additional Premises Term, Tenant shall pay as an electricity charge for the Third Amendment Additional Premises, as Additional Rent, the sum of $13,191.00 per year (i.e. $1.50/rentable square foot, subject to the terms hereof) in equal monthly installments with Annual Fixed Rent. Such Additional Rent shall be in addition to the Additional Rent paid by Tenant for electricity charges in connection with the Core Premises, the First Amendment Additional Premises and the Second Amendment Additional Premises, and shall be subject to proportionate increase(s), from time to time and at any time throughout the Third Amendment Additional Premises Term, to the extent that the rate charged to Landlord by the utility company providing electricity to the Building is increased; provided that Landlord, prior to or simultaneous with increasing the Additional Rent, has provided documentation to Tenant evidencing the increase in the electricity rate being charged to the Building by such utility company. Tenant agrees that, at Landlord’s sole option, an electrical consultant, selected by Landlord, may make periodic surveys of the electrical equipment in the Third Amendment Additional Premises. In the event such survey(s) indicate that Tenant’s use of electricity is greater than $1.50 per rentable square foot, the electricity charge shall be adjusted accordingly.

7.	NO EXTENSION OPTION FOR THIRD AMENDMENT ADDITIONAL PREMISES

Notwithstanding any terms or provisions of the Lease to the contrary, Tenant shall not have any option to extend the term of the Lease for the Third Amendment Additional Premises beyond the expiration of the Third Amendment Additional Premises Term, and the Extension Options set forth in Section 3.2 the Original Lease and Section 10 of the First Amendment shall not apply to the Third Amendment Additional Premises.

8.	TENANT’S PROPORTIONATE SHARE

Tenant’s Proportionate Share of the Building attributable to the Core Premises is 17% (37,451 Rentable Square Feet of floor area in the Core Premises divided by 220,399 Rentable Square Feet in the Building), Tenant’s Proportionate Share of the Building attributable to the First Amendment Additional Premises is 3.78% (8,330 Rentable Square Feet of floor area in the First Amendment Additional Premises divided by 220,399 Rentable Square Feet in the Building), Tenant’s Proportionate Share of the Building attributable to the Second Amendment Additional Premises is 2.55% (5,631 Rentable Square Feet of floor area in the Second Amendment Additional Premises divided by 220,399 Rentable Square Feet in the Building), and Tenant’s Proportionate Share of the Building attributable to the Third Amendment Additional Premises is 3.99% (8,794 Rentable Square Feet of floor area in the Third Amendment Additional Premises divided by 220,399 Rentable Square Feet in the Building). As of the Third Amendment Additional Premises Commencement Date, Tenant’s total Proportionate Share of the Building shall be 27.32%.

9.	THIRD AMENDMENT ADDITIONAL PREMISES ALLOWANCE

Landlord shall provide to Tenant an amount not to exceed $175,880.00 (the “Third Amendment Additional Premises Allowance”) to be applied towards all of Tenant’s hard costs of construction and architectural and engineering fees incurred in performing the initial leasehold improvements and alterations to the Third Amendment Additional Premises. So long as there shall be no Event of Default under the Lease by Tenant, Landlord shall reimburse Tenant for the Third Amendment Additional Premises Allowance in accordance with the procedure described below in the last paragraph of this Section 9. Tenant shall reimburse Landlord for any actual and reasonable third party out-of-pocket expenses incurred by Landlord in reviewing Tenant’s plans for such leasehold improvements; provided, however, that Tenant shall not be obligated to reimburse Landlord for more than $2,500.00 in the aggregate under this sentence.

Any alterations and improvements to the Third Amendment Additional Premises by Tenant shall be subject to the requirements set forth in Section 9.2 and Section 9.3 of the Original Lease and Exhibit B to the First Amendment, except that, with respect to such Exhibit B to the First Amendment: (i) Section 1 thereof shall be deleted; (ii) references therein to the First Amendment Additional Premises shall instead mean to refer to the Third Amendment Additional Premises; (iii) references therein to Article 9 of the Lease shall mean only to Sections 9.2 and 9.3 of the Original Lease; (iv) the TI Allowance defined in Section 6 thereof shall instead mean the Third Amendment Additional Premises Allowance; (v) references therein to the First Amendment Commencement Date shall instead mean to refer to the Third Amendment Additional Premises Commencement Date; (vi) Section 6(A) thereof shall not be applicable to the Third Amendment Additional Premises; and (vii) Section 6(C)(iii) thereof shall not be applicable to the Third Amendment Additional Premises. Section 6.C.(iv) of said Exhibit B is hereby revised by deleting “existing default” in the second line thereof and inserting in lieu thereof “Event of Default”.

10.	PARKING

As of the Third Amendment Additional Premises Commencement Date, the number of parking spaces available to Tenant as set forth in Section 10.1 of the Original Lease (as amended by Section 9 of the First Amendment and Section 11 of the Second Amendment) shall be increased by nine (9) additional parking spaces (i.e., for a total of sixty [60] parking spaces), which spaces shall continue to be available to Tenant pursuant to the terms and provisions of the Lease, including but not limited to payment of the monthly charge therefor, which is currently $200.00 per space per month.

11.	SECURITY DEPOSIT

Effective as of the date hereof, pursuant to Section 1.1 of the Original Lease, Landlord is holding a Security Deposit in the amount of $560,000.00, which amount shall continue to be held in accordance with the terms of the Lease as amended hereby. No additional Security Deposit shall be required in connection with this Third Amendment.

12.	SIGNAGE

Landlord shall provide Building standard signage for the Third Amendment Additional Premises in accordance with the provisions of the first sentence of Section 16.31 of the Original Lease.

13.	BROKERAGE

A.  Tenant represents and warrants to Landlord that it has dealt with no broker in connection with this Third Amendment other than Cushman and Wakefield of Massachusetts and T3 Realty Advisors (collectively, “Brokers”) and agrees to defend, with counsel approved by Landlord, indemnify and save Landlord harmless from and against any and all costs, expenses or liability for any compensation, commissions or charges claimed by a broker or agent, other than the Brokers, with respect to Tenant’s dealings in connection with this Third Amendment.

B.  Landlord represents and warrants to Tenant that it has dealt with no broker in connection with this Third Amendment other than the Brokers and agrees to defend, with counsel approved by Tenant, indemnify and save Tenant harmless from and against any and all costs, expenses or liability for any compensation, commissions or charges claimed by a broker or agent, other than the Brokers, with respect to Landlord’s dealings in connection with this Third Amendment.

C.  Landlord agrees that it shall be solely responsible for the payment of a brokerage commission(s) to the Brokers pursuant to the terms of a separate written agreement.

14.	RATIFICATION OF LEASE PROVISIONS

Except as otherwise expressly amended, modified and provided for in this Third Amendment, Tenant hereby ratifies all of the provisions, covenants and conditions of the Lease, and such provisions, covenants and conditions shall be deemed to be incorporated herein and made a part hereof and shall continue in full force and effect.

15.	ENTIRE AMENDMENT

This Third Amendment contains all the agreements of the parties with respect to the subject matter hereof and supersedes all prior dealings between the parties with respect to such subject matter.

16.	BINDING AMENDMENT

This Third Amendment shall be binding upon, and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

17.	GOVERNING LAW

This Third Amendment shall be governed by the laws of the Commonwealth of Massachusetts.

18.	AUTHORITY

Landlord and Tenant each warrant to the other that the person or persons executing this Third Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Third Amendment.

19.	NO RESERVATION

Preparation of this Third Amendment by Landlord or Landlord’s attorney and the submission of this Third Amendment to Tenant for examination or signature is without prejudice and does not constitute a reservation, option or offer to lease the Third Amendment Additional Premises. This Third Amendment shall not be binding or effective until this Third Amendment shall have been executed and delivered by each of the parties hereto, and Landlord or Tenant reserves the right to withdraw this Third Amendment upon written notice to the other party from consideration or negotiation at any time prior to the respective party’s execution and delivery of this Third Amendment, which withdrawal shall be without prejudice, recourse or liability.

20.	COUNTERPARTS

This Third Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Additionally, telecopied or emailed signatures may be used in place of original signatures on this Third Amendment. Landlord and Tenant intend to be bound by the signatures on the telecopied or emailed document, are aware that the other party will rely on the telecopied or emailed signatures, and hereby waive any defense to the enforcement of the terms of this Third Amendment based on the form of such signatures.

[SIGNATURES ON FOLLOWING PAGE]

LANDLORD:

DWF III DAVENPORT, LLC, a Delaware limited liability company

By:	Divco West Real Estate Services, Inc., a Delaware corporation, Its Agent

	By:	/s/ James Teng
		Name:	James Teng
		Title:	Managing Director

TENANT:

HUBSPOT, INC., a Delaware corporation

By:	/s/ David Stack
Name: David Stack
Title: CFO

SCHEDULE 1

PLAN OF THIRD AMENDMENT ADDITIONAL PREMISES

This plan is intended only to show the general layout of the Premises as of the date of this Third Amendment. Any depiction of interior windows, walls, cubicles, modules, furniture and equipment on this plan is for illustrative purposes only, but does not mean that such items exist. Landlord is not required to provide, install or construct any such items. It does not in any way supersede any of Landlord’s rights set forth in the Lease with respect to arrangements and/or locations of public parts of the Building. It is not necessarily to scale; any measurements or distances shown should be taken as approximate. The inclusion of elevators, stairways, electrical and mechanical closets, and other similar facilities for the benefit of occupants of the Building does not mean such items are part of the Premises.

SCHEDULE 2

DESCRIPTION OF HVAC UPGRADE FOR

THIRD AMENDMENT ADDITIONAL PREMISES

Landlord shall remove any below window and/or floor mounted cabinet style heat pumps present in the Third Amendment Additional Premises and shall install above-ceiling style heat pumps, including ductwork, electricity, plumbing and controls, all to the extent adequate to support general office use in the Third Amendment Additional Premises in a configuration and occupant density which do not differ materially from those which exist in the balance of the Premises.

FOURTH AMENDMENT TO LEASE AGREEMENT

This FOURTH AMENDMENT TO LEASE AGREEMENT (this “Fourth Amendment’’) dated as of the 1st day of April, 2013 by and between DWF III DAVENPORT, LLC, a Delaware limited liability company, as Landlord (the “Landlord”), and HUBSPOT, INC., a Delaware corporation, as Tenant (the “Tenant”).

BACKGROUND

A.             Landlord and Tenant are holders of the landlord’s and tenant’s interests, respectively, under a Lease (the “Original Lease”) dated as of March 10, 2010, by and between 25 First Street, LLC, as landlord, and Hubspot, Inc., as tenant, for approximately 60,206 square feet of rentable floor area (collectively, the “Existing Premises”) on the first (1st) and second (2nd) floors of the building known and numbered as 25 First Street, Cambridge, Massachusetts (the “Building”), 37,451 rentable square feet of which is referred to in the Lease (as such term is defined below) as the “Core Premises”, 8,330 rentable square feet of which is referred to in the Lease as the “First Amendment Additional Premises”, 5,631 rentable square feet of which is referred to in the Lease as the “Second Amendment Additional Premises”, and 8,794 rentable square feet of which is referred to in the Lease as the “Third Amendment Additional Premises”.

B.             The Original Lease was amended by a First Amendment To Lease Agreement dated as of February 1, 2011 (the “First Amendment”), a Second Amendment To Lease Agreement dated as of September 20, 2012 (the “Second Amendment”) and a Third Amendment To Lease Agreement dated as of February 4, 2013 (the “Third Amendment”) (as so amended, the Original Lease shall be referred to herein as the “Lease”).

F.             The parties desire to (i) extend the term of the Lease with respect to the Existing Premises, (ii) add certain space to the Premises demised under the Lease, and (iii) amend the Lease in certain other respects, all as hereinafter set forth. Capitalized terms not defined herein shall have the same meanings ascribed to them in the Lease.

WITNESSETH:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             EXTENSION OF TERM FOR EXISTING PREMISES. Notwithstanding that there exist different expiration dates for the Term for the various components of the Existing Premises, the Term for the entirety of the Existing Premises is hereby extended to November 30, 2020 (the “New Expiration Date”).

2.	ADDITION OF FOURTH AMENDMENT ADDITIONAL PREMISES.

(a)             Effective as of the applicable Commencement Date set forth below, the following spaces (collectively, the

“Fourth Amendment Additional Premises”) shall be added to the Premises:

Component of Fourth Amendment Additional Premises	Scheduled Commencement Date

Approximately 32,134 rentable square feet of space located on the 4th Floor of the Building and shown on Exhibit A attached hereto as “Fourth Amendment 32,134 RSF Premises” (the “Fourth Amendment 32,134 RSF Premises”)

September 1, 2013

Approximately 2,269 RSF rentable square feet of space located on the 1st Floor of the Building and shown on Exhibit B attached hereto as “Fourth Amendment 2,269 RSF Premises” (the “Fourth Amendment 2,269 RSF Premises”)

October 15, 2013

Approximately 2,207 RSF rentable square feet of space located on the 1st Floor of the Building and shown on Exhibit C attached hereto as “Fourth Amendment 2,207 RSF Premises” (the “Fourth Amendment 2,207 RSF Premises”)

July 1, 2014

Approximately 6,426 RSF rentable square feet of space located on the 4th Floor of the Building and shown on Exhibit D attached hereto as “Fourth Amendment 6,426 RSF Premises” (the “Fourth Amendment 6,426 RSF Premises”)

August 1, 2014

Approximately 4,095 RSF rentable square feet of space located on the 1st Floor	November 1, 2014

of the Building and shown on Exhibit E attached hereto as “Fourth Amendment 4,095 RSF Premises” (the “Fourth Amendment 4,095 RSF Premises”)

Approximately 6,607 RSF rentable square feet of space located on the 1st Floor of the Building and shown on Exhibit F attached hereto as “Fourth Amendment

6,607 RSF Premises” (the “Fourth Amendment 6,607 RSF Premises”)

September 1, 2016

Approximately 6,337 RSF rentable square feet of space located on the 1st Floor of the Building and shown on Exhibit G attached hereto as “Fourth Amendment

6,337 RSF Premises” (the “Fourth Amendment 6,337 RSF Premises”)

December 1, 2014 (or, if the current tenant of such space exercises its option to extend, December 1, 2016)

(b)             Notwithstanding the applicable Scheduled Commencement Date for each component of the Fourth Amendment Additional Premises set forth in Section 2(a) above, the actual Commencement Date for each such component of the Fourth Amendment Additional Premises shall be the later of (i) the applicable Scheduled Commencement Date set forth in Section 2(a) above for such component of space, and (ii) the day after the then current tenant (and, as applicable, its subtenants, assignees and licensees) of such component of the Fourth Amendment Additional Premises vacates the same. For the purposes of this Fourth Amendment, such later date shall be referred to as, respectively, the “Fourth Amendment 32,134 RSF Premises Commencement Date”, the “Fourth Amendment 2,269 RSF Premises Commencement Date”, the “Fourth Amendment 2,207 RSF Premises Commencement Date”, the “Fourth Amendment 6,426 RSF Premises Commencement Date”, the “Fourth Amendment 4,095 RSF Premises Commencement Date”, the “Fourth Amendment 6,607 RSF Premises Commencement Date”, and the “Fourth Amendment 6,337 RSF Premises Commencement Date”.

(c)             In the event that Landlord shall be unable to deliver to Tenant any component(s) Fourth Amendment Additional Premises on the applicable Scheduled Commencement Date set forth above in Section 2(a) for such space due to the failure of the current tenant (and, as applicable, its subtenants, assignees and licensees) of such component of the Fourth Amendment Additional Premises to vacate the same on or before the applicable Scheduled Commencement Date for such space, (i) Landlord shall have no liability to Tenant therefor, (ii) Tenant shall not have the right to terminate the Lease or this Fourth Amendment, (iii) Tenant shall accept delivery of such component of the Fourth Amendment Additional Premises when delivered by Landlord in the condition required by this Fourth Amendment, (iv) Landlord shall promptly deliver to such holdover tenant a written demand to immediately vacate such component of the Fourth Amendment Additional Premises, and (v) if such holdover tenant shall fail to vacate such component of the Fourth Amendment Additional Premises within ninety (90) days after the applicable Scheduled Commencement Date for such space, Landlord shall commence summary process proceedings against such holdover tenant. Notwithstanding the prior sentence, with respect to the Fourth Amendment 32,134 RSF Premises only, (i) the ninety (90) day period in clause (v) of the prior sentence shall instead be sixty (60) days and (ii) upon Tenant’s request, Landlord shall keep Tenant reasonably informed regarding the estimated timeline for the vacation of such space by the existing tenant of the Fourth Amendment 32,134 RSF Premises.

(d)             The initial Term of the Lease for each component of the Fourth Amendment Additional Premises shall begin on the applicable Commencement Date for such space and shall end on the New Expiration Date (i.e., November 30, 2020).

(e)             Each component of the Fourth Amendment Additional Premises shall be leased to Tenant as of the applicable Commencement Date for such applicable component of space in its “as is” condition on such applicable Commencement Date, free of all tenants and/or occupants and their personal property, and with the mechanical, electrical and plumbing systems in good operating condition and repair, without any obligation on the part of Landlord to perform any construction therein or to prepare the same for Tenant’s occupancy or otherwise; provided, however, that, in coordination with Tenant’s construction of its leasehold improvements for such applicable component of the Fourth Amendment Additional Premises, and in such a manner that does not unreasonably interfere with or delay the performance by Tenant of such leasehold improvements, Landlord shall upgrade, at Landlord’s sole cost and expense, the HVAC system for the applicable component of the Fourth Amendment Additional Premises by performing the work described on Exhibit H attached hereto (“Landlord’s Fourth Amendment Additional Premises HVAC Upgrade Work”). Landlord’s Fourth Amendment Additional Premises HVAC Upgrade Work shall be performed in compliance with all applicable codes, ordinances, rules and regulations. Tenant shall give reasonable prior notice to Landlord of when Tenant anticipates it will commence construction of its leasehold improvements for the applicable component of the Fourth Amendment Additional Premises, and Landlord shall coordinate with Tenant to conduct Landlord’s Fourth Amendment Additional Premises HVAC Upgrade Work for such component of space at such time. Section 9.1 of, and Exhibit C to, the Original Lease, Section 2 of the First Amendment, Section 3 of the Second Amendment and Section 2 of the Third Amendment shall not apply to the Fourth Amendment Additional Premises.

(f)             Except as otherwise provided herein or except to the extent inconsistent herewith, all terms and provisions of the Lease shall be applicable to Tenant’s leasing of the Fourth Amendment Additional Premises.

(g)            Section 9.2 of the Original Lease is hereby amended by deleting the second (2nd) sentence thereof and substituting therefor the following: “However, Landlord’s consent shall not be required with respect to any interior cosmetic or decorative Alterations (such as the installation of paint or wall coverings) costing less than $100,000 in the aggregate in any one instance.” Section 9.3 of the Original Lease is hereby amended deleting the words “If Tenant is not then in default under this Lease,” from clause (i) of the second sentence of such Section. Notwithstanding anything to the contrary contained in the Lease, as amended by this Fourth Amendment, Landlord hereby acknowledges and agrees that none of the existing (i.e., as of the date of this Fourth Amendment) Alterations or improvements within the Existing Premises are required to be removed at the end of the Term of the Lease.

3.            ANNUAL FIXED RENT PAYABLE FOR EXISTING PREMISES AND FOURTH AMENDMENT ADDITIONAL PREMISES. Notwithstanding any terms or provisions of the Lease to the contrary, for the period beginning on April 1, 2013 and continuing until the New Expiration Date, Tenant shall pay monthly installments of Annual Fixed Rent for the various components of the Existing Premises and the Fourth Amendment Additional Premises in accordance with the schedule attached hereto as Exhibit I.

4.            OPERATING EXPENSES AND REAL ESTATE TAXES FOR EXISTING PREMISES AND FOURTH

AMENDMENT ADDITIONAL PREMISES. For and during the period beginning on April 1, 2013 and continuing through the

New Expiration Date, Tenant shall pay Tax Excess and Operating Cost Excess payments attributable to the various components of the Existing Premises and the Fourth Amendment Additional Premises (i.e., with respect to the Fourth Amendment Additional

Premises only, commencing with respect to each component of the Fourth Amendment Additional Premises on the applicable Commencement Date with respect to each such component of space), except that the “Base Taxes” and “Base Operating Expenses” utilized in calculating Tax Excess and Operating Cost Excess payments for each component of space shall be as set forth on the schedule attached hereto as Exhibit J for the applicable time period set forth on such Exhibit J.

5.            TENANT’S PROPORTIONATE SHARE FOR EXISTING PREMISES AND FOURTH AMENDMENT ADDITIONAL PREMISES. In connection with a BOMA measurement of the Building that Landlord commissioned prior to the date of this Fourth Amendment (the “Revised BOMA Measurement”), the rentable square footage measurements of the Core Premises, the First Amendment Additional Premises and the Building as a whole were determined to be different from such measurements for such items previously indicated under the Lease. In order to account, in part, for such differences in such square footage measurements, Landlord and Tenant hereby stipulate as follows: (i) for the period commencing on April 1, 2013 through and including the previously scheduled (i.e., as scheduled prior to the execution of this Fourth Amendment) expiration date for each component of the Existing Premises, the rentable area for each component of the Existing Premises as well as the Building as a whole shall be as set forth in the Lease prior to the date of this Fourth Amendment, and (ii) for the period commencing on the day after the previously scheduled (i.e., as scheduled prior to the execution of this Fourth Amendment) expiration date for each component of the Existing Premises and through and including the New Expiration Date, the rentable area for each component of the Existing Premises as well as the Building as a whole shall be as determined in accordance with the Revised BOMA Measurement. With respect to each component of the Fourth Amendment Additional Premises and the Building as a whole, the Revised BOMA Measurement for the rentable area of each such component of space and the Building as a whole shall apply as of the applicable Commencement Date for such component of space.

Accordingly, for and during the period beginning on April l, 2013 and continuing through the New Expiration Date, Tenant’s Proportionate Share of the Building attributable to the various components of the Existing Premises and the Fourth Amendment Additional Premises shall be as set forth below.

Period	Stipulated Rentable Area of Applicable Component of Premises	Stipulated Rentable Area of Building	Tenant’s Proportionate Share

Core Premises

April 1, 2013 through July 31, 2015	37,451 RSF	220,399 RSF	16.99%

August 1, 2015 through November 30, 2020	35,803 RSF	218,037 RSF	16.42%

First Amendment Additional Premises

April 1, 2013 through August 31, 2016	8,330 RSF	220,399 RSF	3.78%

September 1, 2016 through November 30, 2020	8,258 RSF	218,037 RSF	3.79%

Period	Stipulated Rentable Area of Applicable Component of Premises	Stipulated Rentable Area of Building	Tenant’s Proportionate Share

Second Amendment Additional Premises

April 1, 2013 through October 31, 2018	5,631 RSF	220,399 RSF	2.55%

November 1, 2018 through November 30, 2020	5,631 RSF	218,037 RSF	2.58%

Third Amendment Additional Premises

April 1, 2013 through October 31, 2018	8,794 RSF	220,399 RSF	3.99%

November 1, 2018 through November 30, 2020	8,794 RSF	218,037 RSF	4.03%

Fourth Amendment 32,134 RSF Premises

Fourth Amendment 32,134 RSF Premises Commencement Date through November 30, 2020	32,134 RSF	218,037 RSF	14.74%

Fourth Amendment 2,269 RSF Premises

Fourth Amendment 2,269 RSF Premises Commencement Date through November 30, 2020	2,269 RSF	218,037 RSF	1.04%

Fourth Amendment 2,207 RSF Premises

Fourth Amendment 2,207 RSF Premises Commencement Date through November 30, 2020	2,207 RSF	218,037 RSF	1.01%

Fourth Amendment 6,426 RSF Premises

Fourth Amendment 6,426 RSF Premises Commencement Date through November 30, 2020	6,426 RSF	218,037 RSF	2.95%

Fourth Amendment 4,095 RSF Premises

Fourth Amendment 4,095 RSF Premises Commencement Date through November 30, 2020	4,095 RSF	218,037 RSF	1.88%

Fourth Amendment 6,607 RSF Premises

Fourth Amendment 6,607 RSF Premises Commencement Date through November 30, 2020	6,607 RSF	218,037 RSF	3.03%

Fourth Amendment 6,337 RSF Premises

Fourth Amendment 6,337 RSF Premises Commencement Date through November 30, 2020	6,337 RSF	218,037 RSF	2.91%

6.          ELECTRICITY FOR EXISTING PREMISES AND FOURTH AMENDMENT ADDITIONAL PREMISES.

(a)        For and during the period beginning on April l, 2013 and continuing through the New Expiration Date, Landlord shall continue to furnish electricity to the Existing Premises, and Landlord shall furnish electricity to the Fourth Amendment Additional Premises (i.e., with respect to the Fourth Amendment Additional Premises only, commencing as of the applicable Commencement Date with respect to each component of the Fourth Amendment Additional Premises) for Tenant’s reasonable use for lighting, electrical appliances, heating, ventilation and air conditioning exclusively serving the Existing Premises and Fourth Amendment Additional Premises and all other equipment. During the foregoing periods, Tenant shall pay the below-listed per annum electricity charge (equal to $1.50 per rentable square foot per annum, subject to the terms hereof) as Additional Rent in equal monthly installments with Annual Fixed Rent.

Period	Electricity Charge

Core Premises

April 1, 2013 through July 31, 2015 (i.e., based on stipulated 37,451 RSF)	$56,176.50 per annum

August 1, 2015 through November 30, 2020 (i.e., based on stipulated 35,803 RSF)	$53,704,50 per annum

First Amendment Additional Premises

April 1, 2013 through August 31, 2016 (i.e., based on stipulated 8,330 RSF)	$12,495.00 per annum

September 1, 2016 through November 30, 2020 (i.e., based on stipulated 8,258 RSF)	$12,387.00 per annum

Second-Amendment Additional Premises

April 1, 2013 through November 30, 2020	$8,446.50 per annum

Third Amendment Additional Premises

April 1, 2013 through November 30, 2020	$13,191.00 per annum

Fourth Amendment 32,134 RSF Premises

Fourth Amendment 32,134 RSF Premises Commencement Date through November 30, 2020	$48,201.00 per annum

Fourth Amendment 2,269 RSF Premises

Fourth Amendment 2,269 RSF Premises Commencement Date through November 30, 2020	$3,403.50 per annum

Fourth Amendment 2,207 RSF Premises

Fourth Amendment 2,207 RSF Premises Commencement Date through November 30, 2020	$3,310.50 per annum

Fourth Amendment 6,426 RSF Premises

Fourth Amendment 6,426 RSF Premises Commencement Date through November 30, 2020	$9,639.00 per annum

Period	Electricity Charge

Fourth Amendment 4,095 RSF Premises

Fourth Amendment 4,095 RSF Premises Commencement Date through November 30, 2020	$6,142.50 per annum

Fourth Amendment 6,607 RSF Premises

Fourth Amendment 6,607 RSF Premises Commencement Date through November 30, 2020	$9,910.50 per annum

Fourth Amendment 6.337 RSF Premises

Fourth Amendment 6,337 RSF Premises Commencement Date through November 30, 2020	$9,505.50 per annum

(b)         Such Additional Rent under the above clause (a) of this Section 6 shall be subject to proportionate increase(s), from time to time and at any time throughout the Term, to the extent that the rate charged to Landlord by the utility company providing electricity to the Building is increased; provided that Landlord, prior to or simultaneous with increasing the Additional Rent, has provided documentation to Tenant evidencing the increase in the electricity rate being charged to the Building by such utility company. Tenant agrees that, at Landlord’s sole option, an electrical consultant, selected by Landlord, may make periodic surveys of the electrical equipment in the Existing Premises and the Fourth Amendment Additional Premises. In the event such survey(s) indicate that Tenant’s use of electricity is greater than $1.50 per rentable square foot per annum, the electricity charge shall be adjusted accordingly. Notwithstanding anything in this Fourth Amendment to the contrary, Landlord may not bill Tenant for increases in cost of electricity retroactively, except that Landlord may bill Tenant retroactively (a “Retroactive Electricity Cost Increase Bill”) for increases in the cost of electricity for the twelve month period immediately preceding any Retroactive Electricity Cost Increase Bill issued by Landlord.

7.          NEW ALLOWANCE.

(a)        Landlord shall provide to Tenant an amount not to exceed $2,166,982.29 (the “New Allowance”) to be applied towards all of Tenant’s construction costs, cabling, wiring, and soft costs such as the preparation of the design, development and construction plans and project management fees incurred in performing leasehold improvements and alterations to the Existing Premises and the Fourth Amendment Additional Premises. Notwithstanding the foregoing, in the event that the current tenant of the Fourth Amendment 6,337 RSF Premises declines to exercise its option to extend and the applicable Commencement Date for the First Floor 6,337 RSF Premises shall instead be December 1, 2014 Landlord shall increase the amount of the New Allowance by $52,501.10. In no event shall Landlord be obligated to disburse any portion of the New Allowance unless requested by Tenant via a Requisition (as defined in the Work Letter attached hereto as Exhibit K) delivered to Landlord prior to December 31, 2017.

(b)        So long as there shall be no Event of Default under the Lease by Tenant, Landlord shall reimburse Tenant for the New Allowance in accordance with the procedure described in this Fourth Amendment and the Work Letter attached hereto as Exhibit K. Solely in the event that Tenant has not engaged a third-party construction manager, Tenant shall reimburse Landlord for Landlord’s standard construction management fee equal to 3% of the New Allowance. In addition, Tenant shall reimburse Landlord for reasonable third party out-of-pocket expenses incurred by Landlord in reviewing Tenant’s plans for such leasehold improvements. Any alterations and improvements to the Existing Premises and the Fourth Amendment Additional Premises by Tenant shall be subject to the requirements set forth in Section 9.2 and Section 9.3 of the Original Lease (each as amended by this Fourth Amendment) and the Work Letter attached hereto as Exhibit K. In the event that Landlord shall fail to pay when due hereunder any amounts of the New Allowance as provided for under the Work Letter attached hereto as Exhibit K and such failure shall continue for sixty (60) days after Tenant shall have provided written notice to Landlord of such failure, Tenant shall have the right to recover such past due amount of the New Allowance via an abatement of Tenant’s monthly installment (or, as applicable, installments) of Annual Fixed Rent then next becoming due under the Lease; provided that such abatement shall cease at such time as (and to the extent that) Tenant shall have received (either by such abatement or by direct payment by Landlord, or a combination of the two) such full recovery of the past due amount of the New Allowance. In the event, however, that the aggregate of (a) such abatements taken by Tenant for a particular past due amount of the Allowance (the “Particular Past Due Allowance Amount”) and (b) any payments made by Landlord for the Particular Past Due Allowance Amount exceed one hundred percent (100%) of the Particular Past Due Allowance Amount, Tenant shall return such excess amount to Landlord upon ten (10) days’ notice from Landlord.

8.          EXTENSION OPTIONS.

(a)        On the conditions that, both at the time of Tenant’s delivery of the Tenant’s First Extension Notice and as of the commencement of the First Extension Term: (i) there exists no Event of Default, (ii) the Lease is still in full force and effect, and (iii) Hubspot, Inc., itself, a Permitted Tenant Successor, and/or Tenant Affiliates occupy one hundred percent (100%) of the rentable floor area of the Premises then leased to Tenant as of the New Expiration Date (excepting only the subleasing by Tenant, if and to the extent permitted under the Lease, of up to 25,000 rentable square feet of the Premises in the aggregate to a party or parties other than a Permitted Tenant Successor or a Tenant Affiliate), then Tenant shall have the right to extend the Term for all but not just a portion of the then Premises from the New Expiration Date for one (1) period of five (5) years (such period, the “First Extension Term”). Such extension shall be on all of the terms and conditions of the Lease, except that (x) the Annual Fixed Rent shall be equal to the Fair Market Rent, as determined below, as of the commencement of the First Extension Term and (y) Landlord shall have no obligation to provide any construction allowance or to perform any work to the Premises as a result of such extension.

(b)        So long as Tenant shall have exercised its option for the First Extension Term and on the conditions that, both at the time of Tenant’s delivery of the Tenant’s Second Extension Notice and as of the commencement of the Second Extension Term: (i) there exists no Event of Default, (ii) the Lease is still in full force and effect, and (iii) Hubspot, Inc., itself, a Permitted Tenant Successor, and/or Tenant Affiliates occupy one hundred percent (100%) of the rentable floor area of the Premises leased to Tenant as of the last day of the First Extension Term (excepting only the subleasing by Tenant, if and to the extent permitted under the Lease, of up to 25,000 rentable square feet of the Premises in the aggregate to a party or parties other than a Permitted Tenant Successor or a Tenant Affiliate), then Tenant shall have the right to extend the Term for all but not just a portion of the then Premises from the expiration date of the First Extension Term for one (1) period of five (5) years (such period, the “Second Extension Term”). Such extension shall be on all of the terms and conditions of the Lease, except that (x) the Annual Fixed Rent shall be equal to the Fair Market Rent, as determined below, as of the commencement of the Second Extension Term, (y) Landlord shall have no obligation to provide any construction allowance or to perform any work to the Premises as a result of such extension, and (z) Tenant shall have no right to further extend the Term beyond the Second Extension Term.

(c)        In order to exercise its option for the First Extension Term or the Second Extension Term, Tenant shall give notice thereof to Landlord (as applicable, “Tenant’s First Extension Notice” or “Tenant’s Second Extension Notice”) not earlier than fifteen (15) months nor later than twelve (12) months prior to the expiration of the then-current Term, whereupon Landlord shall, within thirty (30) days thereafter, advise Tenant of the proposed Annual Fixed Rent for, as applicable, the First Extension Term or the Second Extension Term (“Landlord’s Quotation”). Each of Tenant’s First Extension Notice and Tenant’s Second Extension Notice shall be irrevocable.

(d)        Within thirty (30) days after Landlord’s Quotation (the “Negotiation Period”), Landlord and Tenant shall attempt to agree on the Annual Fixed Rent for, as applicable, the First Extension Term or the Second Extension Term. If Landlord and Tenant have not so agreed and executed a written instrument evidencing such agreement within the Negotiation Period, then Landlord and Tenant shall each, within seven (7) days from the expiration of the Negotiation Period, designate an independent, licensed real estate broker, who shall have at least ten (10) years’ experience as a licensed real estate broker specializing in commercial leasing and who shall be familiar with the commercial real estate market in which the Building is located. Said brokers shall each determine the Fair Market Rent for the Premises within fifteen (15) days of their designation. “Fair Market Rent” shall mean the market rental rates then being obtained for renewal leases for similar space in office buildings of similar quality, in similar locations and that are of comparable age to the Building and are leased to first-class private sector tenants. All determinations of Fair Market Rent shall reflect market conditions expected to exist as of the date Annual Fixed Rent based on Fair Market Rent is to commence. If the lower of the two determinations is not less than ninety-five percent (95%) of the higher of the two determinations, then the Fair Market Rent shall be the average of the two determinations. If the lower of the two determinations is less than ninety-five percent (95%) of the higher of the two determinations, then the two brokers shall render separate written reports of their determinations of Fair Market Rent and within fifteen (15) days thereafter the two brokers shall appoint a third broker with like qualifications. Such third broker shall be furnished the written reports of the first two brokers. Within fifteen (15) days after the appointment of the third broker, the third broker shall appraise the Fair Market Rent, and the Fair Market Rent shall equal the average of the two closest determinations; provided, however, that (a) if any one determination is agreed upon by any two of the brokers, then the Fair Market Rent shall be such determination, and (b) if any one determination is equidistant from the other two determination, then the Fair Market Rent shall be such middle determination. Landlord and Tenant shall each bear the cost of its broker and shall share equally the cost of the third broker.

(e)        Upon the timely giving of Tenant’s First Extension Notice or Tenant’s Second Extension Notice, as applicable, the Term shall be automatically extended for, as applicable, the First Extension Term or the Second Extension Term without the execution of any additional documents, and all references to the Term shall mean the Term as so extended, unless the context clearly otherwise requires. Promptly upon determination of the Annual Fixed Rent for the First Extension Term or the Second Extension Term, as applicable, Landlord and Tenant shall enter into an agreement setting forth the same. If Tenant shall not timely give Tenant’s First Extension Notice, then Tenant’s option for the First Extension Term and the Second Extension Term shall be void and of no further force and effect. If Tenant shall not timely give Tenant’s Second Extension Notice, then Tenant’s option for the Second Extension Term shall be void and of no further force and effect.

(f)        Section 3.2 of the Original Lease, Section 10 of the First Amendment, Section 8 of the Second Amendment and Section 7 of the Third Amendment are hereby deleted and shall be of no further force and effect, it being acknowledged and agreed that Tenant shall have no right to extend the Term except as provided in this Section 8.

9.          RIGHT OF FIRST OFFER.

(a)        Section 3.3 of the Original Lease is hereby deleted and shall be of no further force or effect, it being acknowledged that Tenant shall have no right of first offer to lease space in the Building except as expressly provided in Addendum No. 1 to this Fourth Amendment.

(b)        Addendum No. 1 to this Fourth Amendment sets forth Tenant’s rights to lease the “Expansion Space” described therein.

10.          RIGHT OF FIRST REFUSAL.

(a)        Except with respect to the currently existing tenant of such space, whose tenancy and any extension thereof shall be superior to Tenant’s rights under this Section 10, and subject to other Building tenants having rights to such space as of the date of this Fourth Amendment (which rights of such parties under this clause (ii) are set forth on Exhibit P attached hereto), Tenant shall have a one-time first right of refusal (the “ROFR”) on the approximately 8,143 rentable square feet of space on the second (2nd) floor of the Building, as more particularly shown on Exhibit Q attached hereto (the “ROFR Space”) during the Term from and after the date of this Fourth Amendment (the “ROFR Period”) on the terms and conditions hereinafter set forth. In the event that, during the ROFR Period, Landlord receives a bona fide proposal from a third party to lease the ROFR Space (other than from the currently existing tenant of such space), which proposal is acceptable to Landlord acting in good faith (an “Acceptable Proposal”), Landlord shall notify Tenant in writing (such notice, the “ROFR Offer Notice”) of the material terms of such Acceptable Proposal and Tenant shall, within seven (7) business days, notify Landlord in writing that Tenant agrees or declines to lease all (but not just a portion) of the ROFR Space on the terms of the Acceptable Proposal. Tenant’s failure to exercise the ROFR by notice to Landlord within the seven (7) business day period set forth above will entitle Landlord to lease the ROFR Space to any third party, without liability to Tenant or need of notifying Tenant or reoffering said ROFR Space to Tenant, and, in that event, Tenant shall have no further rights as to the ROFR Space. Time is of the essence of this provision. Notwithstanding anything to the contrary contained in the Lease, Tenant shall have no right of first refusal with respect to any other space in the Building.

(b)        If Tenant exercises its ROFR pursuant to this Section, Tenant shall lease the ROFR Space on the same terms and conditions as the Premises are leased under the Lease, except as modified by the ROFR Offer Notice, including:

(i)          The term for the ROFR Space shall be the same as that set forth in the ROFR Offer Notice;

(ii)         The commencement date for the ROFR Space shall be the later of thirty (30) days after Tenant’s exercise of such election or, if any, such later date as identified in the ROFR Offer Notice;

(iii)        The ROFR Space shall be taken by Tenant “As Is”, unless Landlord has offered to perform initial improvements in the ROFR Offer Notice; and

(iv)         The Aunual Fixed Rent, Additional Rent and security deposit for the ROFR Space shall be at the rate and terms set forth in the ROFR Offer Notice.

(c)        An amendment to the Lease providing for the lease of the ROFR Space and the terms and conditions therefor shall be executed by Landlord and Tenant within fifteen (15) days of the date that the ROFR is exercised; however, the failure of Tenant to execute such amendment within said time period shall not relieve Tenant of its obligation to lease the ROFR Space on the terms set forth in the ROFR Offer Notice.

(d)        In order for Tenant’s exercise of the ROFR to be effective (and for Landlord’s duty to provide a ROFR Offer Notice to exist), at the time of the ROFR Offer Notice and at the time the term for the ROFR Space is to commence, the Lease shall be in full force and effect and Tenant shall not be in default at either time of any of the terms, covenants, or conditions of the Lease beyond any applicable cure period; and provided further that Tenant must then be occupying at least seventy-five (75%) percent of the Premises and shall not have sublet any of the Premises or assigned the Lease.

(e)        Any timely exercise by Tenant of this ROFR shall be irrevocable as of the date that the notice to exercise the ROFR is given.

(f)        Section 3.4 of the Original Lease is hereby deleted and shall be of no further force and effect, it being acknowledged and agreed that Tenant shall have no right of first offer except as provided in this Section 10.

11.            COMMON AREA EXPANSION OPTION.

(a)            In the event that and for so long as Tenant, a Permitted Tenant Successor and/or a Tenant Affiliate shall occupy the entire rentable area of the second (2nd) floor of the Building, and provided that no Event of Default exists as of the date of Tenant’s delivery of the Common Area Expansion Space A Exercise Notice (hereinafter defined) and as of the Common Area Expansion Space A Commencement Date (hereinafter defined), Tenant shall have the option to lease a portion of the common area space located on the second (2nd) floor of the Building subject to applicable codes and regulations and subject further to Landlord’s and Tenant’s mutual agreement regarding the location and measurement of such space and the commencement date for such space (such agreed-upon space, “Common Area Expansion Space A”).

            In the event that and for so long as Tenant, a Permitted Tenant Successor and/or a Tenant Affiliate shall occupy the entire rentable area of the fourth (4th) floor of the Building, and provided that no Event of Default exists as of the date of Tenant’s delivery of the Common Area Expansion Space B Exercise Notice (hereinafter defined) and as of the Common Area Expansion Space B Commencement Date (hereinafter defined), Tenant shall have the option to lease a portion of the common area space located on the fourth (4th) floor of the Building, subject to applicable codes and regulations and subject further to Landlord’s and Tenant’s mutual agreement regarding the location and measurement of such space and the commencement date for such space (such agreed-upon space, “Common Area Expansion Space B”).

(b)            Each of the foregoing expansion options shall be exercisable only by delivering written notice to Landlord after Tenant, a Permitted Tenant Successor and/or a Tenant Affiliate first takes occupancy of the entire rentable area of, as applicable, the second (2nd) or fourth (4th) floor of the Building (such written notice, as applicable, the “Common Area Expansion Space A Exercise Notice” or the “Common Area Expansion Space B Exercise Notice”). If Tenant validly and timely exercises either such expansion option and the conditions regarding such applicable space under clause (a) of this Section 11 are satisfied, Landlord shall deliver to Tenant an amendment to the Lease confirming the addition to the Premises of, as applicable, Common Area Expansion Space A or Common Area Expansion Space B (the date of such addition, as applicable, the “Common Area Expansion Space A Commencement Date” or the “Common Area Expansion Space B Commencement Date”), upon the same terms and conditions of the Lease, except that (i) there shall be no additional Annual Fixed Rent payable for Common Area Expansion Space A or Common Area Expansion Space B, as applicable, (ii) Common Area Expansion Space A and Common Area Expansion Space B (as applicable) shall be delivered in “as is” condition and Landlord shall have no obligation to perform any work or provide any allowance in connection with the preparation thereof for occupancy by Tenant, and (iii) Tenant shall be responsible, at Tenant’s sole cost and expense, to perform any and all work required to (y) bring Common Area Expansion Space A and Common Area Expansion Space B, as applicable, into compliance with applicable codes and regulations in order to allow Tenant’s initial and continued occupancy thereof, and (z) restore Common Area Expansion Space A and Common Area Expansion Space B at the expiration or earlier termination of the Term in accordance with the terms and conditions of the Lease, including, without limitation, Section 9.3 and Section 16.5 thereof.

12.            PARKING.

(a)            As of the date of this Fourth Amendment, Tenant is entitled to a total of sixty (60) parking spaces in the Garage, as set forth in Section 10.1 of the Original Lease (as amended by Section 9 of the First Amendment, Section 11 of the Second Amendment and Section 10 of the Third Amendment). As of the applicable Commencement Date for the various components of the Fourth Amendment Additional Premises, the number of Garage parking spaces available to Tenant shall be increased by the number of parking spaces set forth below next to such component of space:

Fourth Amendment 32,134 RSF Premises	33 additional spaces

Fourth Amendment 2,269 RSF Premises	2 additional spaces

Fourth Amendment 2,207 RSF Premises	2 additional spaces

Fourth Amendment 6,426 RSF Premises	6 additional spaces

Fourth Amendment 4,095 RSF Premises	4 additional spaces

Fourth Amendment 6,607 RSF Premises	7 additional spaces

Fourth Amendment 6,337 RSF Premises	6 additional spaces

(b)            All parking spaces shall continue to be available to Tenant pursuant to the terms and provisions of the Lease, including but not limited to payment of the monthly charge therefor, which is currently $200.00 per space per month.

13.             ROOFTOP LICENSE.

(a)         Provided that there shall be no Event of Default, Tenant shall have the appurtenant and irrevocable (except upon the expiration or earlier termination of the Lease) right at no additional charge, but otherwise subject to the terms and conditions of the Lease and to space and structural limitations on the roof of the Building, to use only such portion(s) of the roof of the Building reasonably designated by Landlord to operate, maintain, repair and replace a certain limited amount (as approved by Landlord in its sole discretion) of HVAC and telecommunications equipment such as a satellite dishes, microwave dishes and the like, in each case only to the extent appurtenant to Tenant’s permitted uses under the Lease (“Rooftop Equipment”).

(b)         Tenant shall install Rooftop Equipment at its sole cost and expense, at such times and in such manner as Landlord may reasonably designate in its sole discretion and in accordance with all of the provisions of the Original Lease, including without limitation Article 9. Tenant shall not install or operate Rooftop Equipment until it receives prior written approval of the plans for such work in accordance with Article 9. Landlord may withhold approval if the installation or operation of Rooftop Equipment would be expected to damage the structural integrity of the Building or any portion thereof. Tenant shall engage Landlord’s roofer before beginning any rooftop installations or repairs of Rooftop Equipment and shall always comply with the roof warranty governing the protection of the roof and modifications to the roof. Tenant shall obtain a letter from Landlord’s roofer following completion of such work stating that the roof warranty remains in effect. Tenant, at its sole cost and expense, shall inspect the areas of the roof affected by its installations (the “Rooftop Installation Areas”) periodically (and at least two times per year) and correct any loose bolts, fittings or other appurtenances and shall repair any damage to the roof caused by the installation or operation of Rooftop Equipment. Tenant shall pay Landlord following a written request therefor, with the next payment of Annual Fixed Rent, (i) all applicable taxes or governmental charges, fees, or impositions imposed on Landlord because of Tenant’s use of the roof and (ii) the amount of any increase in Landlord’s insurance premiums as a result of the installation of Rooftop Equipment. All Rooftop Equipment shall be reasonably screened or otherwise reasonably designed.

(c)         Tenant agrees that the installation, operation and removal of Rooftop Equipment shall be at its sole risk. Tenant shall indemnify and defend Landlord and Landlord’s agents and employees against any liability, claim or cost, including reasonable attorneys’ fees, incurred in connection with the loss of life, personal injury, damage to property or business or any other loss or injury arising out of the installation, use, operation, or removal of Rooftop Equipment by Tenant or its employees, agents, contractors, or invitees, including any liability arising out of Tenant’s violation of this Section 13. The provisions of this Section 13 shall survive the expiration or earlier termination of the Lease.

(d)         Upon the expiration or earlier termination of the Lease, Tenant, at its sole cost and expense, shall (i) remove Rooftop Equipment installed during the Term from the roof in accordance with the provisions of the Lease and (ii) leave the Rooftop Installation Areas in good order and repair, reasonable wear and tear excepted. If Tenant does not remove Rooftop Equipment when so required, Landlord may remove and dispose of it and charge Tenant for all costs and expenses incurred.

(e)         If Rooftop Equipment causes physical damage to the structural integrity of the Building or any portion thereof, Tenant shall reimburse Landlord within ten (10) days of Landlord’s written demand for Landlord’s costs of restoring the portions of the Building so damaged by the Rooftop Equipment.

(f)         Landlord reserves the right to cause Tenant to relocate any Rooftop Equipment to comparably functional space on the roof by giving Tenant prior notice of such intention to relocate. Tenant shall arrange for the relocation of Rooftop Equipment within thirty (30) days after Landlord’s notice (or, in the event of emergency, such shorter period as shall be warranted by the circumstances). In the event Tenant fails to arrange for said relocation within such thirty (30) day period (or such shorter emergency period, as applicable), Landlord shall have the right to arrange for the relocation of Rooftop Equipment. If the reason for such required location of the Rooftop Equipment under this clause (f) shall be to permit Landlord to perform maintenance, repair or replacement of any Building equipment or the roof (and/or any component thereof) of the Building, such relocation shall be performed at the sole cost and expense of Tenant; otherwise. such relocation will be performed at Landlord’s sole cost and expense.

14.             INTENTIONALLY OMITTED.

15.             SECURITY DEPOSIT. Effective as of the date hereof, pursuant to Section 1.1 of the Original Lease, Landlord is holding a Letter of Credit in the amount of $560,000.00 (the “Existing Letter of Credit”) as a security deposit under the Lease.

As security for Tenant’s faithful performance of Tenant’s obligations hereunder, Tenant shall deliver to Landlord, at the time of execution of this Fourth Amendment by Tenant, an amendment to the Existing Letter of Credit which (i) increases the amount thereof from $560,000.00 to $1,500,000.00 (ii) changes the name of the Beneficiary thereunder to Landlord (as so amended, the Existing Letter of Credit shall be referred to herein as the “Letter of Credit”). Notwithstanding the previous sentence, so long as there shall not have been an Event of Default by Tenant under the Lease prior to any of the applicable “Reduction Dates” set forth below, Tenant shall have the right to cause the then outstanding amount of the Letter of Credit to be reduced by $150,000.00 as of each of December 1, 2014, December 1, 2015, December 1, 2016, December 1, 2017, December 1, 2018 and December 1, 2019 (each a “Reduction Date”) by providing to Landlord an amendment to the Letter of Credit evidencing such applicable reduction or by providing to Landlord a replacement Letter of Credit evidencing such applicable reduction (which replacement Letter of Credit otherwise satisfies the provisions of this Section 15). In no event, however, shall the Letter of Credit be reduced below $600,000.00.

The Letter of Credit (and any replacement thereof) shall have a stated duration of and shall be effective for at least one (1) year with provision for automatic successive annual one-year extensions during the Term and for sixty (60) days thereafter. Tenant shall keep the Letter of Credit (and any replacement thereof) in force throughout the Term of the Lease and for sixty (60) days after the expiration date or the earlier termination of the Term, except that if such earlier termination is based on Tenant’s default, Tenant shall keep the Letter of Credit (and any replacement thereof) in force until sixty (60) days after the date when the Term would have expired had it not been earlier terminated. Tenant shall deliver to Landlord a renewal Letter of Credit no later than sixty (60) days prior to the expiration date of any Letter of Credit issued under this Section 15, and if Tenant fails to do so, Landlord may draw the entire amount of the expiring Letter of Credit and hold the proceeds in cash as the Security Deposit, as hereinafter provided, but in that event, Tenant shall, upon demand, provide Landlord with a new Letter of Credit, meeting the requirements of this Section 15 as the Security Deposit, in lieu of such cash, and upon receipt of such replacement Letter of Credit, Landlord shall promptly return such cash Security Deposit to Tenant. Any replacement Letter of Credit shall be issued by a commercial bank satisfactory to and approved by Landlord and shall be in the form of Exhibit R hereto. If applicable, such replacement Letter of Credit shall become the Letter of Credit under this Section 15.

If Tenant fails to pay Annual Fixed Rent, Additional Rent or other charges due hereunder, or otherwise defaults with respect to any provision of the Lease, in any case, beyond applicable notice and cure periods, Landlord may (but shall have no obligation to) use all or any portion of the Letter of Credit for the payment of any Annual Fixed Rent, Additional Rent or other charge due under the Lease, to pay any other sum to which Landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Letter of Credit, Tenant shall within ten (10) days after written demand therefor, restore the Letter of Credit to the initial face amount thereof. Landlord shall not be required to keep the Security Deposit separate from its general accounts. So long as Tenant shall have vacated the Premises, the Letter of Credit, or so much thereof as shall not then have been previously (i.e., prior to the expiration of the Term) applied by Landlord, shall be returned without payment of interest or other amount for its use, to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) within sixty (60) days after the expiration of the Term hereof; provided, however, that prior to such return of the Letter of Credit by Landlord, Landlord shall have the right to apply the outstanding. amount of the Letter of Credit to any amounts then owed by Tenant under the Lease and to any default by Tenant in its obligations under the Lease (including any default by Tenant in the performance of its yield up obligations). No trust relationship is created herein between Landlord and Tenant with respect to the Letter of Credit. Tenant acknowledges that the Letter of Credit is not an advance payment of any kind or a measure of or limit on Landlord’s damages in the event of Tenant’s default. Any application of the Letter Of Credit by Landlord shall be without prejudice to any other right or remedy. If Landlord conveys Landlord’s interest under this Lease, the Letter of Credit, or any part thereof not previously applied, may be turned over by Landlord to Landlord’s grantee, and, if so turned over, Tenant agrees to look solely to such grantee for proper application of the Letter of Credit in accordance with the terms of this Section 15, and the return thereof in accordance herewith (and if required, Tenant shall cooperate as necessary to transfer the Letter of Credit to such grantee). The holder of a mortgage shall not be responsible to Tenant for the return or application of any the Letter of Credit, whether or not it succeeds to the position of Landlord hereunder, unless the Letter of Credit shall have been received in hand by such holder.

In the event that Landlord holds the proceeds of the Letter of Credit as a cash security deposit in place of the Letter of Credit, the above provisions of this Section 15 shall apply to such cash security deposit, substituting the words “Security Deposit” for “Letter of Credit”.

16.             VACATION NOT DEFAULT. Section l5.l(i) of the Original Lease is hereby amended by deleting the words “Tenant otherwise abandons or vacates the Premises” and by substituting therefor the words: “Tenant abandons the Premises” (it being agreed that Tenant’s mere vacation of the Premises shall not constitute an Event of Default in the event that and for as long as Tenant continues to satisfy all of its obligations under this Lease)”.

17.             NO RELOCATION. Section 16.1 of the Original Lease is hereby deleted and of no further force or effect.

18.             BROKERAGE. Landlord and Tenant each represents and warrants to the other party that it has not authorized, retained or employed, or acted by implication to authorize, retain or employ, any real estate broker or salesman to act for it or on its behalf in connection with this Fourth Amendment so as to cause the other party to be responsible for the payment of a brokerage commission, except for Cushman and Wakefield of Massachusetts and T3 Advisors (collectively, the “Brokers”). Landlord and Tenant shall each indemnify, defend and hold the other party harmless from and against any and all claims by any real estate broker or salesman (other than the Brokers) whom the indemnifying party authorized, retained or employed, or acted by implication to authorize, retain or employ, to act for the indemnifying party in connection with this Fourth Amendment.

19.             RATIFICATION OF LEASE PROVISIONS. Except as otherwise expressly amended, modified and provided for in this Fourth Amendment, Tenant hereby ratifies all of the provisions, covenants and conditions of the Lease, and such provisions, covenants and conditions shall be deemed to be incorporated herein and made a part hereof and shall continue in full force and effect.

20.             ENTIRE AMENDMENT. This Fourth Amendment contains all the agreements of the parties with respect to the subject matter hereof and supersedes all prior dealings between the parties with respect to such subject matter.

21.             BINDING AMENDMENT. This Fourth Amendment shall be binding upon, and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

22.             GOVERNING LAW. This Fourth Amendment shall be governed by the laws of the Commonwealth of Massachusetts.

23.             AUTHORITY. Landlord and Tenant each warrant to the other that the person or persons executing this Fourth Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Fourth Amendment.

24.             NO RESERVATION. Preparation of this Fourth Amendment by Landlord or Landlord’s attorney and the submission of this Fourth Amendment to Tenant for examination or signature is without prejudice and does not constitute a reservation, option or offer to lease the Fourth Amendment Additional Premises. This Fourth Amendment shall not be binding or effective until this Fourth Amendment shall have been executed and delivered by each of the parties hereto, and Landlord or Tenant reserves the right to withdraw this Fourth Amendment upon written notice to the other party from consideration or negotiation at any time prior to the respective party’s execution and delivery of this Fourth Amendment, which withdrawal shall be without prejudice, recourse or liability.

25.             COUNTERPARTS. This Fourth Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Additionally, telecopied or emailed signatures may be used in place of original signatures on this Fourth Amendment. Landlord and Tenant intend to be bound by the signatures on the telecopied or emailed document, are aware that the other party will rely on the telecopied or emailed signatures, and hereby waive any defense to the enforcement of the terms of this Fourth Amendment based on the form of such signatures.

[SIGNATURES ON THE FOLLOWING PAGE]

LANDLORD:

DWF III DAVENPORT, LLC, a Delaware limited liability company

By:	Divco West Real Estate Services, Inc., a Delaware corporation, Its Agent

	By:	/s/ James Teng
Name: James Teng
Title: Managing Director

TENANT:

HUBSPOT, INC., a Delaware corporation

By:	/s/ David Stack
Name: David Stack
Title: CFO

EXHIBIT A

Plan of Fourth Amendment 32,134 RSF Premises

This plan is intended only to show the general layout of the Fourth Amendment 32,134 RSF Premises as of the date of this Fourth Amendment. Any depiction of interior windows, walls, cubicles, modules, furniture and equipment on this plan is for illustrative purposes only, but does not mean that such items exist. Landlord is not required to provide, install or construct any such items. It does not in any way supersede any of Landlord’s rights set forth in the Lease with respect to arrangements and/or locations of public parts of the Building. It is not necessarily to scale; any measurements or distances shown should be taken as approximate. The inclusion of elevators, stairways, electrical and mechanical closets, and other similar facilities for the benefit of occupants of the Building does not mean such items are part of the Fourth Amendment 32,134 RSF Premises.

EXHIBIT B

Plan of Fourth Amendment 2,269 RSF Premises

This plan is intended only to show the general layout of the Fourth Amendment 2,269 RSF Premises as of the date of this Fourth Amendment. Any depiction of interior windows, walls, cubicles, modules, furniture and equipment on this plan is for illustrative purposes only, but does not mean that such items exist. Landlord is not required to provide, install or construct any such items. It does not in any way supersede any of Landlord’s rights set forth in the Lease with respect to arrangements and/or locations of public parts of the Building. It is not necessarily to scale; any measurements or distances shown should be taken as approximate. The inclusion of elevators, stairways, electrical and mechanical closets, and other similar facilities for the benefit of occupants of the Building does not mean such items are part of the Fourth Amendment 2,269 RSF Premises.

EXHIBIT C

Plan of Fourth Amendment 2,207 RSF Premises

This plan is intended only to show the general layout of the Fourth Amendment 2,207 RSF Premises as of the date of this Fourth Amendment. Any depiction of interior windows, walls, cubicles, modules, furniture and equipment on this plan is for illustrative purposes only, but does not mean that such items exist. Landlord is not required to provide, install or construct any such items. It does not in any way supersede any of Landlord’s rights set forth in the Lease with respect to arrangements and/or locations of public parts of the Building. It is not necessarily to scale; any measurements or distances shown should be taken as approximate. The inclusion of elevators, stairways, electrical and mechanical closets, and other similar facilities for the benefit of occupants of the Building does not mean such items are part of the Fourth Amendment 2,207 RSF Premises.

EXHIBIT D

Plan of Fourth Amendment 6,426 RSF Premises

This plan is intended only to show the general layout of the Fourth Amendment 6,426 RSF Premises as of the date of this Fourth Amendment. Any depiction of interior windows, walls, cubicles, modules, furniture and equipment on this plan is for illustrative purposes only, but does not mean that such items exist. Landlord is not required to provide, install or construct any such items. It does not in any way supersede any of Landlord’s rights set forth in the Lease with respect to arrangements and/or locations of public parts of the Building. It is not necessarily to scale; any measurements or distances shown should be taken as approximate. The inclusion of elevators, stairways, electrical and mechanical closets, and other similar facilities for the benefit of occupants of the Building does not mean such items are part of the Fourth Amendment 6,426 RSF Premises.

EXHIBIT E

Plan of Fourth Amendment 4,095 RSF Premises

This plan is intended only to show the general layout of the Fourth Amendment 4,095 RSF Premises as of the date of this Fourth Amendment. Any depiction of interior windows, walls, cubicles, modules, furniture and equipment on this plan is for illustrative purposes only, but does not mean that such items exist. Landlord is not required to provide, install or construct any such items. It does not in any way supersede any of Landlord’s rights set forth in the Lease with respect to arrangements and/or locations of public parts of the Building. It is not necessarily to scale; any measurements or distances shown should be taken as approximate. The inclusion of elevators, stairways, electrical and mechanical closets, and other similar facilities for the benefit of occupants of the Building does not mean such items are part of the Fourth Amendment 4,095 RSF Premises.

EXHIBIT F

Plan of Fourth Amendment 6,607 RSF Premises

This plan is intended only to show the general layout of the Fourth Amendment 6,607 RSF Premises as of the date of this Fourth Amendment. Any depiction of interior windows, walls, cubicles, modules, furniture and equipment on this plan is for illustrative purposes only, but does not mean that such items exist. Landlord is not required to provide, install or construct any such items. It does not in any way supersede any of Landlord’s rights set forth in the Lease with respect to arrangements and/or locations of public parts of the Building. It is not necessarily to scale; any measurements or distances shown should be taken as approximate. The inclusion of elevators, stairways, electrical and mechanical closets, and other similar facilities for the benefit of occupants of the Building does not mean such items are part of the Fourth Amendment 6,607 RSF Premises.

EXHIBIT G

Plan of Fourth Amendment 6,337 RSF Premises

This plan is intended only to show the general layout of the Fourth Amendment 6,337 RSF Premises as of the date of this Fourth Amendment. Any depiction of interior windows, walls, cubicles, modules, furniture and equipment on this plan is for illustrative purposes only, but does not mean that such items exist. Landlord is not required to provide, install or construct any such items. It does not in any way supersede any of Landlord’s rights set forth in the Lease with respect to arrangements and/or locations of public parts of the Building. It is not necessarily to scale; any measurements or distances shown should be taken as approximate. The inclusion of elevators, stairways, electrical and mechanical closets, and other similar facilities for the benefit of occupants of the Building does not mean such items are part of the Fourth Amendment 6,337 RSF Premises.

EXHIBIT H

Landlord’s Fourth Amendment Additional Premises HVAC Upgrade Work

Landlord shall remove any below window and/or floor mounted cabinet style heat pumps present in the Fourth Amendment Additional Premises and shall install above-ceiling style heat pumps, including ductwork, electricity, plumbing and controls, all to the extent adequate to support general office.

EXHIBIT I

Monthly Installments of Annual Fixed Rent for Existing Premises and Fourth Amendment Additional Premises

I. EXISTING PREMISES

Core Premises

(i.e., Stipulated to be 37,451 rentable square feet for the period April 1, 2013 through July 31, 2015, and 35,803 rentable square feet for the period August 1, 2015 through November 30, 2020)

Time Period	Monthly Payment

April 1, 2013 through July 31, 2013	$99,869.33

August 1, 2013 through July 31, 2014	$102,990.25

August 1, 2014 through July 31, 2015	$106,111.17

August 1, 2015 through November 30, 2015	$140,228.42

December 1, 2015 through November 30, 2016	$143,212.00

December 1, 2016 through November 30, 2017	$146,195.58

December 1, 2017 through November 30, 2018	$149,179.17

December 1, 2018 through November 30, 2019	$152,162.75

December 1, 2019 through November 30, 2020	$155,146.33

First Amendment Additional Premises

(i.e., Stipulated to be 8,330 rentable square feet for the period April 1, 2013 through August 31, 2016, and 8,258 rentable square feet for the period September 1, 2016 through November 30, 2020)

Time Period	Monthly Payment

April 1, 2013 through September 30, 2013	$24,295.83

October 1, 2013 through September 30, 2014	$24,990.00

October 1, 2014 through September 30, 2015	$25,684.17

October 1, 2015 through August 31, 2016	$26,378.33

September 1, 2016 through November 30, 2016	$33,032.00

December 1, 2016 through November 30, 2017	$33,720.17

December 1, 2017 through November 30, 2018	$34,408.33

December 1, 2018 through November 30, 2019	$35,096.50

December 1, 2019 through November 30, 2020	$35,784.67

Second Amendment Additional Premises (i,e., 5,631 rentable square feet)

Time Period	Monthly Payment

April 1, 2013 through October 31, 2013	$20,412.38

November 1, 2013 through October 31, 2014	$20,881.63

November 1, 2014 through October 31, 2015	$21,350.88

November 1, 2015 through October 31, 2016	$21,820.13

November 1, 2016 through October 31, 2017	$22,289.38

November 1, 2017 through October 31, 2018	$22,758.63

November 1, 2018 through November 30, 2018	$23,462.50

December 1, 2018 through November 30, 2019	$23,931.75

December 1, 2019 through November 30, 2020	$24,401.00

Third Amendment Additional Premises (i,e., 8,794 rentable square feet)

Time Period	Monthly Payment

April 1, 2013 through September 27, 2013	$0

September 28, 2013 through October 31, 2013	$32,977.50

November 1, 2013 through October 31, 2014	$33,710.33

November 1, 2014 through October 31, 2015	$34,443.17

November 1, 2015 through October 31, 2016	$35,176.00

November 1, 2016 through October 31, 2017	$35,908.83

November 1, 2017 through October 31, 2018	$36,641.67

November 1, 2018 through November 30, 2018	$36,641.67

December 1, 2018 through November 30, 2019	$37,374.50

December 1, 2019 through November 30, 2020	$38,107.33

II. FOURTH AMENDMENT ADDITIONAL PREMISES

Fourth Amendment 32,134 RSF Premises

Time Period	Monthly Payment

Fourth Amendment 32, 134 RSF Premises Commencement Date through November 30, 2014*	$123,180.33

December 1, 2014 through November 30, 2015	$125,858.17

December 1, 2015 through November 30, 2016	$128,536.00

December 1, 2016 through November 30, 2017	$131,213.83

December 1, 2017 through November 30, 2018	$133,891.67

December 1, 2018 through November 30, 2019	$136,569.50

December 1, 2019 through November 30, 2020	$139,247.33

Fourth Amendment 2,269 RSF Premises

Time Period	Monthly Payment

Fourth Amendment 2,269 RSF Premises Commencement Date through November 30, 2014*	$8,697.83

December 1, 2014 through November 30, 2015	$8,886.92

December 1, 2015 through November 30, 2016	$9,076.00

December 1 2016 through November 30, 2017	$9,265.08

December 1 2017 through November 30, 2018	$9,454.17

December 1, 2018 through November 30, 2019	$9,643.25

December 1, 2019 through November 30, 2020	$9,832.33

Fourth Amendment 2,207 RSF Premises

Time Period	Monthly Payment

Fourth Amendment 2,207 RSF Premises Commencement Date through November 30, 2014*	$8,460.17

December 1, 2014 through November 30, 2015	$8,644.08

December 1, 2015 through November 30, 2016	$8,828.00

December 1, 2016 through November 30, 2017	$9,011.92

December 1, 2017 through November 30, 2018	$9,195.83

December 1, 2018 through November 30, 2019	$9,379.75

December 1, 2019 through November 30, 2020	$9,563.67

Fourth Amendment 6,426 RSF Premises

Time Period	Monthly Payment

Fourth Amendment 6,426 RSF Premises Commencement Date through November 30, 2014*	$24,633.00

December 1, 2014 through November 30, 2015	$25,168.50

December 1, 2015 through November 30, 2016	$25,704.00

December 1, 2016 through November 30, 2017	$26,239.50

December 1, 2017 through November 30, 2018	$26,775.00

December 1, 2018 through November 30, 2019	$27,310.50

December 1, 2019 through November 30, 2020	$27,846.00

Fourth Amendment 4,095 RSF Premises

Time Period	Monthly Payment

Fourth Amendment 4,095 RSF Premises Commencement Date through November 30, 2014*	$15,697.50

December 1, 2014 through November 30, 2015*	$16,038.75

December 1, 2015 through November 30,2016	$16,380.00

December 1, 2016 through November 30,2017	$16,721.25

December 1, 2017 through November 30, 2018	$17,062.50

December 1, 2018 through November 30, 2019	$17,403.75

December 1, 2019 through November 30, 2020	$17,745.00

Fourth Amendment 6,607 RSF Premises

Time Period	Monthly Payment

Fourth Amendment 6,607 RSF Premises Commencement Date through November 30, 2016*	$26,428.00

December 1, 2016 through November 30, 2017	$26,978.58

December 1, 2017 through November 30, 2018	$27,529.17

December 1, 2018 through November 30, 2019	$28,079.75

December 1, 2019 through November 30, 2020	$28,630.33

Fourth Amendment 6,337 RSF Premises

Time Period	Monthly Payment

Fourth Amendment 6,337 RSF Premises Commencement Date through November 30, 2015**	$24,819.92

December 1, 2015 through November 30, 2016	$25,348.00

December 1, 2016 through November 30, 2017	$25,876.08

December 1, 2017 through November 30, 2018	$26,404.17

December 1, 2018 through November 30, 2019	$26,932.25

December 1, 2019 through November 30, 2020	$27,460.33

* Notwithstanding the foregoing, Tenant shall not be obligated to pay Annual Fixed Rent for the ninety (90) day period beginning on the applicable Commencement Date for such component of the Fourth Amendment Additional Premises; provided, however, that Tenant shall be obligated to pay Annual Fixed Rent for any portion of such ninety (90) day period during which an Event of Default under the Lease is pending and uncured. Further notwithstanding the foregoing, in the event that the applicable Commencement Date for such component of the Fourth Amendment Additional Premises occurs during a later Annual Fixed Rent period than as set forth above for such component of space, Tenant shall owe Annual Fixed Rent as of the applicable Commencement Date at the Annual Fixed Rent payable during such later Annual Fixed Rent period, after the application of the ninety (90) day free Annual Fixed Rent period described in the prior sentence (as such 90 day period may be shortened, if applicable, in accordance with the prior sentence).

** Notwithstanding the foregoing, Tenant shall not be obligated to pay Annual Fixed Rent for the ninety (90) day period beginning on the Fourth Amendment 6,337 RSF Premises Commencement Date; provided, however, that Tenant shall be obligated to pay Annual Fixed Rent for any portion of such ninety (90) day period during which an Event of Default under the Lease is pending and uncured. Further notwithstanding the foregoing, in the event that the current tenant of the Fourth Amendment 6,337 RSF Premises exercises its option to extend and, as a result, the applicable Fourth Amendment 6,337 RSF Premises Commencement Date occurs during a later Annual Fixed Rent period, Tenant shall not owe Annual Fixed Rent on the Fourth Amendment 6,337 RSF Premises until the Fourth Amendment 6,337 RSF Premises Commencement Date occurs.

EXHIBIT J

Base Taxes and Base Operating Expenses

I. EXISTING PREMISES

Core Premises

(i.e., Stipulated to be 37,451 rentable square feet for the period April 1, 2013 through July 31, 2015, and 35,803 rentable square feet for the period August 1, 2015 through November 30, 2020)

Time Period	Base Taxes	Base Operating Expenses

April 1, 2013 through July 31, 2015	Fiscal Year 2011	Calendar Year 2011

August 1, 2015 through November 30, 2020	Fiscal Year 2015	Calendar Year 2014

First Amendment Additional Premises

(i.e., Stipulated to be 8,330 rentable square feet for the period April 1, 2013 through August 31, 2016, and 8,258 rentable square feet for the period September 1, 2016 through November 30, 2020)

Time Period	Base Taxes	Base Operating Expenses

April 1, 2013 through August 31, 2016	Fiscal Year 2011	Calendar Year 2011

September 1, 2016 through November 30, 2020	Fiscal Year 2015	Calendar Year 2014

Second Amendment Additional Premises (i.e., 5,631 rentable square feet)

Time Period	Base Taxes	Base Operating Expenses

April 1, 2013 through October 31, 2018	Fiscal Year 2013	Calendar Year 2012

November 1, 2018 through November 30, 2020	Fiscal Year 2015	Calendar Year 2014

Third Amendment Additional Premises (i.e., 8,794 rentable square feet)

Time Period	Base Taxes	Base Operating Expenses

April 1, 2013 through October 31, 2018	Fiscal Year 2013	Calendar Year 2013

November 1, 2018 through November 30, 2020	Fiscal Year 2015	Calendar Year 2014

II. FOURTH AMENDMENT ADDITIONAL PREMISES

Fourth Amendment 32,134 RSF Premises

Time Period	Base Taxes	Base Operating Expenses

Fourth Amendment 32,134 RSF Premises Commencement Date through November 30, 2020	Fiscal Year 2015	Calendar Year 2014

Fourth Amendment 2,269 RSF Premises

Time Period	Base Taxes	Base Operating Expenses

Fourth Amendment 2,269 RSF Premises Commencement Date through November 30, 2020	Fiscal Year 2015	Calendar Year 2014

Fourth Amendment 2,207 RSF Premises

Time Period	Base Taxes	Base Operating Expenses

Fourth Amendment 2,207 RSF Premises Commencement Date through November 30, 2020	Fiscal Year 2015	Calendar Year 2014

Fourth Amendment 6,426 RSF Premises

Time Period	Base Taxes	Base Operating Expenses

Fourth Amendment 6,426 RSF Premises Commencement Date through November 30, 2020	Fiscal Year 2015	Calendar Year 2014

Fourth Amendment 4,095 RSF Premises

Time Period	Base Taxes	Base Operating Expenses

Fourth Amendment 4,095 RSF Premises Commencement Date through November 30, 2020	Fiscal Year 2015	Calendar Year 2014

Fourth Amendment 6,607 RSF Premises

Time Period	Base Taxes	Base Operating Expenses

Fourth Amendment 6,607 RSF Premises Commencement Date through November 30, 2020	Fiscal Year 2015	Calendar Year 2014

Fourth Amendment 6,337 RSF Premises

Time Period	Base Taxes	Base Operating Expenses

Fourth Amendment 6,337 RSF Premises Commencement Date through November 30, 2020	Fiscal Year 2015	Calendar Year 2014

NOTE: As used above in this Schedule J, a Fiscal Year shall commence on July 1st and shall end on June 30th of the next year. As examples, Fiscal Year 2011 shall mean the period beginning on July 1, 2010 and ending on June 30, 2011 and Fiscal Year 2015 shall begin on July 1, 2014 and shall end on June 30, 2015.

EXHIBIT K

Work Letter

1.	PLANS

Landlord and Tenant shall cooperate with each other in the design process for the Tenant Improvement Work (hereinafter defined). Tenant shall submit to Landlord for Landlord’s approval a full set of construction drawings for Tenant Improvement Work (collectively “the Plans”), at least twenty one (21) days prior to Tenant’s anticipated work start date. Landlord shall respond to Tenant’s submission of the proposed Plans within fourteen (14) days by either approving the Plans or by identifying in detail any elements of the Plans which are not reasonably acceptable to the Landlord. Landlord’s approval of the Plans shall not be unreasonably withheld, conditioned or delayed. The Plans shall contain at least the information required by, and shall conform to the requirements of, applicable law, and shall contain all information required for the issuance of a building permit for the work shown thereon. Tenant shall be responsible for all elements of the design of the Plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of the Plans shall in no event relieve Tenant of the responsibility for such design.

2.	WORK PERFORMED BY TENANT.

The parties acknowledge that Tenant will be employing contractors in performing leasehold improvements and alterations in the Existing Premises and the Fourth Amendment Additional Premises (collectively, the “Tenant Improvement Work”). All Tenant Improvement Work shall be done in accordance with the requirements of Section 9.2 and Section 9.3 of the Lease and this Exhibit K. In addition, all of the Tenant Improvement Work shall be coordinated with any work being performed by, or for, Landlord, and in such manner as to maintain harmonious labor relations. Landlord shall keep Tenant informed as to any work being performed or expected to be performed by Landlord and shall cooperate with Tenant in the coordination of such work.

3.	PERFORMANCE OF THE TENANT IMPROVEMENT WORK: COST OF TENANT IMPROVEMENT WORK.

(A)        General Contractor. Tenant shall engage a General Contractor (“General Contractor”) approved by Landlord, which approval shall not be unreasonably withheld or delayed, to perform the Tenant Improvement Work. Notwithstanding anything in the foregoing to the contrary, no Tenant Improvement Work on Building systems or structures shall occur unless such work is performed by Landlord’s contractor and under Landlord’s direct supervision.

(B)        Cost Proposal. Tenant shall advise Landlord of price estimates (including breakdowns by trade) as promptly as possible but in any event within twenty (20) days after Landlord’s receipt of the Plans. Tenant shall calculate and furnish to Landlord a “Cost Proposal” which shall constitute the aggregate of (i) the amounts payable under the subcontracts selected (and, where the General Contractor is performing work that would be performed by a subcontractor, the cost of such work) in the bid process, broken down by trade (“Direct Costs”), and (ii) the amount of the General Contractor’s fee and general conditions based on the Direct Costs. The components of the Cost Proposal shall (subject to Change Orders) be fixed at the rates set forth therein.

(C)        Intentionally Omitted.

(D)        Change Orders. Tenant shall have the right to submit for Landlord’s approval (which shall not be unreasonably withheld) any material change proposals subsequent to Landlord’s approval of the Plans and the Cost Proposal (each, a “Change Proposal”). Landlord agrees to respond to any such Change Proposal (which response shall include any information necessary for Tenant to evaluate such Change Proposal) within five (5) business days after the submission thereof by Tenant.

(E)        Cost of Tenant Improvement Work. The Tenant Improvement Work shall, subject to the New Allowance (as defined in Section 5 hereof), be performed at Tenant’s sole cost and expense. If the cost of the Tenant Improvement Work is projected to exceed the total amount of New Allowance (as reflected in the Cost Proposal or Change Order Costs), then Tenant shall pay the amount of such excess (“Excess Costs”).

4.	QUALITY AND PERFORMANCE OF WORK.

(A)        Quality of Work. All construction work required or permitted by this Fourth Amendment shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions, and orders and requirements of all public authorities and all insurance requirements.

(B)        Correction of Defects. Tenant warrants to Landlord that the Tenant Improvement Work will be performed free from defects in workmanship and materials (“Tenant’s Warranty”). Tenant’s Warranty shall be subject to the exclusions which are set forth in Section 3.5.1 of the form A201 General Conditions published by the American Institute of Architects (1997 edition). Tenant’s obligations under this Section 4(B) shall only apply during the Warranty Period, as hereinafter defined. The

“Warranty Period” with respect to each component of the Existing Premises and the Fourth Amendment Additional Premises shall be twelve (12) months after the Tenant Improvement Work for a particular component of space shall have been finally completed; however, Tenant agrees to notify Landlord promptly after Tenant’s discovery of any alleged defect. The Warranty Period shall apply to any defect which Tenant either discovers or of which Landlord notifies Tenant during such Warranty Period. Tenant agrees to correct or repair, at Tenant’s expense, items which are in breach of Tenant’s Warranty or which do not conform materially to the work contemplated in Tenant’s Plans.

5.	NEW ALLOWANCE.

(A)        Amount. As an inducement to Tenant’s entering into this Fourth Amendment, Landlord shall apply an allowance in the amount of the “New Allowance” (as defined in this Fourth Amendment).

(B)        Requisitions. In the event that the Cost Proposal is greater than the New Allowance, then Tenant shall promptly pay the Excess Costs prior to seeking any disbursement of the New Allowance. Landlord shall not be obligated to make any disbursement of the New Allowance under this Section 5 until Tenant provides satisfactory written documentation (i.e., the same documentation that is required in connection with a Requisition [as hereinafter defined]) to Landlord that Tenant has paid any applicable Excess Costs. Prior to each Requisition, Tenant shall submit a certification from an architect selected by Tenant and approved by Landlord in its reasonable discretion (the “Architect”) to Landlord stating (i) the cost of the Tenant Improvement Work that has been completed and for which payment is being requested, and (ii) the Architect’s then-current estimate of the total cost of the remaining portion of the Tenant Improvement Work (other than soft costs, which soft costs will be certified by Tenant).

Subject to the above paragraph, Landlord shall make payments to Tenant or the General Contractor requested in connection with each Requisition in a prompt and timely manner, based on appropriate invoices and documentation from the General Contractor and the Architect during the progress of the Tenant Improvement Work.

Payments on account of the Tenant Improvement Work shall be made by Tenant to the applicable contractor or vendor within thirty (30) days of receipt of invoice therefor by the General Contractor. Tenant shall pay 100% of any Change Order Costs or other Excess Costs over and above the amount of the New Allowance on account of the Tenant Improvement Work. For the purposes hereof, a “Requisition” shall mean written documentation (including, without limitation, invoices, lien waivers (in hand, for all past payments and, for all current payments, prospective, to be delivered in exchange for the payments), and such other documentation as Landlord or Landlord’s mortgagee may reasonably request) showing in reasonable detail the costs of the item in question. Each Requisition shall be accompanied by evidence reasonably satisfactory to Landlord that items, services and work covered by such Requisition have been fully paid by Tenant or, to the extent such items are paid by Landlord directly to the contractor, that lien waivers with respect to such payments have in fact been received. Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect Tenant’s books and records relating to each Requisition in order to verify the amount thereof. Tenant shall submit Requisition(s) no more often than monthly. In the event that Landlord shall fail to pay when due hereunder any amounts of the New Allowance, and such failure continues for a period of sixty (60) days after Tenant shall have provided written notice to Landlord of such failure, Tenant shall have a right of offset against Annual Fixed Rent as more particularly provided in Section 7(b) of this Fourth Amendment.

(C)        Conditions.

i.            Landlord shall have no obligation to advance funds on account of New Allowance unless and until Landlord has received the Requisition in question.

ii.           Except with respect to work and/or materials previously paid for by Tenant, as evidenced by paid invoices and written lien waivers provided to Landlord, Landlord shall have the right to have the New Allowance paid directly to Tenant’s contractor(s), consultants, service providers, and vendor(s).

iii.          Landlord’s obligation to pay any portion of New Allowance shall be conditioned upon there being no Event of Default at the time that Landlord would otherwise be required to make such payment.

iv.          Landlord shall have no obligation to advance funds on account of the New Allowance unless and until Tenant has first paid any sums required from Tenant in order to pay Excess Costs such that the Progress Ratio is equal to or great than the TI Percentage.

6.          DISPUTES. Any dispute between the parties with respect to the provisions of this Exhibit shall be submitted to arbitration in accordance with Section 16.32 of the Lease.

EXHIBIT L

Superior Expansion Rights To Lease Expansion Space

None.

EXHIBIT M

Plan of ROFO Space A

This plan is intended only to show the general layout of ROFO Space A as of the date of this Fourth Amendment. Any depiction of interior windows, walls, cubicles, modules, furniture and equipment on this plan is for illustrative purposes only, but does not mean that such items exist. Landlord is not required to provide, install or construct any such items. It does not in any way supersede any of Landlord’s rights set forth in the Lease with respect to arrangements and/or locations of public parts of the Building. It is not necessarily to scale; any measurements or distances shown should be taken as approximate. The inclusion of elevators, stairways, electrical and mechanical closets, and other similar facilities for the benefit of occupants of the Building does not mean such items are part of ROFO Space A.

EXHIBIT N

Plan of ROFO Space B

This plan is intended only to show the general layout of ROFO Space B as of the date of this Fourth Amendment. Any depiction of interior windows, walls, cubicles, modules, furniture and equipment on this plan is for illustrative purposes only, but does not mean that such items exist. Landlord is not required to provide, install or construct any such items. It does not in any way supersede any of Landlord’s rights set forth in the Lease with respect to arrangements and/or locations of public parts of the Building. It is not necessarily to scale; any measurements or distances shown should be taken as approximate. The inclusion of elevators, stairways, electrical and mechanical closets, and other similar facilities for the benefit of occupants of the Building does not mean such items are part of ROFO Space B.

EXHIBIT O

Plan of ROFO Space C

This plan is intended only to show the general layout of ROFO Space C as of the date of this Fourth Amendment. Any depiction of interior windows, walls, cubicles, modules, furniture and equipment on this plan is for illustrative purposes only, but does not mean that such items exist. Landlord is not required to provide, install or construct any such items. It does not in any way supersede any of Landlord’s rights set forth in the Lease with respect to arrangements and/or locations of public parts of the Building. It is not necessarily to scale; any measurements or distances shown should be taken as approximate. The inclusion of elevators, stairways, electrical and mechanical closets, and other similar facilities for the benefit of occupants of the Building does not mean such items are part of ROFO Space C.

EXHIBIT P

Superior Expansion Rights To Lease ROFR Space

None

EXHIBIT Q

Plan of ROFR Space

This plan is intended only to show the general layout of the ROFR Space as of the date of this Fourth Amendment. Any depiction of interior windows, walls, cubicles, modules, furniture and equipment on this plan is for illustrative purposes only, but does not mean that such items exist. Landlord is not required to provide, install or construct any such items. It does not in any way supersede any of Landlord’s rights set forth in the Lease with respect to arrangements and/or locations of public parts of the Building. It is not necessarily to scale; any measurements or distances shown should be taken as approximate. The inclusion of elevators, stairways, electrical and mechanical closets, and other similar facilities for the benefit of occupants of the Building does not mean such items are part of the ROFR Space.

EXHIBIT R

Form of Letter of Credit

_______________________

[Name of Financial Institution]

Irrevocable Standby Letter of Credit No. Issuance Date: Expiration Date: Applicant:

Beneficiary

[Insert Name of Landlord]

[Insert Building management office address]

__________________________

__________________________

__________________________

Ladies/Gentlemen:

We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of                      U.S. Dollars ($                     ) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.	An original copy of this Irrevocable Standby Letter of Credit.

2.	Beneficiary’s dated statement purportedly signed by an authorized signatory or agent reading: “This draw in the amount of U.S. Dollars ($ ) under your Irrevocable Standby Letter of Credit No. represents funds due and owing to us pursuant to the terms of that certain lease by and between , as landlord, and , as tenant, and/or any amendment to the lease or any other agreement between such parties related to the lease.”

It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least 60 days prior to such expiration date or applicable anniversary thereof, we notify you in writing, by certified mail return receipt requested or by recognized overnight courier service, that we elect not to so renew this Irrevocable Standby Letter of Credit. A copy of any such notice shall also be sent, in the same manner, to:                              [insert second notice address for beneficiary]. In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit in accordance with 1 and 2 above in the event that we elect not to renew this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement purportedly signed by an authorized signatory or agent of Beneficiary stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease. We further acknowledge and agree that: (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary’s signed statement and regardless of whether Applicant disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall permit full and partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you shall be entitled to transfer your interest in this Irrevocable Standby Letter of Credit from time to time and more than one time without our approval and without charge to Beneficiary. The Applicant shall be responsible for payment of such transfer or related fee or charge for any transfer.

This Irrevocable Standby Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision) ICC Publication No. 500.

We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at ________________________________ to the attention of ________________________________.

Very truly yours,

_____________________________

[name]

[title]

ADDENDUM NO. 1

This ADDENDUM NO. 1 (this “Addendum”) is made in connection with and is a part of that certain Fourth Amendment To Lease Agreement, dated as of April 1, 2013, by and between DWF III Davenport, LLC, a Delaware limited liability company, as Landlord, and Hubspot, Inc., a Delaware corporation, as Tenant, (the “Fourth Amendment”).

1.      Definitions and Conflict. All capitalized terms referred to in this Addendum shall have the same meaning as provided in the Fourth Amendment, except as expressly provided to the contrary in this Addendum. In case of any conflict between any term or provision of the Fourth Amendment and any exhibits attached thereto and this Addendum, this Addendum shall control.

2.      First Offer Expansion Right. If no Event of Default then exists, Hubspot, Inc., itself, a Permitted Tenant Successor, and/or Tenant Affiliates shall have the right (the “First Offer Right”) only during the period beginning on the date of the Fourth Amendment and thereafter so long as the Term of this Lease continues (the “First Offer Period”), to expand into the space shown as ROFO Space A on Exhibit M of the Fourth Amendment (“Space A”), ROFO Space B on Exhibit N of the Fourth Amendment (“Space B”) and ROFO Space C on Exhibit O of the Fourth Amendment (“Space C”), all of which spaces are located in the Building at 25 First Street, Cambridge, MA (the “Building”) (Space A, Space B and Space C shall together be referred to as the “Expansion Space”), solely in accordance with the terms of this Section 2 and its subsections; provided, however, that the First Offer Right shall not be applicable to (i) a renewal, expansion, assignment or sublease of any lease or any new lease with any existing tenant or any partner, attorney, employee, agent or affiliate of any existing tenant for space in any portion of the Expansion Space, (ii) any expansion options or similar rights granted to any other existing tenant as of the date of this Lease in the Building pursuant to its lease (which rights of such parties under this clause (ii) are set forth on Exhibit L attached to the Fourth Amendment), or (iii) the inclusion of any other space in addition to the Expansion Space.

2.1      Process. During the First Offer Period, if the First Offer Right applies as described in the above paragraph and Landlord reasonably determines that all or any portion of the Expansion Space will be available for leasing to third parties during the First Offer Period, at any time after Landlord makes such reasonable determination but before Landlord leases such Expansion Space to third parties, Landlord will propose such space (the “Offered Expansion Space”) to Tenant for lease at a rental rate and other terms and conditions acceptable to Landlord in its sole and absolute discretion (“Landlord’s Expansion Proposal”). No court, arbitrator, mediator, appraiser or other third party shall have the right to determine the terms and conditions for any lease terms in Landlord’s Expansion Proposal. Tenant shall have five (5) business days within which to agree to lease all (and not just a portion of) the Offered Expansion Space on the terms set forth in Landlord’s Expansion Proposal or to reject such proposal. The failure of Tenant to provide unconditional and irrevocable written notice of acceptance shall be deemed a rejection. If Tenant provides written notice of acceptance of Landlord’s Expansion Proposal but makes any change in the terms for the lease of the Offered Expansion Space, then it shall be deemed a rejection of Landlord’s Expansion Proposal.

2.2      Effect of Non-Acceptance. If Tenant does not accept the offer to lease the Offered Expansion Space, Landlord shall be free to lease all or any portion of the Expansion Space (including, without limitation, any space that is part of the Expansion Space but was not part Offered Expansion Space) to any other party on such terms proposed in Landlord’s Expansion Proposal, or on any other terms which may be different than the terms in Landlord’s Expansion Proposal, in which case Tenant’s right to lease all or any portion of the Expansion Space shall automatically lapse and be of no further force and effect, notwithstanding that Landlord may or may not actually lease all or any portion of the Expansion Space to other parties. Tenant acknowledges that Landlord shall have the right to lease portions of the Expansion Space to different parties, but that Tenant’s First Offer Right under Section 2 and its subsections only pertains to the Offered Expansion Space.

2.3      Election to Expand. If Tenant accepts Landlord Expansion Proposal as provided above, then the parties shall enter into an amendment of the Lease to include all of the Offered Expansion Space on the terms set forth in Landlord’s Proposal Notice within fifteen (15) days after Landlord’s receipt of Tenant’s acceptance; however, the failure of Tenant to execute such amendment within said time period shall not relieve Tenant of its obligation to lease the Offered Expansion Space on the terms set forth in Landlord’s Expansion Proposal.

2.4      Personal Option. The foregoing First Offer Right to lease the Expansion Space is personal to the original Tenant signing the Lease, but may not be assigned or transferred to or exercised by any assignee, sublessee or transferee under an assignment or sublease (unless such assignee, sublessee or transferee is a Permitted Tenant Successor or a Tenant Affiliate).

FIFTH AMENDMENT TO LEASE AGREEMENT

This FIFTH AMENDMENT TO LEASE AGREEMENT (this “Fifth Amendment”) is dated as of the 12th day of June, 2013 by and between DWF III DAVENPORT, LLC, a Delaware limited liability company, as Landlord (the “Landlord”), and HUBSPOT, INC., a Delaware corporation, as Tenant (the “Tenant”).

BACKGROUND

A.        Landlord and Tenant are holders of the landlord’s and tenant’s interests, respectively, under a Lease (the “Original Lease”) dated as of March 10,2010, by and between 25 First Street, LLC, as landlord, and Hubspot, Inc., as tenant, for space on the first (1st) and second (2nd) floors of the building known and numbered as 25 First Street, Cambridge, Massachusetts (the “Building”), which space is defined in the Lease as the “Core Premises”, the “First Amendment Additional Premises”, the “Second Amendment Additional Premises”, and the “Third Amendment Additional Premises”.

B.        The Original Lease was amended by a First Amendment To Lease Agreement dated as of February 1, 2011 (the “First Amendment”), a Second Amendment To Lease Agreement dated as of September 20, 2012 (the “Second Amendment”), a Third Amendment To Lease Agreement dated as of February 4, 2013 (the “Third Amendment”), and a Fourth Amendment To Lease Agreement dated as of April 1, 2013 (the “Fourth Amendment”) (as so amended, the Original Lease shall be referred to herein as the “Lease”). Capitalized terms not defined herein shall have the same meanings ascribed to them in the Lease.

C.        The “Fourth Amendment Additional Premises” (which space consists of various components) shall be added to the Premises under the Lease in accordance with the schedule set forth in Section 2(a) of the Fourth Amendment.

D.        The “Fourth Amendment 6,426 RSF Premises,” one of the components of the Fourth Amendment Additional Premises, is currently scheduled to be added to the Premises on the Scheduled Commencement Date of August 1, 2014.

E.        The parties desire to (i) accelerate the Scheduled Commencement Date for the Fourth Amendment 6,426 RSF Premises to July 15,2013 and (ii) amend the Lease in certain other respects.

F.        The acceleration of the Scheduled Commencement Date for the Fourth Amendment 6,426 RSF Premises to July 15, 2013 is expressly conditioned upon Landlord’s ability to finalize an agreement or arrangement to recapture, effective as of July 15,2013, the Fourth Amendment RSF Premises from the current tenant thereof, Strata Diagnostics, Inc. (“Strata”).

WITNESSETH:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.        ACCELERATION OF SCHEDULED COMMENCEMENT DATE FOR FOURTH AMENDMENT 6,426 RSF PREMISES. Section 2(a) of the Fourth Amendment is hereby amended by deleting the date “August 1, 2014” as the Scheduled Commencement Date for the Fourth Amendment 6,426 RSF Premises and substituting therefor the date “July 15, 2013”.

2.        CHANGE IN NEW ALLOWANCE AMOUNT. Section 7(a) of the Fourth Amendment is hereby amended by deleting the amount “$2,166,982.29” as the New Allowance and substituting therefor the amount “$2,191,307.38”.

3.        BROKERAGE. Landlord and Tenant each represents and warrants to the other party that it has not authorized, retained or employed, or acted by implication to authorize, retain or employ, any real estate broker or salesman to act for it or on its behalf in connection with this Fifth Amendment so as to cause the other party to be responsible for the payment of a brokerage commission, except for Cushman and Wakefield of Massachusetts and T3 Advisors (collectively, the “Brokers”). Landlord and Tenant shall each indemnify, defend and hold the other party harmless from and against any and all claims by any real estate broker or salesman (other than the Brokers) whom the indemnifying party authorized, retained or employed, or acted by implication to authorize, retain or employ, to act for the indemnifying party in connection with this Fifth Amendment.

4.        RATIFICATION OF LEASE PROVISIONS. Except as otherwise expressly amended, modified and provided for in this Fifth Amendment, Tenant hereby ratifies all of the provisions, covenants and conditions of the Lease, and such provisions, covenants and conditions shall be deemed to be incorporated herein and made a part hereof and shall continue in full force and effect.

5.        ENTIRE AMENDMENT. This Fifth Amendment contains all the agreements of the parties with respect to the subject matter hereof and supersedes all prior dealings between the parties with respect to such subject matter.

6.        BINDING AMENDMENT. This Fifth Amendment shall be binding upon, and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

7.        GOVERNING LAW. This Fifth Amendment shall be governed by the laws of the Commonwealth of Massachusetts.

8.        AUTHORITY. Landlord and Tenant each warrant to the other that the person or persons executing this Fifth Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Fifth Amendment.

9.        NO RESERVATION. Preparation of this Fifth Amendment by Landlord or Landlord’s attorney and the submission of this Fifth Amendment to Tenant for examination or signature is without prejudice and does not constitute a reservation, option or offer to lease upon the terms set forth herein. This Fifth Amendment shall not be binding or effective until this Fifth Amendment shall have been executed and delivered by each of the parties hereto, and Landlord or Tenant reserves the right to withdraw this Fifth Amendment upon written notice to the other party from consideration or negotiation at any time prior to the respective party’s execution and delivery of this Fifth Amendment, which withdrawal shall be without prejudice, recourse or liability.

10.        COUNTERPARTS. This Fifth Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Additionally, telecopied or emailed signatures may be used in place of original signatures on this Fifth Amendment. Landlord and Tenant intend to be bound by the signatures on the telecopied or emailed document, are aware that the other party will rely on the telecopied or emailed signatures, and hereby waive any defense to the enforcement of the terms of this Fifth Amendment based on the form of such signatures.

11.        CONDITION PRECEDENT TO ACCELERATION OF SCHEDULED COMMENCEMENT DATE FOR FOURTH AMENDMENT 6,426 RSF PREMISES. In the event that Landlord shall be unable to finalize by June 27, 2013 an agreement or arrangement with Strata allowing Landlord to recapture the Fourth Amendment 6,426 RSF Premises for an effective recapture date of July 15, 2013, Landlord shall have the right to notify Tenant in writing on or before July 1, 2013 that the Scheduled Commencement Date for the Fourth Amendment 6,426 RSF Premises shall remain August 1, 2014 and shall not be accelerated to July 15,2013. In the event that Landlord delivers such written notice to Tenant under the prior sentence: (i) the Scheduled Commencement Date for the Fourth Amendment 6,426 RSF Premises shall remain August 1, 2014; and (ii) the New Allowance under Section 7(a) of the Fourth Amendment shall remain $2,166,982.89.

[SIGNATURES ON THE FOLLOWING PAGE]

LANDLORD: DWF III DAVENPORT, LLC, a Delaware limited liability company
By:	Divco West Real Estate Services, Inc., a Delaware corporation, Its Agent

	By:	/s/ James Teng
		Name:	James Teng
		Title:	Managing Director

TENANT: HUBSPOT, INC., a Delaware corporation

By:	/s/ David Stack
	Name:	David Stack
	Title:	CFO

SIXTH AMENDMENT TO LEASE

This SIXTH AMENDMENT TO LEASE AGREEMENT (this “Sixth Amendment”) is dated as of the 9th day of November, 2013 by and between DWF III DAVENPORT, LLC, a Delaware limited liability company, as Landlord (the “Landlord”), and HUBSPOT, INC., a Delaware corporation, as Tenant (the “Tenant”).

BACKGROUND:

A.         Landlord and Tenant are holders of the landlord’s and tenant’s interests, respectively, under a Lease (the “Original Lease”) dated as of March 10, 2010, by and between 25 First Street, LLC, as landlord, and Hubspot, Inc., as tenant, for space on the first (1st) and second (2nd) and fourth (4th) floors of the building known and numbered as 25 First Street, Cambridge, Massachusetts (the “Building”), which space is defined in the Lease as the “Core Premises,” the “First Amendment Additional Premises,” the “Second Amendment Additional Premises,” and the “Third Amendment Additional Premises” and the “Fourth Amendment Additional Premises.”

B.         The Original Lease was amended by a First Amendment To Lease Agreement dated as of February 1, 2011 (the “First Amendment”), a Second Amendment To Lease Agreement dated as of September 20, 2012 (the “Second Amendment”), a Third Amendment To Lease Agreement dated as of February 4, 2013 (the “Third Amendment”), a Fourth Amendment To Lease Agreement dated as of April 1, 2013 (the “Fourth Amendment”) and a Fifth Amendment To Lease dated as of June 12, 2013 (the “Fifth Amendment”) (as so amended, the Original Lease shall be referred to herein as the “Lease”). Capitalized terms not defined herein shall have the same meanings ascribed to them in the Lease.

C.         Tenant has requested that Landlord grant to Tenant a license to connect to and use an existing generator owned by Landlord located at the Building that is owned by Landlord and that is more particularly described below (the “Backup Power System”), and Landlord has granted such request, subject to Tenant’s compliance with the terms hereof.

WHEREAS, Landlord and Tenant desire to amend the Lease to memorialize their agreement with respect to the Backup Power System, all as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Landlord and Tenant agree as follows:

1.         Capitalized Terms. Capitalized terms not otherwise expressly defined herein shall have the meanings ascribed to them in the Lease.

2.         Licenses. As of the date hereof, the Lease is amended by adding the following as a new Section 16.34 thereof:

“16.34. Generator. Landlord grants to Tenant a license to access and use Landlord’s 230kw/480v diesel-powered standby generator located outside the rear of the Building and its associated automatic transfer switch located within the main switchgear room in the basement of the Building (the ‘Backup Power System’). The license granted under this Section 16.34 for the Backup Power System shall be referred to herein as the ‘Generator License’. Landlord represents and warrants that it has full power and authority and all necessary rights to grant the Generator License to Tenant.

Tenant shall have the right to install, at Tenant’s sole cost and expense, conduits, wire, panels and transformers (collectively, ‘Tenant’s Equipment’) connecting the Premises to the Backup Power System. Tenant is not obligated to install any Tenant’s Equipment, or to use or operate the Backup Power System; provided, however, that Tenant shall nevertheless be obligated to pay the License Fee described below to Landlord for so long as the term of the Generator License is in effect and pursuant to the terms and conditions set forth herein.

Tenant shall be responsible for all installation fees and costs for the installation of Tenant’s Equipment, the connection to the Backup Power System and any modifications to the Backup Power System that are required as a result of such connection. A drawing depicting the proposed location of Tenant’s Equipment and the connection to the Backup Power System is attached hereto as Schedule 1. At all times during the term of the Generator License, Tenant shall maintain and repair, at Tenant’s sole cost and expense, Tenant’s Equipment and the Backup Power System in good, operational working order and condition and in compliance with all applicable laws, codes, ordinances, orders, directives, rules and regulations, all insurance requirements, and all reasonable rules and regulations which may be promulgated by Landlord and of which Tenant is notified in writing from time to time. If all or any part of the Backup Power System (including, without limitation, the generator) requires replacement prior to the end of the term of the Generator License, Tenant shall replace the same, at Tenant’s sole cost and expense, with a new or replacement item of similar or better quality and function. A replacement will only be considered required if the Backup Power System functions improperly and Tenant, or Tenant’s designated service provider, cannot remedy such improper function after making reasonable attempts to do so. If Tenant is using or operating the Backup Power System, Tenant shall also maintain a preventative maintenance service contract for the Backup Power System with a licensed generator maintenance contractor and shall provide Landlord with copies of such reports on an annual basis or within fifteen (15) days of Landlord’s request (but not more than twice per year) from time-to-time. Tenant shall also arrange for the testing of the Backup Power System at least once per year, and provide the results of such testing to Landlord within five (5) days of the date of Tenant’s receipt of such results.

Tenant shall pay to Landlord a license fee of One Thousand and 00/100 ($1,000.00) Dollars (the “License Fee”) per month (prorated for any partial month) in connection with the license to use the Backup Power System, commencing as of the earlier of (i) November 1, 2013 or (ii) the first day that Tenant connects Tenant’s Equipment to the Backup Power System. The License Fee shall be paid to Landlord with Tenant’s monthly payment of Annual Fixed Rent as described in the Lease. In addition, Tenant shall (i) pay directly to the applicable provider all fuel costs related to the operation of the Backup Power System and (ii) pay any ongoing legally required permitting costs relating to the use and operation of the Backup Power System.

2

Tenant acknowledges that (a) Landlord makes no warranty or representation with respect to the Backup Power System or its suitability for Tenant’s use, and (b) Landlord shall have no responsibility or liability to Tenant in connection with any failures, disruptions or malfunctions of such Backup Power System. Tenant hereby releases Landlord and its property manager and their respective agents and employees, and waives any and all claims for damage or injury to person or property or loss of business sustained by Tenant, in connection with or resulting from the Backup Power System becoming in disrepair, malfunctioning, or failing, all as further set forth in Section 12.1 of the Original Lease, which shall apply to the license granted pursuant to this Section 16.34.

Tenant’s right to use the Backup Power System is exclusive to Tenant and granted solely to service the Premises, and Tenant shall not permit the use of the Backup Power System by any other party, except for its service providers, contractors or agents. Landlord shall have the right to inspect the Tenant’s Equipment and the Backup Power System, not more than twice per year (except in the case of an emergency), upon twenty-four (24) hours prior notice to Tenant (or without prior notice in the case of an emergency), to ensure compliance with the terms of this Lease. Landlord will not cause, or enter into any agreement that would cause, a material impediment to Tenant’s exercise of the Generator License or compliance with its obligations related thereto.

The Generator License shall terminate on the earlier of (i) the termination or expiration of this Lease, or (ii) upon ninety (90) days prior written notice of termination by Tenant to Landlord, which notice may be provided at any time during the Term of this Lease at Tenant’s option. In the event of termination, Tenant will be obligated to pay the License Fee up through the date of termination, and following the date of termination all of Tenant’s maintenance, service repair, replacement and payment obligations (if any) associated with the Generator License will cease (except as provided in the next sentence). The prior sentence, however, shall not affect Landlord’s rights to enforce any defaults by Tenant existing as of the date of the termination of the Generator License with respect to Tenant’s payment, repair or replacement obligations, nor affect Landlord’s right to enforce Tenant’s indemnification obligations with respect to Hazardous Materials described below, which enforcement rights shall survive the termination of the Generator License. Upon termination of the Generator License, unless otherwise specified by Landlord, Tenant shall return the Backup Power System to Landlord in good and operable condition, reasonable wear and tear excepted. Upon termination of the Generator License (but subject to the next paragraph), Tenant will provide to Landlord Tenant’s Equipment, which Landlord will accept with the Backup Power System. Landlord acknowledges that (a) Tenant makes no warranty or representation with respect to Tenant’s Equipment or its suitability for use, and (b) Tenant shall have no responsibility or liability to Landlord or any third party in connection with any failures, disruptions or malfunctions of Tenant’s Equipment. Landlord hereby releases Tenant and its respective agents and employees, and waives any and all claims, for damage or injury to person or property or loss of business sustained by Landlord (or another party) after the date of the termination of the Generator License in connection with Landlord’s or another party’s use of Tenant’s Equipment.

Notwithstanding the provisions of the prior paragraph, if Tenant exercises its right to terminate the Generator License for Tenant’s convenience pursuant to clause (ii) of the first sentence of the prior paragraph or if the Lease is terminated by Landlord in accordance with

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Section 15.2 of the Lease due to an Event of Default, then upon Landlord’s written request pursuant to the next sentence, Tenant will remove, at Tenant’s sole cost and expense, all or a portion of Tenant’s Equipment installed in connection with the Backup Power System to the extent necessary to allow the Backup Power System to be reused by Landlord or another party. Landlord’s written request to remove Tenant’s Equipment in accordance with the prior sentence must be provided to Tenant within thirty (30) days from Landlord’s receipt of Tenant’s notice of termination or Tenant’s receipt of Landlord’s notice of termination (as applicable). Should Tenant require access to or use of the Backup Power System in order to remove Tenant’s Equipment after the termination of the Generator License, Landlord will permit Tenant the right to reasonably access and use the Backup Power System, to the extent reasonably necessary to remove Tenant’s Equipment.

Tenant may not install any additional conduits or other related equipment (other than the Tenant’s Equipment) in connection with the Backup Power System without first obtaining Landlord’s prior written consent, which consent will not be unreasonably withheld.

Tenant shall indemnify, defend with counsel engaged in Tenant’s discretion and hold Landlord, Landlord’s managing agent and any mortgagee of the Building fully harmless from and against any and all liability, loss, suits, claims, actions, causes of action, proceedings, demands, costs, penalties, damages, fines and expenses, including, without limitation, attorneys fees, consultants’ fees, laboratory fees and clean up costs, and the costs and expenses of investigating and defending any claims or proceedings, resulting from, or attributable to (i) the release of any ‘Hazardous Materials’ at, on, under or around the Building arising from the operation, repair, maintenance, replacement or removal by Tenant (or its officers, employees, contractors and agents) of the Backup Power System to the extent such Hazardous Materials were used by Tenant in connection with the operation of the Backup Power System or implanted, deposited or placed by Tenant (or its officers, employees, contractors or agents), and (ii) any violation(s) by Tenant (or its respective officers, employees, contractors, agents or invitees) of any applicable law (including under any ‘Environmental Laws’) regarding Hazardous Materials from or relating to the Backup Power System. This hold harmless and indemnity shall survive the termination of the Generator License.

For purposes of this Lease, ‘Hazardous Materials’ shall mean any substance regulated under any Environmental Law, including those substances defined in 42 U.S.C. Sec. 9601(14) or any related or applicable federal, state or local statute, law, regulation, or ordinance, pollutants or contaminants (as defined in 42 U.S.C. Sec. 9601(33), petroleum (including crude oil or any fraction thereof), any form of natural or synthetic gas, sludge (as defined in 42 U.S.C. Sec. 6903(26A), radioactive substances, medical or biological hazard wastes, hazardous waste (as defined in 42 U.S.C. Sec. 6903(27)) and any other hazardous wastes, hazardous substances, contaminants, pollutants or materials as defined, regulated or described in any of the Environmental Laws. As used in this Lease, ‘Environmental Laws’ means all applicable federal, state and local laws relating to the protection of the environment or health and safety and/or the disposition of Hazardous Materials, and any rule or regulation promulgated thereunder and any order, standard, interim regulation, moratorium, policy or guideline of or pertaining to any federal, state or local government, department or agency.”

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3.         Reimbursement of Legal Fees. Promptly upon Landlord’s request following the execution hereof, Tenant shall reimburse Landlord for the legal fees not to exceed $3,500.00 actually incurred by Landlord in connection with the drafting and negotiation of this Amendment.

4.         Brokerage Representation. Tenant represents to Landlord that Tenant has not dealt with any broker or agent in connection with this Sixth Amendment, and no broker or agent negotiated this Sixth Amendment. Tenant agrees to indemnify, defend and hold Landlord, its asset manager, its property manager and their respective employees, harmless from and against any claims for a fee or commission made by any broker or agent claiming to have acted by or on behalf of Tenant in connection with this Sixth Amendment.

5.         Successors and Assigns. It is mutually agreed that all covenants, conditions and agreements set forth in the Lease (as hereby amended) shall remain binding upon the parties and inure to the benefit of the parties hereto and their respective successors and assigns.

6.         Continued Effectiveness of Lease. Except as modified hereby, all other terms and conditions of the Lease shall remain unchanged and in full force and effect and are hereby ratified and confirmed by the parties hereto.

7.         No Offer for Amendment. The submission of this Sixth Amendment shall not constitute an offer, and this Sixth Amendment shall not be effective and binding unless and until fully executed and delivered by each of the parties hereto.

8.         Controlling Effect of Sixth Amendment. Any inconsistencies or conflicts between the terms and provisions of the Lease and the terms and provisions of this Sixth Amendment shall be resolved in favor of the terms and provisions of this Sixth Amendment.

9.         Only Modifications in Writing. This Sixth Amendment shall not be modified except in writing signed by both parties hereto.

10.        Authority of Tenant and Landlord and Parties Signing for Tenant and Landlord. Tenant and Landlord each represent and warrant for itself that all requisite organizational action has been taken in connection with this transaction, and the individuals signing on behalf of Tenant and Landlord (respectively) are duly authorized to bind the Tenant and Landlord (respectively) by their signature.

11.        Counterpart Execution. This Sixth Amendment may be executed in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one fully executed original Sixth Amendment, binding upon the parties hereto, notwithstanding that all of the parties hereto may not be signatories to the same counterpart. Additionally, telecopied or e-mailed signatures may be used in place of original signatures on this Sixth Amendment. Landlord and Tenant intend to be bound by the signatures on the telecopied or e-mailed document, are aware that the other party will rely on the telecopied or e-mailed signatures, and hereby waive any defenses to the enforcement of the terms of this Sixth Amendment based on the form of signature.

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[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment on the date first indicated above.

LANDLORD: DWF III DAVENPORT, LLC, a Delaware limited liability company
By:	Divco West Real Estate Services, Inc., a Delaware corporation, its Agent

	By:	/s/ [ILLEGIBLE]
Name:
Title:

TENANT: HUBSPOT, INC., a Delaware corporation

By:	/s/ David Stack
	Name:	David Stack
	Title:	CFO

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SCHEDULE 1

DEPICTION OF LOCATION OF CONDUITS AND CONNECTION POINT TO THE BACKUP

POWER SYSTEM

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